Registration No. 333-274435

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 7 to FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEALTHY CHOICE WELLNESS CORP.

(Exact name of registrant as specified in its charter)

Delaware	5411	88-4128927
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(Employer Identification Number)

3800 North 28th Way

Hollywood, FL 33020

(305) 600-5004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey Holman

Chief Executive Officer

3800 North 28th Way

Hollywood, FL 33020

(305) 600-5004

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin T. Schrier, Esq. Cozen O’Connor 200 S. Biscayne Boulevard 30th Floor Miami, FL 33131 Tel: 305-704-5954	Barry I. Grossman, Esq. Sarah E. Williams, Esq. Justin Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

● Public Offering Prospectus. A prospectus to be used for the initial public offering (the “Public Offering Prospectus”) of up to 400,000(1) shares of Class A common stock of Healthy Choice Wellness Corp. (the “Company”), with such shares to be sold in a firm commitment underwritten offering through the underwriters named on the cover page of the Public Offering Prospectus.

● Resale Prospectus. A prospectus to be used for the resale by the selling stockholders (the “Selling Stockholders”) set forth in the section of the resale prospectus (the “Resale Prospectus”) entitled “Selling Stockholders” of an aggregate of 188,889 shares of Class A common stock issuable upon exercise of outstanding common stock purchase warrants.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

● they contain different outside and inside front covers and back covers;

● they contain different “Offering” sections in the “Prospectus Summary” section beginning on page Alt-2;

● they contain different “Use of Proceeds” sections on page Alt-3;

●the “Capitalization” and “Dilution” sections from the Public Offering Prospectus are deleted from the Resale Prospectus;

● a “Selling Stockholders” section is included in the Resale Prospectus;

● the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Plan of Distribution” is inserted in its place in the Resale Prospectus; and

● the “Legal Matters” section in the Resale Prospectus on page Alt-5 deletes the reference to counsel for the underwriters.

The Company has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the initial public offering by the Company. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages, and such other changes as may be necessary to clarify references to the initial public offering or the resale offering and will be used for the resale offering by the Selling Stockholders.

(1) Assumes the underwriters’ option to purchase up to 60,000 additional shares of Class A common stock to cover over-allotments if any, has not been exercised.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 29, 2024

PRELIMINARY PROSPECTUS

400,000 Shares of Class A Common Stock

Healthy Choice Wellness Corp. (the “Company” or “HCWC”) is offering 400,000 shares of our Class A common stock.

No public market currently exists for either our Class A common stock or our Class B common stock. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. The offering price of our Class A common stock is expected to be between $9.00 and $11.00 per share and the number of shares of Class A common stock offered hereby is based upon an assumed offering price of $10.00 per share, the midpoint of such estimated price range. See “Determination of Offering Price” on page 28 of this prospectus. HCWC has applied to be listed on the NYSE American exchange under the symbol “HCWC.” The completion of this offering is contingent upon approval for listing on the NYSE American exchange.

Healthier Choices Management Corp.’s (“HCMC”) common stock is currently quoted on the OTC Pink and the closing bid price on August 19, 2024 was $0.00005 and the 52-week range of the quotation has been from $0.00005 to $0.0001. The price range of $9 to $11 of the HCWC Class A common stock in its Offering that is contemporaneous with the Spin-Off is substantially greater than its current OTC Pink quotation of $0.00005. The primary difference between the business and operations of HCMC prior to the Spin-Off and the business and operations of HCWC following the Spin-Off will be the absence of HCMC’s vape product sales and vape-related intellectual property holdings. The estimated price range for the Offering is at a price that the market has not previously supported for HCMC common stock.

Contemporaneously with this offering, HCMC will complete the spin-off of HCWC through the distribution of the outstanding shares of Class A and Class B common stock of the Company to the HCMC stockholders. The consummation of the Spin-Off and the offering are conditioned on the other transaction occurring. The Company consists of the subsidiaries that operate the HCMC retail natural grocery stores, namely Ada’s Natural Market, Paradise Health and Nutrition, Mother Earth’s Storehouse, Green’s Natural Foods, GreenAcres Markets and Ellwood Thompson’s, as well as the Healthy Choice Wellness Centers and the online entity thevitaminstore.com.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, as such, is allowed to provide in this Prospectus more limited disclosures than an issuer that would not so qualify. In addition, for so long as the Company remains an emerging growth company, it may also take advantage of certain limited exceptions from investor protection laws such as the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Investor Protection and Securities Reform Act of 2010, for limited periods. See “Information Statement Summary—Emerging Growth Company Status.”

In reviewing this Prospectus, you should carefully consider the matters described in the section titled “Risk Factors” beginning on page 4 of this Prospectus.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Us
Per Share	$10.00	$	$
Total	$4,000,000	$

We have granted the representative of the underwriters the right to purchase an additional 60,000 shares of our Class A common stock to cover over-allotments.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus is not an offer to sell, or a solicitation of an offer to buy, any securities.

The underwriters expect to deliver the shares of Class A common stock to purchasers on _______, 2024.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is                , 2024.

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TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus and any related free writing prospectus. We take no responsibility for and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus.

Any reference in this prospectus to information that is “contained,” “referred to” or “included” in this prospectus, or any similar expression, includes not only the information expressly set forth in this prospectus but also the information incorporated by reference in this prospectus.

Unless the context requires otherwise, references in this prospectus to the “Company,” “HCWC,” “our company,” “we,” “our,” “us” and similar terms refer to Healthy Choice Wellness Corp., a Delaware corporation, and its subsidiaries, unless the context otherwise requires.

HCWC AND ADDITIONAL FINANCING TRANSACTION

Contemporaneously with this offering, Healthier Choices Management Corp. (“HCMC”) will complete the spin off (the “Spin-Off”) of HCWC through the distribution of its outstanding shares of Class A common stock and Class B common stock (collectively, the “common stock”) to the HCMC stockholders. The consummation of the Spin-Off and the offering are conditioned on the other transaction occurring. The Company consists of the subsidiaries that operate the HCMC natural foods retail stores, namely Ada’s Natural Market, Paradise Health and Nutrition, Mother Earth’s Storehouse, Green’s Natural Foods, GreenAcres Markets and Ellwood Thompson’s as well as Healthy Choice Wellness Centers and the online entity thevitaminstore.com. In the Spin-Off, the shares of HCWC Class A and Class B common stock were distributed to the HCMC stockholders on a pro rata basis based on their ownership of HCMC. For each 208,632 shares of HCMC common stock held by a HCMC stockholder, such stockholder was entitled to receive one (1) share of Class A common stock and three (3) shares of Class B common stock. Stated differently, for each share of HCMC common stock held, an HCMC stockholder will receive 0.000015 shares of Class B common stock in the Spin-Off. Following the completion of this offering (assuming a $10 offering price), the investors in the offering will hold approximately 14.5% of the outstanding HCWC Class A common stock and 4% of all outstanding HCWC common stock.

HCWC has also entered into an agreement to sell shares of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with the gross proceeds from such offering expected to be $13.25 million. The institutional investors that acquired HCMC Series E Preferred Stock are contractually required to purchase the Series A Preferred Stock in the same dollar amounts as they invested in the HCMC Series E Preferred Stock (regardless of whether or not such HCMC Series E Stock has been converted into HCMC common stock). The closing of the sale of the Series A Preferred Stock is expected to occur within 45 days of the completion of the Spin-Off transaction. The purchase price is $1,000 per share of Series A Preferred Stock. The initial conversion price for the Series A Preferred Stock will be the volume weighted average price measured using the 3 trading days preceding the purchase of the Series A Preferred Stock. On the 40th calendar day (the “Reset Date”) after the sale of the Series A Preferred Stock, the conversion price will be reset in the event the closing price of the Class A common stock on such date is less than initial conversion price of the Series A Preferred Stock. The reset conversion price will equal to the lower of (i) 90% of the average of volume weighted average price (the “VWAP”) measured using the 3 trading days preceding the Reset Date and (ii) if the registration statement (registering the shares issuable upon conversion of the Series A Preferred Stock) is declared effective by the SEC after the Reset Date, 90% of the average of the VWAP during 3 trading days immediately following the date such registration statement is declared effective by the Commission; provided, however, in no instance will the conversion price be reset below 30% of the initial conversion price. The holders of the HCWC Series A Preferred Stock shall have voting rights on as converted basis. HCWC will register for resale our Class A common stock issuable upon conversion of the HCWC Series A Preferred Stock. The Series A Preferred Stock will not be convertible until the expiration of the Lock-Up Period (as defined below). The proceeds from the sale of the Series A Preferred Stock will be used for general corporate purposes and potential acquisitions. The HCMC Series E Preferred Stock does not give the holders any rights with respect to HCWC other than to participate in the Distribution if the shares of HCMC Series E Preferred Stock are converted into HCMC Class A and Class B common stock. See “Business - Financing” on page 26 of this prospectus for additional information on the Series A Preferred Stock issuance.

The rights, preferences and privileges of the Class A common stock and Class B common stock are the same. The Class B common stock will not be listed on an exchange and will be subject to a 90-day lock-up period commencing upon the Distribution (the “Lock-Up Period”). Upon the expiration of the Lock-Up Period, such shares of Class B common stock will automatically convert into shares of Class A common stock.

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SUMMARY OF THE BUSINESS

Healthy Choice Wellness Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives.

Through its wholly owned subsidiaries, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com).

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins, and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com).

●	Mother Earth’s Storehouse, an organic and health food and vitamin store in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com).

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries and bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products (www.Greensnaturalfoods.com).

●	Ellwood Thompson’s, an organic and natural health food and vitamin store located in Richmond, Virginia (www.ellwoodthompsons.com).

●	GreenAcres Market, an organic and natural health food and vitamin chain with five store locations in Kansas and Oklahoma. GreenAcres Market is a chain of premier natural foods stores, offering organic and all natural products and vitamins from both top national brands as well as locally sourced specialty brands (www.greenacres.com).

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates a Healthy Choice Wellness Center in Kingston, NY and has a licensing agreement for a Healthy Choice Wellness Center located at the Casbah Spa and Salon in Fort Lauderdale, FL.

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

THE OFFERING

Class A common stock offered by us	400,000 shares of Class A common stock, assuming an initial public offering price of $10.00 per share the midpoint of the initial public offering price range reflected on the cover page of this prospectus.

Option to purchase additional shares of Class A common stock from us	We have granted the underwriters an option to purchase up to an aggregate of 60,000 shares of Class A common stock. This option is exercisable, in whole or in part, within 45 days after the date of this prospectus.

Common stock to be outstanding immediately after this offering(1):	9,800,000 shares, which includes 2,750,000 shares Class A common stock and 7,050,000 shares Class B common stock

Offering Price:	The offering price of our Class A common stock is expected to be between $9.00 and $11.00 per share.

Use of Proceeds

We estimate that the gross proceeds from our issuance and sale of 400,000 shares of our Class A common stock in this offering will be approximately $4 million, based on an assumed offering price of $10 per share, and before deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that our gross proceeds will be approximately $4,600,000 before any underwriting discounts and commissions.

We currently anticipate using the net proceeds from this offering for (1) strategic acquisitions of businesses and (2) for general working capital purposes. See the section titled “Use of Proceeds” for additional information.

Risk Factors	Investing in our Class A and Class B common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

(1)	Excludes 188,889 shares of Class A common stock reserved for issuance upon the full exercise of the Bridge Warrants; and excludes 60,000 overallotment shares of Class A common stock reserved for the underwriters.

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Assuming our Class A common stock is approved for listing on the NYSE American exchange, we expect the Class A common stock will commence trading following the completion of this Offering. We do not expect that a “when-issued” trading market for our Class A common stock will occur. The term “when-issued” means that shares can be traded prior to the time shares are actually available or issued.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not emerging growth companies, including, but not limited to, compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the requirements to hold a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved. We have not decided whether to take advantage of any or all of these exemptions. If we do take advantage of some or all of these exemptions, some investors may find our Class A common stock less attractive. The result may be a less active trading market for our Class A common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an emerging growth company may take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This election is irrevocable.

We could remain an emerging growth company until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (b) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, (c) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (d) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider and carefully read all of the risks and uncertainties described below, as well as other information contained in this prospectus, before making an investment decision with respect to our securities. The occurrence of any of the following risks or those incorporated by reference, or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial condition, results of operations or cash flows. In any such case, the trading price of Class A common stock could decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements and estimates that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks and uncertainties described below and those incorporated by reference.

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RISKS RELATED TO OUR NATURAL GROCERY BUSINESS

We may not be successful in our efforts to grow our grocery business.

Our growth largely depends on our ability to increase sales in our existing natural grocery stores and successfully acquire new stores on a profitable basis. Our comparable store sales growth could be lower than our historical average for various reasons, including the opening of new competing stores that cannibalize sales in existing stores, increased competition, general economic conditions, regulatory changes, price changes as a result of competitive factors and product pricing and availability.

Failure to acquire new stores or experience lower than expected sales in the acquired stores, could materially and adversely affect our growth. Our plans for expansion could place increased demands on our financial, managerial, operational and administrative resources. For example, our planned expansion will require us to increase the number of people we employ and may require us to upgrade our management information system and our distribution infrastructure. These increased demands and operating complexities could cause us to operate our business less efficiently, which could materially and adversely affect our operations, financial performance and future growth.

Our natural grocery stores and any newly acquired stores may negatively impact our financial results in the short-term, and may not achieve expected sales and operating levels on a timely basis or at all.

We will actively pursue new store growth. Our new store openings may not be successful or reach the sales and profitability levels of our existing stores. Although we target particular levels of cash-on-cash returns and capital investment for each of our new stores, new stores may not meet these targets. Any store we open may not be profitable or achieve operating results similar to those of our existing stores. New store openings may negatively impact our financial results in the short-term due to the effect of store opening costs and lower sales and contribution to overall profitability during the initial period following opening. New stores build their sales volume and their customer base over time and, as a result, generally have lower margins and higher operating expenses, as a percentage of net sales, than our existing stores. New stores may not achieve sustained sales and operating levels consistent with our more mature store base on a timely basis or at all. This may have an adverse effect on our financial condition and operating results.

The Company could be adversely affected if consumers lose confidence in the safety and quality of the food supply chain. Adverse publicity about these types of concerns, whether or not valid, could discourage consumers from buying our products. The real or perceived sale of contaminated food products by us could result in a loss of consumer confidence and product liability claims, which could have a material adverse effect on our sales and operations.

Inflation and deflation in the prices of food and other products we sell may affect our sales, gross profit and gross margin. The short-term impact of inflation and deflation is largely dependent on whether or not the effects are passed through to our customers, which is subject to competitive market conditions. Food inflation and deflation is affected by a variety of factors and our determination of whether to pass on the effects of inflation or deflation to our customers is made in conjunction with our overall pricing and marketing strategies. Although we may experience periodic effects on sales, gross profit and gross margins as a result of changing prices, the effect of inflation could have an adverse impact on our future revenues.

In addition, we may not be able to successfully integrate new stores into existing stores and those new stores may not be as profitable as existing stores. Further, we have experienced in the past, and expect to experience in the future, some sales volume transfer from our existing stores to our new stores as some of our existing customers switch to new, closer locations. If our new stores are less profitable than our existing stores, or if we experience sales volume transfer from our existing stores, our financial condition and operating results may be adversely affected.

If we are unable to successfully identify market trends and react to changing consumer preferences in a timely manner, our sales may decrease.

We believe our success depends, in substantial part, on our ability to:

●	anticipate, identify and react to natural and organic grocery and dietary supplement trends and changing consumer preferences in a timely manner;

●	translate market trends into appropriate, saleable product and service offerings in our stores before our competitors; and

●	develop and maintain vendor relationships that provide us access to the newest merchandise, and dairy products that satisfy upgraded standards, on reasonable terms.

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Consumer preferences often change rapidly and without warning, moving from one trend to another among many product or retail concepts. Our performance is impacted by trends regarding natural and organic products, dietary supplements and at-home meal preparation. Consumer preferences towards dietary supplements or natural and organic food products might shift as a result of, among other things, economic conditions, food safety perceptions, reduced or changed consumer choices and the cost of these products. Our store offerings are comprised of natural and organic products and dietary supplements. A change in consumer preferences away from our offerings, including as a result of, among other things, reductions or changes in our offerings, would have a material adverse effect on our business. Additionally, negative publicity regarding the safety of natural and organic products or dietary supplements, or new or upgraded regulatory standards may adversely affect demand for our products and could result in lower customer traffic, sales and results of operations. In addition, reduced or changed consumer choices may result from, among other things, the implementation of our requirements for dairy products that satisfy our pasture-based, non-confinement standards.

If we are unable to anticipate and satisfy consumer preferences in the regions where we operate, our net sales may decrease, and we may be forced to increase markdowns of slow-moving products, either of which could have a material adverse effect on our business, financial condition and results of operations.

Our comparable store sales and quarterly financial performance may fluctuate for a variety of reasons.

Our comparable store sales and quarterly results of operations have fluctuated in the past, and we expect them to continue to fluctuate in the future. A variety of other factors affect our comparable store sales and quarterly financial performance, including:

●	changes in our merchandising strategy or product mix;

●	performance of our newer and remodeled stores;

●	the effectiveness of our inventory management;

●	the timing and concentration of new store openings, and the related additional human resource requirements and pre-opening and other start-up costs;

●	the cannibalization of existing store sales by new store openings;

●	levels of pre-opening expenses associated with new stores;

●	timing and effectiveness of our marketing activities;

●	seasonal fluctuations due to weather conditions and extreme weather-related disruptions;

●	actions by our existing or new competitors, including pricing changes;

●	regulatory changes affecting availability and marketability of products;

●	supply shortages; and

●	general United States economic conditions and, in particular, the retail sales environment.

Accordingly, our results for any one fiscal year or quarter are not necessarily indicative of the results to be expected for any other year or quarter, and comparable store sales of any particular future period may decrease. In the event of such a decrease, the price of our Class A common stock would likely decline.

We may be unable to compete effectively in our markets, which are highly competitive.

The markets for natural and organic groceries and dietary supplements are large, fragmented and highly competitive, with few barriers to entry. Our competition varies by market and includes conventional supermarkets, natural, gourmet and specialty food markets, mass and discount retailers, warehouse clubs, independent health food stores, dietary supplement retailers, drug stores, farmers’ markets, food co-ops, mail order and online retailers and multi-level marketers. These businesses compete with us for customers on the basis of price, selection, quality, customer service, shopping experience or any combination of these or other factors. They also compete with us for products and locations. In addition, some of our competitors are expanding to offer a greater range of natural and organic foods. Many of our competitors are larger, more established and have greater financial, marketing and other resources than us, and may be able to adapt to changes in consumer preferences more quickly, devote greater resources to the marketing and sale of their products, or generate greater brand recognition. An inability to compete effectively may cause us to lose market share to our competitors and could have a material adverse effect on our business, financial condition and results of operations.

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If we, or our third-party suppliers fail to comply with regulatory requirements or are unable to provide products that meet our specifications, our business and our reputation could suffer.

If we, or our third-party suppliers, including suppliers of our private label products, fail to comply with applicable regulatory requirements or to meet our quality specifications, we could be required to take costly corrective action and our reputation could suffer. We do not own or operate any manufacturing facilities, except for our bulk food repackaging facility and distribution center discussed below, and therefore depend upon independent third-party vendors to produce our private label branded products, such as vitamins, minerals, dietary supplements, body care products, food products and bottled water. Third-party suppliers of our private label products may not maintain adequate controls with respect to product specifications and quality. Such suppliers may be unable to produce products on a timely basis or in a manner consistent with regulatory requirements. We depend upon our bulk food repackaging facility and distribution center for the majority of our private label bulk food products. We may also be unable to maintain adequate product specification and quality controls at our bulk food repackaging facility and distribution center or produce products on a timely basis and in a manner consistent with regulatory requirements. In addition, we may be required to find new third-party suppliers of our private label products or to find third-party suppliers to source our bulk foods. There can be no assurance that we would be successful in finding such third-party suppliers that meet our quality guidelines.

Disruption of significant supplier relationships could negatively affect our business.

United Natural Foods, Inc. (together with its subsidiaries, including Albert’s Organics, (“UNFI”)) is our primary supplier of dry grocery and frozen food products, accounting for approximately 41% and 36% of our total purchases in fiscal years 2023 and 2022, respectively. For the six months ended June 30, 2024 and 2023, approximately 36% and 42%, respectively, of our total purchases were from UNFI. Due to this concentration of purchases from a single third-party supplier, the disruption, delay or inability of UNFI to deliver product to our stores in quantities or within service parameters that meet our requirements may materially and adversely affect our operating results while we establish alternative supply chain channels. Consolidation of distributors or the manufacturers that supply them could reduce our supply options and detrimentally impact the terms under which we purchase products. We may not be able to find replacement suppliers on commercially reasonable terms, which would have a material adverse effect on our financial condition, results of operations and cash flows.

The current geographic concentration of our stores creates exposure to local economies, regional downturns or severe weather or catastrophic occurrences.

Our existing natural grocery stores are all located in New York, New Jersey, Virginia and Florida. As a result, our business is currently more susceptible to regional conditions than the operations of more geographically diversified competitors, and we are vulnerable to economic downturns in those regions. Any unforeseen events or circumstances that negatively affect these areas could materially adversely affect our revenues and profitability. These factors include, among other things, changes in demographics, population, competition, consumer preferences, new or revised laws or regulations, hurricanes, fires, floods or other natural disasters in these regions.

Consumers or regulatory agencies may challenge certain claims made regarding our products.

Our reputation could also suffer from real or perceived issues involving the labeling or marketing of our products. Products that we sell may carry claims as to their origin, ingredients or health benefits, including, by way of example, the use of the term “natural.” Although the FDA and USDA each has issued statements regarding the appropriate use of the word “natural,” there is no single, United States government regulated definition of the term “natural” for use in the food industry. The resulting uncertainty has led to consumer confusion, distrust and legal challenges. Plaintiffs have commenced legal actions against a number of food companies that market “natural” products, asserting false, misleading and deceptive advertising and labeling claims, including claims related to genetically modified ingredients. In limited circumstances, the FDA has taken regulatory action against products labeled “natural” but that nonetheless contain synthetic ingredients or components. Should we become subject to similar claims, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded. Adverse publicity about these matters may discourage consumers from buying our products. The cost of defending against any such claims could be significant. Any loss of confidence on the part of consumers in the truthfulness of our labeling or ingredient claims would be difficult and costly to overcome and may significantly reduce our brand value. Any of these events could adversely affect our reputation and brand and decrease our sales, which would have a material adverse effect on our business, financial condition and results of operations.

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We rely heavily on sales of fresh produce and quality natural and organic products, and product supply disruptions may have an adverse effect on our profitability and operating results.

We have a significant focus on perishable products, including fresh produce and natural and organic products. Despite temporary challenges related to the COVID-19 pandemic, we have generally not experienced significant difficulty to date in maintaining the supply of our produce and fresh, natural and organic products that meet our quality standards. However, there is no assurance that these products will be available to meet our needs in the future. The availability of such products at competitive prices depends on many factors beyond our control, including the number and size of farms that grow natural or organic crops or raise livestock that meet our quality, welfare and production standards, tariffs and import regulations or restrictions on foreign-sourced products and the ability of our vendors to maintain organic, non-genetically modified or other applicable third-party certifications for such products. Produce is also vulnerable to adverse weather conditions and natural disasters, such as floods, droughts, storms, frosts, wildfires, earthquakes, hurricanes, pestilences and other extreme or abnormal environmental conditions (including the potential effects of climate change), any of which can lower crop yields and reduce crop size and quality. This could reduce the available supply of, or increase the price of, fresh produce, which may adversely impact sales of our fresh produce and our other products that rely on produce as a key ingredient.

In addition, we and our suppliers compete with other food retailers in the procurement of fresh, natural and organic products, which are often less available than conventional products. If our competitors significantly increase their fresh, natural and organic product offerings due to increases in consumer demand or otherwise, we and our suppliers may not be able to obtain a sufficient supply of such products on favorable terms, or at all, and our sales may decrease, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We could also suffer significant inventory losses in the event of disruption of our supply chain network or extended power outages in our stores or distribution centers. If we are unable to maintain inventory levels suitable for our business needs, it would materially adversely affect our financial condition, results of operations and cash flows.

The decision by certain of our suppliers to distribute their specialty products through other retail distribution channels could negatively impact our revenue from the sale of such products.

Some of the specialty retail products that we sell in our stores are not generally available through other retail distribution channels such as drug stores, conventional grocery stores or mass merchandisers. In the future, our suppliers could decide to distribute such products through other retail distribution channels, allowing more of our competitors to offer these products, and adversely affecting the desirability of these products to our core customers, which could negatively impact our revenues.

A widespread health epidemic could materially impact our business.

Our business could be severely impacted by a widespread regional, national or global health epidemic. A widespread health epidemic may cause customers to avoid public gathering places such as our stores or otherwise change their shopping behaviors. Additionally, a widespread health epidemic could adversely impact our business by disrupting production and delivery of products to our stores and by impacting our ability to appropriately staff our stores.

Union activity at third-party transportation companies or labor organizing activities among our employees could disrupt our operations and harm our business.

Independent third-party transportation companies deliver the majority of our merchandise to our stores and to our customers. Some of these third parties employ personnel represented by labor unions. Disruptions in the delivery of merchandise or work stoppages by employees of these third parties could delay the timely receipt of merchandise, which could result in cancelled sales, a loss of loyalty to our stores and excess inventory.

While all of our employees are currently non-union, our employees may attempt to organize and join a union. We could face union organizing activities at other locations. The unionization of all or a portion of our workforce could result in work slowdowns, could increase our overall costs and reduce the efficiency of our operations at the affected locations, could adversely affect our flexibility to run our business competitively, and could otherwise have a material adverse effect on our business, financial condition and results of operations.

Our products could suffer from real or perceived quality or food safety concerns and may cause unexpected side effects, illness, injury or death that could result in their discontinuance or expose us to lawsuits, any of which could result in unexpected costs and damage to our reputation.

We could be materially, adversely affected if consumers lose confidence in the safety and quality of products we sell. There is substantial governmental scrutiny of and public awareness regarding food safety. We believe that many customers hold us to a higher quality standard than other retailers. Many of our products are vitamins, herbs and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. Unexpected side effects, illness, injury or death caused by our products could result in the discontinuance of sales of our products or prevent us from achieving market acceptance of the affected products. Such side effects, illnesses, injuries and death could also expose us to product liability or negligence lawsuits. Any claims brought against us may exceed our existing or future insurance policy coverage or limits. Any judgment against us that is in excess of our policy limits would have to be paid from our cash reserves, which would reduce our capital resources. Further, we may not have sufficient capital resources to pay a judgment in which case our creditors could levy against our assets. The real or perceived sale of contaminated or harmful products would cause negative publicity regarding our company, brand or products, including negative publicity in social media, which could in turn harm our reputation and net sales and could have a material adverse effect on our business, financial condition and results of operations, or result in our insolvency.

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Fluctuations in commodity prices and availability may impact profitability.

Many products we sell include ingredients such as wheat, corn, oils, milk, sugar, cocoa, nuts and other key commodities. Many commodity prices are subject to significant fluctuations and may be impacted by tariffs. Any increase in prices of such key ingredients may cause our vendors to seek price increases from us, and price decreases may result in our competitors reducing retail prices on items containing such ingredients. If we are unable to mitigate these fluctuations, our profitability may be impacted either through increased costs to us or lower prices and loss of customers due to competitive conditions, which may impact gross margins, or through reduced revenue as a result of a decline in the number and average size of customer transactions.

Higher wage and benefit costs could adversely affect our business.

Changes in federal and state minimum wage laws and other laws relating to employee benefits could cause us to incur additional wage and benefits costs. Increased labor costs brought about by changes in minimum wage laws, other regulations or prevailing market conditions could increase our expenses, which could have an adverse impact on our profitability, or decrease the number of employees we are able to employ, which could decrease customer service levels and therefore adversely impact sales.

Legal proceedings could adversely affect our business, financial condition and results of operations.

Our operations, which are characterized by transactions involving a high volume of customer traffic and a wide variety of product selections, carry a higher exposure to consumer litigation risk when compared to the operations of companies operating in certain other industries. Consequently, we have been, are, and may in the future become a party to individual personal injury, product liability and other legal actions in the ordinary course of our business. While these actions are generally routine in nature, incidental to the operation of our business and immaterial in scope, the outcome of litigation is difficult to assess or quantify. Additionally, we could be exposed to industry-wide or class-action claims arising from the products we carry or industry-specific business practices. Further, we have been, are and may in the future become subject to claims for discrimination, harassment, wages and hours and other federal or state employment matters. While we maintain insurance, such coverage may not be adequate or may not cover a specific legal claim. Moreover, the cost to defend against litigation may be significant. As a result, litigation could have a material adverse effect on our business, financial position and results of operations.

RISKS RELATED TO OUR WELLNESS BUSINESS

Our long-term strategy involves opening new Wellness Centers and is subject to many unpredictable factors.

One key component of our long-term growth strategy is to open new IV hydration centers (“Wellness Centers”) and to operate those Wellness Centers on a profitable basis. We may not be able to open new Wellness Centers as quickly as planned, if at all. We could experience delays or roadblocks in opening Wellness Centers for various reasons, including obtaining labor for construction, hiring adequate staffing and obtaining sufficient supplies to build and operate such Wellness Centers. Delays or failures in opening new Wellness Centers could adversely affect our growth strategy and our business, financial condition and results of operations. As we operate more Wellness Centers, our rate of expansion relative to the size of our Wellness base will eventually decline.

In addition, we may face challenges locating and securing suitable new Wellness Center sites in our target markets. There is no guarantee that a sufficient number of suitable sites will be available in desirable areas or on terms that are acceptable to us in order to achieve our growth plan. Our ability to open new Wellness Centers also depends on other factors, including:

●	negotiating leases with acceptable terms;

●	identifying, hiring and training qualified employees in each local market; and

●	identifying and entering into agreements with suitable medical directors (“MDs”) in certain target markets.

We may face additional unknown risks if in the future our business extends beyond our current focus.

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Our expansion into new markets may be more costly and difficult than we currently anticipate which would result in slower growth than we expect.

Wellness Centers we open in new markets may take longer to reach expected revenue and profit levels on a consistent basis and may have higher construction, occupancy, marketing or operating costs than Wellness Centers we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer tastes or discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness. We may find it more difficult in new markets to hire, motivate and keep qualified employees. For these reasons, among others, our new Wellness Centers may be less successful than our existing Wellness Centers. If we do not successfully execute our plans to enter new markets, our business, financial condition and results of operations could be materially adversely affected.

A lack of qualified employees would significantly hinder our growth plans and adversely affect our results of operations.

As we grow, our ability to increase productivity and profitability will be limited by our ability to employ, train, and retain skilled personnel. There can be no assurance that we will be able to maintain an adequate skilled labor force necessary to operate efficiently, that our labor expenses will not disproportionately increase as a result of a shortage in the supply of skilled personnel or that we will not have to curtail our planned internal growth as a result of labor shortages. If we are unable to attract, train and retain qualified personnel, we may be unable to provide our services, the quality of our services may decline and we could lose customers or our brand and reputation may be harmed, which could have a material adverse effect on our business, financial condition and results of operations. Additionally, the inability to recruit personnel to staff our Wellness Centers, will substantially slow our ability to expand and build new Wellness Centers, which would have an adverse impact on our growth. From time to time, and particularly in recent years, the lack of availability of personnel, including qualified technicians and medical personnel, has been a significant operating issue in our industry in certain local and regional markets. If the demand exceeds the supply of available and qualified personnel, we and our competitors may be forced to offer higher compensation and other benefits to attract and retain them. Even if we were to offer higher compensation and other benefits, there can be no assurance that these individuals will choose to join or continue to work for us. Furthermore, the competitive market for this labor force has created turnover as many seek to take advantage of the available positions offering new and more attractive wage and benefit packages. We may be required to hire more expensive temporary personnel or increase our recruiting and marketing costs relating to labor. The use of temporary or agency staff or employee turnover could also heighten the risks of quality control and medical malpractice. In addition to the wage pressures inherent in this environment, the cost of training new employees amid the turnover rates may cause added pressure on our operating results. In addition, while none of our employees are currently represented by a labor union, if some of our employees were to become unionized, it could increase labor costs or otherwise disrupt our operations.

We may not be able to successfully recruit and retain qualified nurses, nurse practitioners, technicians and other providers.

Our success depends upon our continuing ability to recruit and retain qualified nurses, nurse practitioners and other providers. In the event we are unable to attract a sufficient number of such qualified providers, our growth rate may suffer.

Our Wellness Centers compete for customers in a highly competitive environment that may make it more difficult to increase our customer volumes and revenues.

The business of providing IV hydration services is highly competitive in each of the markets in which our Wellness Centers operate. The primary bases of such competition are quality of services and reputation, price of services, marketing and advertising strategy and implementation, convenience of office locations and hours of operation. Our Wellness Centers compete with other IV hydration providers in their local market. Many of those competitors have established brands and reputations in their markets. Some of these competitors and potential competitors may have financial resources, reputations or management expertise that provide them with competitive advantages over us, which may make it difficult to compete against them. Competitors may attempt to copy our business model, or portions thereof, which could erode our market share and brand recognition and impair our growth rate and profitability.

Use of the internet and social media may adversely impact our business and reputation.

We are highly dependent on our online brand and reputation for future business. Consumers increasingly turn to online reviews and other social media platforms for information and decisions about consumer products and services. Negative reviews, or reviews in which our competitors’ services are rated more highly than ours, irrespective of their accuracy, could negatively affect our brand and reputation. The internet could be used to spread disinformation regarding the safety or efficacy of our treatments and services, and we will have limited ability to control the content or reach of such disinformation whether or not such information is accurate. There has been a substantial increase in the use of social media platforms, including blogs, social media websites and other forms of digital communications, and the importance of social media influencers in the personal care, which allow individuals access to a broad audience of consumers. Negative commentary regarding us or our services may be posted on social media platforms or other electronic means at any time and may be materially adverse to our reputation or business. Customers value readily available information and often act on such information without further investigation and without regard to its accuracy. Any harm to us or our services may be immediate without allowing us an opportunity for redress or correction. Social media platforms may also make it easier for smaller competitors to compete with us.

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We are subject to numerous state, federal and local laws and regulations, and non-compliance with these laws and regulations may expose us to significant costs or liabilities.

We are subject to numerous state, federal and local laws and regulations relating to, among other matters, licensure and registration of our Wellness Centers as well as nurses and other individuals we employ or contract with to provide IV hydration services and use of regulated products, such as our IV hydration equipment. In addition, these laws may require technicians and other healthcare professionals to maintain licensure, registration, certification or accreditation in order to perform IV hydration services. Certain of these laws also restrict the scope of services that technicians and other individuals can provide or may require supervision from a physician to provide IV hydration services. These state, federal and local laws and regulations are complex, are subject to change and have tended to become more stringent over time. These laws vary from state to state. The failure to comply with licensure laws could result in professional discipline for our healthcare providers and technicians, civil or criminal penalties, including fines, or could require us to restructure our MDs’ operations, any of which could adversely affect our business, financial condition and results of operations. Our ability to operate profitably will depend, in part, on our MDs and our ability to obtain and maintain any necessary licenses and other approvals and operate in compliance with applicable state, federal and local laws and regulations. A determination by any regulator or regulatory authority that we are in violation of applicable laws and regulations have a material adverse effect on us, particularly if we are unable to restructure our operations and arrangements to comply with such the requirements, if we are required to restructure our operations and arrangements at a significant cost, or if we are subject to penalties or other adverse action. Violations of applicable laws or regulations by us, or allegations that we have violated applicable laws or regulations, may also adversely affect our brand and public perception about our business. We cannot predict the impact on our business of new or amended laws or regulations or any changes in the way existing and future laws and regulations are interpreted or enforced, nor can we ensure we will be able to obtain or maintain any required licenses or permits.

Currently, in many of our Wellness Centers, our IV hydration equipment is permitted to be operated by non-physician practitioners or other personnel pursuant to certain physician supervision and oversight requirements depending on state law. U.S. and state regulations could change at any time, limiting the ability of non-physicians to our IV hydration equipment. We cannot predict the impact or effect of changes in U.S. or state laws or regulations on our business.

We could be party to litigation that could adversely affect us by distracting management, increasing our expenses or subjecting us to material monetary damages and other remedies.

In addition to malpractice claims, we are, or may in the future be, also subject to a variety of other claims arising in the ordinary course of our business, which include, but are not limited to, claims relating to adverse side effects and reactions resulting from the IV hydration process, improper administration of services, personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, equal opportunity, harassment, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment in excess of our insurance coverage for any claims could materially and adversely affect our business, financial condition and results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could materially adversely affect our business, financial condition and results of operations.

We are subject to the risk that our current insurance may not provide adequate levels of coverage against claims.

Our current insurance policies may not be adequate to protect us from liabilities that we incur in our IV hydration business. Additionally, in the future, our insurance premiums may increase, and we may not be able to obtain similar levels of insurance on reasonable terms, or at all. Any substantial inadequacy of, or inability to obtain insurance coverage could materially adversely affect our business, financial condition and results of operations.

Furthermore, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business, financial condition and results of operations. Failure to obtain and maintain adequate directors’ and officers’ insurance would likely adversely affect our ability to attract and retain qualified officers and directors.

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GENERAL RISKS

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel and the continued contributions of our executive officers, each of whom may be difficult to replace. In particular, Jeffrey Holman, our Chief Executive Officer, is important to the management of our business and operations and the development of our strategic direction. The loss of the services of this officer, and the process to replace him would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Pandemics and related economic repercussions may affect our business.

The COVID-19 pandemic and related economic repercussions created significant volatility, uncertainty, and turmoil in businesses globally. While these events did not have a material adverse effect on our business and B2C platforms like ours have seen elevated sales levels from consumer shifts to online purchasing, we can offer no assurance that any future pandemic will not have an adverse effect in the future.

Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers and suppliers and information technology is becoming a significantly important tool for our sales staff. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties’ intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

RISKS RELATING TO THE OFFERING AND OWNERSHIP OF OUR COMMON STOCK

There is no public market for our Class A common stock prior to this Offering and the price at which we are offering shares of Class A common stock in this Offering has been determined as described in the section entitled “Determination of Offering Price” herein. Accordingly, there is no guarantee that the price at which we are offering shares of Class A common stock in this Offering will be indicative of the price at which our shares of Class A common stock trade after the Offering and you may lose your entire investment.

There is no public market for our shares of Class A common stock prior to this Offering. Accordingly, the price at which we are offering shares of Class A common stock in this Offering has been arbitrarily determined based on a number of other factors, including, but not limited to:

● the information set forth in this prospectus and otherwise available to Maxim;

● the history and prospects for the industry in which we compete;

● our past and present financial performance;

● our prospects for future earnings, growth and funding and our past ability to raise capital for the business;

● the general condition of the securities market at the time of this Offering;

● the recent market prices of, and demand for, (1) publicly traded shares of generally comparable companies and (2) similarly situated newly public traded companies; and

● to a lesser extent, the current market capitalization and trading price of HCMC’s common stock.

The price range for the Class A Common stock in the Offering has not been based on any third party valuation.

See the section entitled “Determination of Offering Price” for more information. Accordingly, there is no guarantee that the price at which we are offering shares of Class A common stock in this Offering will be indicative of the price at which our shares of Class A common stock trade after the Offering. For example, on August 19, 2024, HCMC’s common stock had a closing price on the OTC Pink marketplace of $0.00005 per share and had a market capitalization of approximately $24 million. While we attributed relatively little weight to the stock price and market capitalization of HCMC in determining the price given the lack of liquidity of HCMC’s common stock, the price per share of HCMC’s common stock could be more indicative of the price per share of Class A common stock than the other factors that we utilized to determine the offering price in this Offering.

No market for the Common Stock currently exists, and an active trading market may not develop or be sustained after the Offering. Following the Offering, the stock price of the Class A common stock may fluctuate significantly.

We cannot predict the prices at which the Class A common stock may trade after the Offering. The market price of the Class A common stock may fluctuate widely, depending on many factors, some of which may be beyond our control, including:

●	actual or anticipated fluctuations in our operating results due to factors related to our businesses;

●	our quarterly or annual earnings or those of other companies in our industries;

●	our ability to obtain financing as needed;

●	announcements by us or our competitors of significant acquisitions or dispositions;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	the failure of securities analysts to cover the Class A common stock after the Spin-Off;

●	changes in earnings estimates by securities analysts or our ability to meet those estimates;

●	the operating and stock price performance of other comparable companies;

●	overall market fluctuations;

●	results from any material litigation or government investigation;

●	changes in laws and regulations (including tax laws and regulations) affecting our business;

●	changes in capital gains taxes and taxes on dividends affecting stockholders; and

●	general economic conditions and other external factors.

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Furthermore, our business profile and market capitalization may not fit the investment objectives of some HCMC stockholders and, as a result, these HCMC stockholders may sell their shares of our Class A common stock after the Offering. See “Risk Factors—Substantial sales of the Class A common stock may occur in connection with the Spin-Off, which could cause our stock price to decline.” Low trading volume for the Class A common stock, which may occur if an active trading market does not develop, among other reasons, would amplify the effect of the above factors on our stock price volatility.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations could adversely affect the trading price of the Class A common stock.

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The price of the Class A common stock being sold in the Offering is arbitrary and not based on actual earnings or book value of HCWC

The price range of the Class A common stock being sold in the Offering has been arbitrarily determined and is not based on an independent valuation of HCWC or the Class A common stock. The price range of the Class A common stock should not be considered as any objective indication of our actual value, as it bears no relationship to our assets, earnings or book value or any other objective financial statement criteria of value.

Neither we nor HCMC can assure you as to the trading price of HCMC common stock or our Class A common stock after the Spin-Off, or as to whether the combined trading prices of our Class A common stock and the HCMC common stock after the Spin-Off will be less than, equal to or greater than the trading prices of HCMC common stock prior to the Spin-Off.

HCMC’s common stock is currently quoted on the OTC Pink and the closing bid price on August 19, 2024 was $0.00005 and the 52-week range of the quotation has been from $0.00005 to $0.0001. The price range of $9 to $11 of the HCWC Class A common stock in its Offering that is contemporaneous with the Spin-Off is substantially greater than its current OTC Pink quotation of $0.00005. The primary difference between the business and operations of HCMC prior to the Spin-Off and the business and operations of HCWC following the Spin-Off will be the absence of HCMC’s vape product sales and vape-related intellectual property holdings.

The trading price of shares of HCMC common stock immediately following the Spin-Off will likely be lower than immediately prior to the Spin-Off because the trading price will no longer reflect the value of HCWC and our subsidiaries. Furthermore, until the market has fully analyzed the value of HCMC without HCWC and our subsidiaries, the trading price of shares of HCMC common stock may fluctuate. We cannot assure you that, following the Spin-Off, the combined trading prices of the HCMC common stock and our Class A common stock will equal or exceed what the trading price of HCMC common stock would have been in the absence of the Spin-Off. It is possible that after the Spin-Off, the combined equity value of HCMC and HCWC will be less than HCMC’s equity value before the Spin-Off.

Substantial sales of the Class A common stock may occur following the automatic conversion of our Class B common stock into Class A common stock which could cause our stock price to decline.

HCMC stockholders who received shares of Class A common stock in the Spin-Off (and upon conversion of the Class B common stock) generally may sell those shares in the public market. Although we have no actual knowledge of any plan or intention of any significant stockholder to sell our Class A common stock, it is likely that some HCMC stockholders, possibly including some of its larger stockholders, will sell their shares received following the Spin-Off. The sales of significant amounts of the Class A common stock or the perception in the market that this will occur may decrease the market price of the Class A common stock.

Our dual class structure may temporarily depress the trading price of our Class A common stock.

We cannot predict whether our dual class structure will initially result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. S&P Dow Jones and FTSE Russell have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500. These changes exclude companies with multiple classes of shares of common stock from being added to these indices. In addition, several stockholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our common stock may initially prevent the inclusion of our Class A common stock in these indices and may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A common stock. Any actions or publications by stockholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A common stock.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our Class A common stock must come from increases in the fair market value and trading price of the Class A common stock.

We do not intend to pay cash dividends on our Class A common stock in the foreseeable future. We expect to retain future earnings, if any, for reinvestment in our business. Also, any credit agreements, which we may enter into, may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, cash requirements, future prospects and any other factors our Board deems relevant. Therefore, any return on your investment in our Class A common stock must come from increases in the fair market value and trading price of the Class A common stock. For more information, see “Dividend Policy.”

The conversion of our Series A Convertible Preferred Stock and the exercise of our outstanding common stock purchase warrants will result in immediate and substantial dilution and could cause the market price for our Class A common stock to decline.

Following issuance, each holder of our Series A Convertible Preferred Stock will have the right to convert its shares of Series A Convertible Preferred Stock into shares of our Class A common stock, The conversion of our shares of Series A Convertible Preferred Stock into shares of our Class A common stock will cause immediate and substantial dilution to our existing holders of Class A common stock and could cause the market price of our Class A common stock to decline. In addition, on the 40th calendar day (the “Reset Date”) after the sale of the Series A Convertible Preferred Stock, the conversion price will be reset in the event the closing price of the HCWC common stock on such date is less than the initial conversion price. The reset conversion price is equal to the lower of (i) 90% of the average of volume weighted average price (the “VWAP”) measured using the 3 trading days preceding the Reset Date and (ii) if the registration statement (registering the shares issuable upon conversion of the Series A Preferred Stock) is declared effective by the SEC after the Reset Date, 90% of the average of the VWAP during 3 trading days immediately following the date such registration statement is declared effective by the Commission. However, in no instance will the conversion price be reset below 30% of the initial conversion price. Any adjustment to the conversion price of the Series A Convertible Preferred Stock will cause additional dilution upon conversion.

HCWC issued warrants (the “Bridge Warrants”) to purchase up to 188,889 shares of Class A common stock. These warrants may be exercised upon completion of the IPO.

Assuming a $10 conversion price, 1,325,000 shares of Class A common stock will be issuable upon conversion of the Series A Convertible Preferred Stock. Based on the $0.01 exercise price, 188,889 shares of Class A common stock will be issuable upon full exercise of the Bridge Warrants. Upon automatic conversion of the Class B common stock, 7,050,000 shares of Class A common stock will be issued. These additional 1,513,889 shares of Class A common stock issuable in connection with the Series A Convertible Preferred Stock, the Bridge Warrants and conversion of the Class B common stock will result in immediate and substantial dilution and could cause the market price for our Class A common stock to decline.

The automatic conversion of our Class B common stock will result in immediate and substantial dilution and could cause the market price for our Class A common stock to decline.

Ninety days after the Distribution Date of the Spin-Off, each issued and outstanding share of our Class B common stock will automatically convert into shares of our Class A common stock, Upon automatic conversion of the Class B common stock, 7,050,000 shares of Class A common stock will be issued. The conversion of Class B common stock into our Class A common stock could cause the market price of our Class A common stock to decline.

Your percentage ownership in the Company may be diluted in the future.

Your percentage ownership in the Company may be diluted in the future because of (1) incentive equity awards that we expect to grant to our directors, officers and other employees, (2) the conversion of our Class B common stock and (3) the conversion of our Series A Preferred Stock. We have approved an incentive plan that will provide for the grant of common stock-based equity awards to our directors, officers and other employees. In addition, we may issue equity as all, or part of the consideration paid for acquisitions and strategic investments that we may make in the future or as necessary to finance our ongoing operations.

The shares of HCMC common stock, which currently include the value of the assets that will be spun-off as HCWC, are quoted currently on the OTC Pink at $0.00005 per share. There can be no assurance that the price of our Class A common stock will reflect the stand-alone value we believe our grocery and wellness have.

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Provisions in our Certificate of Incorporation and Bylaws and of Delaware law may prevent or delay an acquisition of the Company, which could decrease the trading price of the Class A common stock.

Our certificate of incorporation and bylaws contain provisions, which together with applicable Delaware law, may discourage, delay or prevent a merger or acquisition that our stockholders consider favorable. These provisions may discourage, delay or prevent certain types of transactions involving an actual or a threatened acquisition or change in control of the Company, including unsolicited takeover attempts, even though the transaction may offer our stockholders the opportunity to sell their Class A common stock at a price above the prevailing market price. See “Anti-Takeover Effects of Various Provisions of Delaware Law and HCWC’s Certificate of Incorporation and By-laws” for more information.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section titled “Use of Proceeds” in this prospectus. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could have a material adverse effect on our business, prospects, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We are an “emerging growth company” and a “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include, but are not limited to: (i) exemption from compliance with the auditor attestation requirements pursuant to SOX; (ii) exemption from compliance with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; (iii) reduced disclosure about our executive compensation arrangements; and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will continue to remain an emerging growth company until the earliest of the following: (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

In addition, we are currently a “smaller reporting company,” as defined in the Exchange Act and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies. To the extent that we continue to qualify as a “smaller reporting company” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a “smaller reporting company,” including exemption from compliance with the auditor attestation requirements pursuant to SOX and reduced disclosure about our executive compensation arrangements. We will continue to be a “smaller reporting company” until we have $250 million or more in public float (based on our common stock) measured as of the last business day of our most recently completed second fiscal quarter or, in the event we have no public float (based on our common stock) or a public float (based on our common stock) that is less than $700 million, annual revenues of $100 million or more during the most recently completed fiscal year.

As a result, the information we provide stockholders will be different than the information that is available with respect to other public companies. In this prospectus, we have not included all of the executive compensation related information that would be required if we were not an emerging growth company, nor have we included all of the quantitative and qualitative disclosures about market risk that would be required if we were not a smaller reporting company. We cannot predict whether investors will find our Class A common stock less attractive if we rely on these exemptions. If some investors find our Class A common stock less attractive as a result, there may be a less active trading market for our Class A common stock, and our stock price may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have opted to take advantage of this extended transition period for the adoption of certain accounting standards.

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You will incur immediate and substantial dilution as a result of this offering.

If you purchase Class A common stock in this offering, you will incur immediate and substantial dilution of $7.92 per share, representing the difference between the assumed offering price of $10 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and our pro forma as adjusted net tangible book value per share after giving effect to this offering. To the extent that these outstanding options are ultimately exercised or the underwriters exercise their option to purchase additional shares, you will incur further dilution. See the section titled “Dilution” for a further description of the dilution you will experience immediately after this offering.

Insiders will continue to have substantial influence over us after this offering, which could limit your ability to affect the outcome of key transactions, including a change of control.

After this offering, our directors and executive officers and their respective affiliates will beneficially own shares representing approximately 20.78% of our outstanding common stock. As a result, these stockholders, if they act together, will be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might affect the market price of our common stock.

Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a judicial forum they deem favorable for disputes with us or our directors, officers, agents or employees.

Our certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware or, if the Court of Chancery lacks jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware, shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. Our amended and restated certificate of incorporation also provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.

Our amended and restated certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States of America.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our amended and restated certificate of incorporation. In any case, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision. The exclusive forum provision of our amended and restated certificate of incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our officers, directors, agents or employees, which may discourage lawsuits against us and our officers, directors, agents or employees.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 or the Securities Act, Section 21E of the Securities Exchange Act of 1934 or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that reflect our current views with respect to future events and financial performance, and all statements other than statements of historical fact are statements that are, or could be, deemed forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” or the negative of these terms, and other similar phrases. All statements contained in this prospectus and any prospectus supplement regarding future financial position, sales, costs, earnings, losses, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements.

You should not place undue reliance on our forward-looking statements because they are not guarantees of future performance or expectations and involve risks and uncertainties. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

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The forward-looking statements contained in this prospectus are set forth principally in “Risk Factors” above, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections herein. In addition, there may be events in the future that we are not able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Please consider our forward-looking statements in light of these risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

We estimate that the gross proceeds from our issuance and sale of 400,000 shares of our Class A common stock in this offering will be approximately $4 million, based on an assumed offering price of $10 per share, which is the midpoint of the price range set forth on the cover page of this prospectus. If the underwriters exercise their option to purchase the 60,000 share allotment, based on an assumed offering price of $10 per share, we estimate that our gross proceeds will be approximately $4.6 million prior to any underwriter discounts and commissions.

The principal purposes of this offering are to obtain additional capital to support our operations, establish a public market for our Class A common stock and facilitate our future access to the public capital markets. We currently anticipate that we will use the net proceeds from this offering for potential strategic acquisitions as well general corporate working capital. These acquisitions will primarily be regional natural and organic grocery stores similar in size and offering to the stores currently operated by the Company. The Company does not currently have any letters of intent or other contractual obligations in place to acquire any such stores.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, our management will retain broad discretion over the allocation of the net proceeds. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering.

Based on our current operational plans and assumptions, we expect that the net proceeds from this offering together with our existing cash and our ability to draw funds from our $5 million revolving line of credit will be sufficient to fund our operating expenses and capital expenditure requirements for at least twelve months from the closing of this offering. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner that we currently expect. Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade instruments and U.S. government securities.

BUSINESS

Through its wholly owned subsidiaries, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com).

●	Paradise Health & Nutrition’s 3 stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com).

●	Mother Earth’s Storehouse, is an organic and health food and vitamin store in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com).

●	Greens Natural Foods’ 8 stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products (www.Greensnaturalfoods.com).

●	Ellwood Thompson’s, an organic and natural health food and vitamin store located in Richmond, Virginia. (www.ellwoodthompsons.com).

●	GreenAcres Market, an organic and natural health food and vitamin chain with five store locations in Kansas and Oklahoma. GreenAcres Market is a chain of premier natural foods stores, offering organic and all natural products and vitamins from both top national brands as well as locally sourced specialty brands (www.greenacres.com).

Two Healthy Choice Wellness Centers are currently in operation. Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates a Healthy Choice Wellness Center in Kingston, NY and has a licensing agreement for a Healthy Choice Wellness Center located at the Casbah Spa and Salon in Fort Lauderdale, FL. The Company continues to seek out locations for new Healthy Choice Wellness Centers but there are not currently any agreements in place for the opening of any new locations.

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

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NATURAL AND ORGANIC GROCERIES AND DIETARY SUPPLEMENTS BUSINESS

Local. Organic. Fresh. Three words that define Healthy Choice Markets! With Ada’s Natural Market, a full-service grocery store and Greenleaf Grill, Ada’s flagship fast casual in-store restaurant, serving Fort Myers, FL, along with the eight Greens Natural Foods Stores in New Jersey and New York, three Paradise Health & Nutrition locations in the greater Melbourne, FL area, five GreenAcres Markets locations in Kansas and Oklahoma, Ellwood Thompson’s store located in Richmond, Virginia, and our Mother Earth’s Storehouse location in Hudson Valley, NY, all serving their respective local communities, our stores provide all-natural and organic products in a friendly and helpful atmosphere, with aisles of traditional grocery complete with frozen, healthy home, vitamins & supplements, health & beauty, fresh produce, hormone and antibiotic free meats and bulk foods. Ada’s Natural Market, Greens Natural Foods, Paradise Health & Nutrition, and Mother Earth’s Storehouse all offer chef-prepared ready-to-go foods and fresh-baked-daily baked goods. All store locations, with the exception of and Malabar, FL, offer a 100% organic juice & smoothie bar.

Collectively, we focus on providing high-quality products at affordable prices, exceptional customer service, nutrition education and community outreach. We strive to generate long-term relationships with our customers based on quality and service by:

●	selling only all-natural and organic groceries;

●	offering affordable prices and a shopper-friendly retail environment; and

●	providing dine-in options at our Greenleaf Grill, Organic Juice Bar, and our free-trade coffee bar.

Our History and Founding Principles

We are committed to maintaining the following founding principles, which have helped foster our growth:

●	Quality. Every product on our shelves must go through a rigorous screening and approval process. Our mission includes providing the highest quality groceries and supplements, Natural Grocers branded products, European and United States Department of Agriculture (USDA) certified organic and fresh produce at the best prices in the industry.

●	Community. The Ada’s, Paradise, and now Mother Earth’s Storehouse brands have each been serving their respective communities for 30+ years.

●	Employees. Our employees make our companies great. We work hard to ensure that our employees are able to live a healthy, balanced lifestyle. We support them with free nutrition education programs, competitive pay and excellent benefits.

Our Market

We operate within the natural products retail industry, which is a subset of the United States grocery industry and the dietary supplement business. This industry includes conventional supermarkets, natural, gourmet and specialty food markets, mass and discount retailers, warehouse clubs, independent health food stores, dietary supplement retailers, drug stores, farmers’ markets, food co-ops, mail order and online retailers and multi-level marketers. Industry-wide sales of natural and organic foods and dietary supplements have experienced meaningful growth over the past several years, and we believe that growth will continue for the foreseeable future.

We believe the growth in sales of natural and organic foods and dietary supplements continues to be driven by numerous factors, including:

●	greater consumer focus on high-quality nutritional products;

●	an increased awareness of the importance of good nutrition to long-term wellness;

●	an aging population that is seeking healthy lifestyle alternatives;

●	heightened consumer awareness about the importance of food quality and a desire to avoid pesticide residues, growth hormones, artificial ingredients and genetically engineered ingredients in foods;

●	growing consumer concerns over the use of harmful chemical additives in body care and household cleaning supplies;

●	well-established natural and organic brands, which generate additional industry awareness and credibility with consumers; and

●	the growth in the number of consumers with special dietary requirements as a result of allergies, chemical sensitivities, auto-immune disorders and other conditions.

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Our Competitive Strengths

We are well-positioned to capitalize on favorable natural and organic grocery and dietary supplement industry dynamics as a result of the following competitive strengths:

Strict focus on high-quality natural and organic grocery products. We offer high-quality products and brands, including an extensive selection of widely recognized natural and organic food, dietary supplements, body care products, pet care products and books. We offer our customers approximately 10,000 Stock Keeping Units (SKUs) of natural and organic products. We believe our broad product offering enables our customers to shop our stores for substantially all of their grocery and dietary supplement purchases. In our grocery departments, we primarily sell USDA certified organic produce and do not approve for sale grocery products that are known to contain artificial colors, flavors, preservatives or sweeteners or partially hydrogenated or hydrogenated oils. In addition, we only sell pasture-raised, humanely-raised dairy products. Consistent with this strategy, our product selection does not include items that do not meet our strict quality guidelines. Our store managers enhance our robust product offering by customizing their stores’ selections to address the preferences of local customers.

Engaging customer service experience based on education and empowerment. We strive to offer consistently exceptional customer service in a shopper-friendly environment, which we believe creates a differentiated shopping experience, enhances customer loyalty and generates repeat visits from our clientele. A key aspect of our customer service model is to provide free nutrition education to our customers. We believe this focus provides an engaging retail experience while also empowering our customers to make informed decisions about their health. We offer our science-based nutrition education through our trained employees, our newsletter and sales flyer, community out-reach programs, one-on-one nutrition health coaching, nutrition classes and cooking demonstrations.

Our Growth Strategies

We expect to pursue several strategies to continue our profitable growth, including:

Expand our store base. We intend to expand our store base through the acquisition of new stores.

Increase sales from existing customers. In order to increase our average ticket and the number of customer transactions, we plan to continue offering an engaging customer experience by providing science-based nutrition education and a differentiated merchandising strategy that delivers affordable, high-quality natural and organic grocery products and dietary supplements. We also plan to continue to utilize targeted marketing efforts to reach our existing customers, which we anticipate will drive customer transactions and convert occasional, single-category customers into core, multi-category customers.

Grow our customer base. We plan to implement several measures aimed at building our brand awareness and growing our customer base, including: (i) redesigning our individual store websites to enhance functionality, create a more engaging user experience and increase its reach and effectiveness; (ii) introducing customer appreciation programs at all our stores; and (iii) developing new collateral marketing materials. We believe offering nutrition education has historically been one of our most effective marketing strategies for reaching new customers and increasing the demand for natural and organic groceries and dietary supplements in our markets.

Improve operating margins. We expect to continue to improve our operating margins as we benefit from investments we have made or are making in fixed overhead and information technology. As we add additional stores, we expect to achieve greater economies of scale through sourcing and distribution. To achieve additional operating margin expansion, we intend to further optimize performance, maintain appropriate store labor levels and effectively manage product selection and pricing.

Our Products

Product Selection Guidelines. We have a set of strict quality guidelines covering all products we sell. For example:

●	we do not approve for sale food known to contain artificial colors, flavors, preservatives or sweeteners or partially hydrogenated or hydrogenated oils or phthalates or parabens, regardless of the proportion of its natural or organic ingredients;

●	we sell USDA certified organic produce; and

●	we sell meats naturally raised without hormones, antibiotics or treatments and that were not fed animal by-products.

Our product review team analyzes all new products and approves them for sale based on ingredients, price and uniqueness within the current product set. We actively research new products in the marketplace through our product vendors, private label manufacturers, scientific findings, customer requests and general trends in popular media. Our stores are able to fully merchandise all departments by providing an extensive assortment of natural and organic products. We do not believe we need to sell conventional products to fill our selection, increase our margins or attract more customers.

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What We Sell. We operate both full-service natural and organic grocery stores and dietary supplement stores within our retail locations. The following is a breakdown of our product mix:

●	Grocery. We offer a broad selection of natural and organic grocery products with an emphasis on minimally processed and single ingredient products that are not known to contain artificial colors, flavors, preservatives or sweeteners or partially hydrogenated or hydrogenated oils. Additionally, we carry a wide variety of products associated with special diets such as gluten free, vegetarian and non-dairy.

●	Produce. We sell USDA-certified organic produce and source from local, organic producers whenever feasible. Our selection varies based on seasonal availability, and we offer a variety of organic produce offerings that are not typically found at conventional food retailers.

●	Bulk Food and Private Label Products. We sell a wide selection of private label repackaged bulk and other products, including nuts, water, pasta, canned seafood, dried fruits, grains, granolas, honey, eggs, herbs, spices and teas.

●	Dry, Frozen and Canned Groceries. We offer a wide variety of natural and organic dry, frozen and canned groceries, including cereals, soups, baby foods, frozen entrees and snack items. We offer a broad selection of natural chocolate bars, and energy, protein and food bars.

●	Meats and Seafood. We offer naturally-raised or organic meat products. The meat products we offer come from animals that have never been treated with antibiotics or hormones or fed animal by-products. Additionally, we only buy from companies we believe employ humane animal-raising practices. Our seafood items are generally frozen at the time of processing and sold from our freezer section, thereby ensuring freshness and reducing food spoilage and safety issues.

●	Dairy Products and Dairy Substitutes. We offer a broad selection of natural and organic dairy products such as milk, eggs, cheeses, yogurts and beverages, as well as non-dairy substitutes made from almonds, coconuts, rice and soy.

●	Prepared Foods. Our stores have a convenient selection of refrigerated prepared fresh food items, including salads, sandwiches, salsa, humus and wraps. The size of this offering varies by location.

●	Bread and Baked Goods. We receive regular deliveries of a wide selection of bakery products for our bakery section, which includes an extensive selection of gluten-free items. The Mother Earth’s Storehouse location in Kingston, NY has owned its own baking facilities on-site.

●	Beverages. We offer a wide variety of non-alcoholic and alcoholic beverages containing natural and organic ingredients.

●	Dietary Supplements. We offer a wide selection of vitamins, supplements and natural remedies. Our staff is well educated and trained on multiple aspects of natural medicine.

●	Health, Beauty, and Personal Care. We offer a full range of cosmetics, skin care, hair care, fragrance and personal care products containing natural and organic ingredients. Our body care offerings range from bargain-priced basics to high-end formulations.

●	Household and General Merchandise. Our offerings include sustainable, hypo-allergenic and fragrance-free household products, including cleaning supplies, paper products, dish and laundry soap and other common household products, including diapers.

●	Quality Assurance. We endeavor to ensure the quality of the products we sell. We work with reputable suppliers we believe are compliant with established regulatory and industry guidelines. Our purchasing department requires a complete supplier and product profile as part of the approval process. Our dietary supplement suppliers must follow current Food and Drug Administration (FDA) good manufacturing practices supported by quality assurance testing for both the base ingredients and the finished product. We expect our suppliers to comply with industry best practices for food safety.

Many of our suppliers are inspected and certified under the USDA National Organic Program, voluntary industry associations, and other third-party auditing programs with regards to additional ingredients, manufacturing and handling standards. We operate all our stores in compliance with the National Organic Program standards, which restricts the use of certain substances for cleaning and pest control and requires rigorous recordkeeping, among other requirements.

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Our Pricing Strategy

We believe our pricing strategy allows our customers to shop our stores on a regular basis for their groceries and dietary supplements.

The key elements of our pricing strategy include:

●	heavily advertised discounts supported by manufacturer participation;

●	in-store specials generally lasting for 30 days and not advertised outside the store;

●	managers’ specials, such as clearance, overstock, short-dated or promotional incentives; and

●	specials on seasonally harvested produce.

As we expand our store base, we believe there are opportunities for increased leverage in fixed costs, such as administrative expenses, as well as increased economies of scale in sourcing products. We strive to keep our product, operating and general and administrative costs low, which allows us to continue to offer attractive pricing for our customers.

Store Management and Staffing. Our store staffing includes a manager and assistant manager, with department managers in each of the dietary supplement, grocery, dairy and frozen, produce, body care and receiving departments, as well as several non-management employees. Our regional manager is responsible for monthly store profit and loss, including labor, merchandising and inventory costs.

To ensure a high level of service, all employees receive training and guidance on customer service skills, product attributes and nutrition education. Employees are carefully trained and evaluated based on a requirement that they present nutrition information in an appropriate and legally compliant educational context while interacting with customers. Additionally, store employees are cross trained in various functions, including cashier duties, stocking and receiving product.

Inventory. We use a robust merchandise management and perpetual inventory system that values goods at average cost. We manage shelf stock based on weeks-on-hand relative to sales, resupply time and minimum economic order quantity.

Sourcing and Vendors. We source from approximately 1,000 suppliers and offer well-over 4,000 brands. These suppliers range from small independent businesses to multi-national conglomerates. We purchased approximately 74% and 75% of the goods we sell from our top 20 suppliers for the six months ended June 30, 2024 and 2023, respectively, approximately 36% and 42% of our total purchases were from UNFI for the six months ended June 30, 2024 and 2023, respectively. We purchased approximately 75% and 70% of the goods we sell from our top 20 suppliers for the years ended December 31, 2023 and 2022, respectively, approximately 41% and 36% of our total purchases were from UNFI for the years ended December 31, 2023 and 2022, respectively. We maintain good relations with all our suppliers and believe we have adequate alternative supply methods, including self-distribution.

As mentioned, UNFI is our primary supplier of dry grocery and frozen food products. Our customer distribution agreement with UNFI commenced September 1, 2022, and has an initial term through September 1, 2027. Either party may terminate the agreement for defaults by the other party of certain provisions of the agreement. We are obligated to purchase a minimum annual volume of products from UNFI, except in certain defined circumstances when such purchasing obligation is excused. Pricing under our agreement with UNFI is on a “cost plus” basis. We believe UNFI has sufficient warehouse capacity and distribution technology to service our existing stores’ distribution needs for natural foods and products.

We have longstanding relationships with our suppliers, and we require disclosure from them regarding quality, freshness, potency and safety data information. Our bulk food private label products are packaged by us in pre-packed sealed bags to help prevent contamination while in transit and in our stores. Unlike most of our competitors, most of our private label nuts, trail mix, and flours are refrigerated in our warehouse and stores to maintain freshness.

Our Employees

Commitment to our employees is one of our five founding principles. Employees are eligible for health, long-term disability, vision and dental insurance coverage, as well as Company paid short-term disability and life insurance benefits, after they meet eligibility requirements. Additionally, our employees are offered a 401(k) retirement savings plan with discretionary contribution matching opportunities. This further offers our employees the opportunity to become more familiar with our products, which we believe improves the customer service our employees are able to provide. We believe these and other factors result in higher retention rates and encourage our employees to appreciate our culture, which helps them better promote our brand.

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Our Customers

The growth in the natural and organic grocery and dietary supplement industries and growing consumer interest in health and nutrition have led to an increase in our core customer base. We believe the demands for affordable, nutritious food and dietary supplements are shared attributes of our core customers, regardless of their socio-economic status. Additionally, we believe our core customers prefer a retail store environment that offers carefully selected natural and organic products and dietary supplements. Our customers tend to be interested in health and nutrition and expect our store employees to be highly knowledgeable about these topics and related products.

Competition

The grocery and dietary supplement retail business is a large, fragmented and highly competitive industry, with few barriers to entry. Our competition varies by market and includes conventional supermarkets such as Publix and Winn-Dixie, mass or discount retailers such as Sprout’s Farmers Market, Wal-Mart and Target, natural and gourmet markets such as Whole Foods and The Fresh Market, specialty food retailers such as Trader Joe’s, independent health food stores, dietary supplement retailers, drug stores, farmers’ markets, food co-ops, mail order and online retailers and multi-level marketers. These businesses compete with us for customers on the basis of price, selection, quality, customer service, shopping experience or any combination of these or other factors. They also compete with us for products and locations. In addition, some of our competitors are expanding to offer a greater range of natural and organic foods. We believe our commitment to carrying only carefully vetted, affordably priced and high-quality natural and organic products and dietary supplements, as well as our focus on providing nutritional education, differentiate us in the industry and provide a competitive advantage.

Properties

The locations and square footage of our grocery stores are as follows:

Store Location	Square Footage
Ada’s Natural Market Store, Fort Myers, FL	16,089
Paradise Health & Nutrition Wickham Store, Melbourne, FL	5,396
Paradise Health & Nutrition Minton Store, Melbourne, FL	4,200
Paradise Health & Nutrition Malabar Store, Palm Bay, FL	2,100
Mother Earth’s Storehouse Kingston Store, Kingston, NY	17,964
Green’s Natural Foods Eastchester Store, Scarsdale, NY	7,500
Green’s Natural Foods Mt. Kisco Store, Mt. Kisco, NY	6,700
Green’s Natural Foods Briarcliff Store, Briarcliff Manor, NY	9,700
Green’s Natural Foods Somers Store, Baldwin Place, NY	4,800
Green’s Natural Foods Basking Ridge Store, Basking Ridge, NJ	4,800
Green’s Natural Foods Chester Store, Chester, NJ	5,800
Green’s Natural Foods Ocean Store, Ocean, NJ	10,500
Green’s Natural Foods Shrewsbury Store, NJ	6,200
Ellwood Thompson’s, Richmond, Virginia	17,920
GreenAcres Market, Prescott Center, KS	10,550
GreenAcres Market, Bradley Fair, KS	13,640
GreenAcres Market, Normandie, KS	8,760
GreenAcres Market, Lawton, OK	4,500
GreenAcres Market, Walnut Square, OK	23,900

We lease all of our store locations from unaffiliated third parties. A typical store lease is for an initial 5 to 10-year term with renewal options of three to five years. We expect that we will be able to renegotiate these leases or relocate these stores, as necessary. In addition to new store openings, we remodel or relocate stores periodically in order to improve performance. We lease our corporate office in Florida from unaffiliated third parties. We believe our portfolio of long-term leases is a valuable asset supporting our retail operations, but we do not believe that any individual store property or distribution center is material to our financial condition or results of operations.

Regulatory Compliance

We are subject to various federal, state and local laws, regulations and administrative practices that affect our business. The safety, formulation, manufacturing, processing, packaging, importation, labeling, promotion, advertising and distribution of products we sell in our stores, including private label products, are subject to regulation by several federal agencies, including the FDA, the Federal Trade Commission (the “FTC”), the USDA, the Consumer Product Safety Commission (the “CPSC”) and the Environmental Protection Agency (the “EPA”), as well as by various state and local agencies.

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Food Products. The FDA has comprehensive authority to regulate the safety of food and food ingredients (including pet food and pet food ingredients but excluding meat, poultry, catfish and certain egg products, which are regulated by USDA) under the Federal Food, Drug, and Cosmetic Act (the “FDCA”). The USDA’s Food Safety Inspection Service regulates and regularly inspects meat, poultry, catfish and certain egg products to assure that these products are safe, wholesome and correctly labeled and packaged under the Federal Meat Inspection Act and the Poultry Products Inspection Act.

The Food Safety Modernization Act (the “FSMA”), enacted in 2011, amended the FDCA and significantly expanded food safety requirements and the FDA’s regulatory authority over food safety. The FSMA requires the FDA to impose comprehensive, prevention-based controls across the food supply chain, further regulates food products imported into the United States and provides the FDA with authority to enforce mandatory recalls. In addition, the FSMA requires the FDA to undertake numerous rulemakings and to issue numerous guidance documents, as well as reports, plans, standards, notices and other tasks. Further, even provisions that have been enacted, such as nutritional labeling, are periodically reviewed and updated with new requirements. As a result, final implementation of the legislation remains ongoing.

The FDA also exercises broad jurisdiction over the labeling and promotion of cosmetics, food and dietary supplements. Labeling is a broad concept that, under most circumstances, extends even to product-related claims and representations made on a company’s website and printed or digital media. All foods, including dietary supplements, must bear labeling that provides consumers with essential information with respect to standards of product identity, net quantity/weight, nutrition facts labeling, ingredient statements, contact information for the manufacturer/packer/distributor, allergen, and certain other disclosures. Similarly, cosmetic products labeling must also contain certain information, including the nature and use of the product such as net quantity/weight, ingredient statements, and contact information for the manufacturer/packer/distributor. The FDA also regulates the use of claims made about these products, including structure/function claims (e.g., “calcium builds strong bones”), qualified health claims (e.g., “adequate calcium throughout life may reduce the risk of osteoporosis”), and nutrient content claims (e.g., “high in antioxidants”), and others. “Organic” claims, however, are primarily regulated by the USDA. Certain new food labeling requirements, primarily related to the Nutrition Facts Label, went into full effect on January 1, 2021.

Dietary Supplements. The FDA also has comprehensive authority to regulate the safety of dietary supplements, dietary ingredients, labeling and current good manufacturing practices. The Dietary Supplement Health and Education Act (DSHEA), enacted in 1994, greatly expanded the FDA’s regulatory authority over dietary supplements. Through DSHEA, dietary supplements became a separately regulated subcategory of food and the FDA was empowered to establish good manufacturing practice regulations governing key aspects of the production of dietary supplements, including quality control, packaging and labeling. DSHEA also expressly permits dietary supplements to make label claims and promotional statements describing how a product affects the structure, function and general well-being of the body if adequate scientific evidence exists to support the claim, although no statement may expressly or implicitly represent that a dietary supplement will diagnose, cure, treat or prevent a disease, which are claims reserved for drug products that are regulated separately by the FDA.

FDA Enforcement. The FDA has broad authority to enforce the provisions of the FDCA applicable to the safety, labeling, manufacturing, transport and promotion of cosmetics, foods and dietary supplements, including powers to issue a public warning letter to a company, publicize information about illegal products, institute an administrative detention of food, request or order a recall of illegal food products from the market, and request the Department of Justice to initiate a seizure action, an injunction action or a criminal prosecution. Pursuant to the FSMA, the FDA also has the power to deny the import of any food or dietary supplement from a foreign supplier that is not appropriately verified as being compliant with all FDA laws and regulations. Moreover, the FDA has the authority to administratively suspend the registration of any facility that produces or processes food, including supplements, that it deems to present a reasonable probability of causing serious adverse health consequences. In the past few years, the FDA has commenced enforcement actions against nutritional supplement companies by issuing warning letters regarding products that make impermissible claims related to treatments and cures for various diseases.

Food and Dietary Supplement Advertising. In addition to the FDA’s regulatory control over product labeling, the FTC also exercises jurisdiction over the advertising of foods and dietary supplements, including health benefit claims, general claims about environmental benefits, and claims about the geographic origin of products (e.g., “Made in the USA”) and claims about whether product packaging is recyclable or compostable, as well as deceptive advertising methods. The FTC has the power to levy monetary sanctions and impose “consent decrees” and penalties that can severely limit a company’s business practices. In recent years, the FTC has instituted numerous enforcement actions against dietary supplement companies for failure to have adequate substantiation for claims made in advertising or for the use of false or misleading advertising claims. In addition, private parties are increasingly initiating broad consumer class actions against food and dietary supplement manufacturers for false or misleading labeling and/or advertising.

Compliance. As is common in our industry, we rely on our suppliers and contract manufacturers to ensure that the products they manufacture and sell to us comply with all applicable regulatory and statutory requirements. In general, we seek certifications of compliance, representations and warranties, indemnification and insurance from our suppliers and contract manufacturers. However, even with adequate certifications, representations and warranties, insurance and indemnification, any claims of non-compliance could significantly damage our reputation and consumer confidence in the products we sell. In addition, the failure of such products to comply with applicable regulatory and legislative requirements could prevent us from marketing the products or require us to recall or withdraw such products from our stores. In order to comply with applicable statutes and regulations, our suppliers and contract manufacturers have from time to time reformulated, eliminated or relabeled certain of their products and we have revised certain provisions of our sales and marketing program.

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New or revised federal, state and local laws and regulations affecting our business or our industry, such as those relating to industrial hemp products and genetically modified (bioengineered) foods, could result in additional compliance costs and civil remedies. In some instances, laws and regulations may be amended in the future to allow for private rights of action to enforce laws and regulations through lawsuits. The risks associated with these laws and regulations are further described under the caption “Risk Factors.”

HEALTHY CHOICE WELLNESS CENTERS

Healthier choices extend past just healthy eating. HCWC, through its Healthy Choice Wellness Centers, offer premium and optimized whole person-centered care and services, tailored to promote and maximize one’s general health and well-being. Healthy Choice Wellness Centers’ services are designed to address one or more common concerns, including but not limited to immunity, anxiety, mental fortitude, sports recovery, and more. Through these services, which include IV Nutrient Drip Infusions and Intramuscular (IM) Injection Treatments, Healthy Choice Wellness Centers seek to provide healthy alternatives that treat the mind and body to its core, thus offering optimized healthier living.

Our Mission

●	To assist in one’s achievement of personal well-being, which is an optimal and dynamic state that allows people to achieve their full potential through both the individual pursuit of wellness and the commitment and support of the communities to which they belong.

●	To assist in maximizing overall individual wellness, which is an active process that helps individuals reach their optimal well-being by integrating all the dimensions of wellness into their lives; physical, social, emotional, spiritual, environmental, intellectual, occupational, and financial.

●	To provide the highest standards of professionalism, emphasizing on quality of care, ethical behavior, ensuring client confidentiality, and the treatment of all individuals with respect and dignity.

●	To provide clients an immaculate wellness facility designed for the optimal benefit of the clients to receive their desired treatments in a clean and sterile environment that fosters a tranquil space to maximize one’s overall wellness and well-being.

●	To continue the powerful pursuit of knowledge and education by all of our professionals and practitioners, to better provide consult to our clients for them to best maximize their overall wellness and well-being.

Our Vision

Life comes with a lot of choices - some easier to make than others. Healthier living should be the easiest of those choices, and so Healthy Choice Wellness Centers offers Health & Wellness services that assist in making those choices a lot easier. Healthy Choice Wellness Centers seek to continue the commitment of its parent company, Healthier Choices Management Corp., in providing consumers with healthier alternatives to everyday lifestyle choices.

Healthy Choice Wellness Centers offer premium and optimized whole person-centered care and services, tailored to promote and maximize one’s general health and well-being. All of our services are designed to address one or more common concerns, including but not limited to immunity, anxiety, mental fortitude, sports recovery, health and beauty, and more. Through these services, Healthy Choice Wellness Centers seek to provide healthy alternatives that treat the mind and body to its core, thus offering optimized healthier living.

Our Values

Healthy Choice Wellness Centers are committed to building a culture of well-being. Our goal is to optimize wellness, both for today and all of our tomorrows.

Healthy Choice Wellness Centers view the communities we serve as being comprised of whole and dynamic individuals. We are sensitive to the communal stresses of life that impact our health, wellness, and overall well-being. We promote and encourage personal responsibility and accountability in one’s pursuit of achieving and maintaining their health and wellness. Our Healthy Choice Wellness team not only participates in the facilitation of services in the process of achieving one’s wellness, but also are present to provide information, care, and knowledge to maintain course and maximize one’s well-being according to their individual health goals, wants, and needs.

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Healthy Choice Wellness Centers also realizes that the whole is only as strong as its parts when it comes to those communities we serve. Thus, we put forth effort to strengthen the environments in which we live and work as they directly impact our well-being. This effort to support wellness for the individuals (the parts) must include working to create a healthy community at large (the whole) that supports the well-being of its members at large.

Our Growth Strategy

We seek to operate and expand our Wellness Centers by approaching growth via three different pathways:

1)	Corporately owned and operated Wellness Centers.

2)	Wellness Centers implementing the services of Healthy Choice Wellness Centers by way of licensing agreements.

3)	Franchising locations.

Our Products & Services

Healthy Choice Wellness Centers specialize most in IV Nutrient Drip Infusion and Intramuscular (IM) Injection treatments, however we seek to expand these offerings (both in the number of IV and IM options offered), but also by adding additional whole-person centered services for optimizing overall general health.

IV Nutrient Drip Infusion Treatments: Healthy Choice Wellness Center’s IV Nutrient Drip Infusions are used to deliver vitamins and minerals directly into the bloodstream, offering superior absorption over oral supplements. We offer pre-formulated customized solutions to address a variety of issues including:

●	Immune System Strengthening
●	Anti-Aging
●	Optimal Athletic Performance & Recovery
●	Metabolism
●	Hangover & Headache Relief
●	Cold & Flu Symptoms
●	Chronic Fatigue
●	Brain Fog

Currently, we offer fourteen IV Nutrient Treatment Options: Quench, Get-Up-And-Go, Recovery & Performance, Immunity, Alleviate, Inner Beauty, Myers’ Cocktail, Nad+ (Premium Drip), Reboot, Glutathion, Endurance, Energize, Revitalize, and Brainstorm.

Intramuscular (IM) Injection Treatments: Healthy Choice Wellness Center’s Intramuscular (IM) Injection treatments delivery vitamins and minerals directly into the bloodstream, offering superior absorption over oral supplements. We offer server pre-formulated customized solutions to address a variety of issues including:

●	Immune Functioning
●	General Health
●	Fight Illness
●	Boost Metabolism
●	Improve Mood
●	Increase Energy
●	Appetite Suppression
●	Burning Fat

Currently we offer eleven Injection Treatment Options: Vitamin B-12, Vitamin D-3, Glutathione, Amino Blend, Ascorbic Acid, L-Taurine, Extreme Skinny, Mineral Blend, Biotin, Tri-Immune, and Vita-Complex.

Our Employees

Each Wellness Center is led by licensed and accredited medical professionals and practitioners.

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Our Customers

The client base for our Wellness Centers is not bound by age groups or genders. Our clients consist of a broad range of individuals all seeking a common universal goal of seeking to improve their overall wellness. These individuals tend to be those who consciously live a healthy lifestyle and are seeking treatments to maximize and optimize their overall well-being. This includes athletes seeking treatments to help recover quicker from injury and/or rehydrate, middle aged men and women seeking treatments to maximize their cognitive fortitude, those wanting to help alleviate indigestion or stomach pains, and a slew of other reasons all ending with the drive for healthier living.

ONLINE SALES

The VitaminStore.com is your online source for the leading products in the all-natural vitamin and supplement, and health, beauty, and personal care categories of healthier living.

Backed by 30+ years of combined experience of our management in the health and nutrition industry, we provide our customers with only the best products on the market. We sell our exclusive offering of Ada’s Naturals brand products and many of the top products from the most recognized national natural health brands in the industry.

●	Vitamins & Supplements:

○	Product Categories Include, but are not limited to: Vitamins, Minerals & Herbals, Immunity, Multivitamins, Sports Nutrition, Protein Powders, Collagen, Stress & Anxiety, Sleep & Relax, Brain Health, Pain & Inflammation, Probiotics, Energy & Stamina, Joint & Bone Support, Digestion, Fish Oils, Just for Men, Kids/Children/Teens, and more.

○	Product Varieties Include, but are not limited to: Apple Cider Vinegar, BCAA, Biotin, Calcium, Chlorophyll, CLA, Collagen Peptides, Creatine, Elderberry, Omega-3’s, Garlin, Glucosamine, Iron, Magnesium, Melatonin, Potassium, Prenatals, Probiotics, Protein Powders (Plant and Whey), Ashwaghanda Turmeric, Ginseng, Vitamin B, C, D, E, K+, Zinc, and more.

○	Product Brands Include, but are not limited to: Ada’s Naturals, Enzymedica, Garden of Life, Natural Vitality, New Chapter, Renew Life, Solgar, and more.

●	Health, Beauty and Personal Care:

○	Product Categories Include, but are not limited to: Oral Care, Hair Care, Body Wash, Skin & Face, Deodorant, Suncare, Soaps, Shaving, Feminine Hygiene, Lip Balms, Ear Candles, Lotions, Hand Sanitizers, Essential Oils, and more.

○	Product Varieties Include, but are not limited to: Body Wash, Deodorant, Ear Candles, Shampoos, Conditioners, Toothpaste, Mouthwashes, Shaving, Bar Soaps, Liquid Soaps, Suncare, and more.

○	Product Brands Include, but are not limited to: Ada’s Naturals, Alba Botanica, Aura Cacia, Derma-E, Desert Essence, Dr. Bronners, Every Man Jack, Heritage Store, Himalaya Botanique, Life-Flo, Lily of the Desert, Natracare, Naturally Fresh, Oral Essentials, South of France, Tea Tree Therapy, Thai Deodorant Stone, Thayer’s, and more.

Financing

We intend to assume certain financing arrangements of HCMC and its subsidiaries prior to or concurrent with the separation. Upon completion of the separation, we expect to have approximately $13.8 million of total debt outstanding.

HCMC has secured binding commitments of $13.25 million in equity financing for HCWC from existing investors of HCMC. Pursuant to the Securities Purchase Agreement for the HCMC Series E Stock (“HCMC Series E SPA”), the purchasers of HCMC Series E Stock will also be required to purchase Series A Preferred Stock of HCWC in the same subscription amounts that the Purchasers paid for the HCMC Series E Stock (regardless of whether or not such HCMC Series E Stock has been converted into HCMC common stock).

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The purchase price is $1,000 per share of Series A Preferred Stock. The initial conversion price for the Series A Preferred Stock will be the volume weighted average price measured using the 3 trading days preceding the purchase of the Series A Preferred Stock. On the 40th calendar day (the “Reset Date”) after the sale of the Series A Preferred Stock, the conversion price will be reset in the event the closing price of the Class A common stock on such date is less than the initial conversion price of the Series A Preferred Stock. The reset conversion price is equal to the lower of (i) 90% of the average of volume weighted average price (the “VWAP”) measured using the 3 trading days preceding the Reset Date and (ii) if the registration statement (registering the shares issuable upon conversion of the Series A Preferred Stock) is declared effective by the SEC after the Reset Date, 90% of the average of the VWAP during 3 trading days immediately following the date such registration statement is declared effective by the Commission; provided, however, in no instance will the conversion price be reset below 30% of the initial conversion price. The holders of the HCWC Series A Preferred Stock shall have voting rights on as converted basis. HCWC will register for resale of our Class A common stock issuable upon conversion of the HCWC Series A Preferred Stock. The Series A Preferred Stock will not be convertible until the expiration of the Lock-Up Period. The proceeds from the sale of the Series A Preferred Stock will be used for general corporate purposes and potential acquisitions. The HCMC Series E Preferred Stock does not give the holders any rights with respect to HCWC other than to participate in the Distribution if the shares of HCMC Series E Preferred Stock are converted into HCMC common stock.

The expectation is the issuance of the Series A Preferred Stock will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder. The Series A Preferred Stock is being purchased by five institutional investors that would be deemed “accredited investors” as defined in Rule 501(a). Neither HCMC nor HCWC engaged in any general solicitation or public advertising in connection with the offering. The HCMC Series E Preferred Stock does not give the holders any rights with respect to HCWC other than to participate in the Distribution if the shares of HCMC Series E Preferred Stock are converted into HCMC common stock. As of the date of this prospectus, 1,111 shares of HCMC Series E Stock are outstanding.

The Company also entered into Securities Purchase Agreement on January 18, 2024 with institutional investors (the “Bridge Financing”) whereby the Company issued a total of approximately $1.9 million in unsecured promissory notes (the “Notes”). The notes were issued at a 10% original issue discount and accrue interest at a rate of 10% per annum. All principal and accrued interest on the Notes shall be due and payable upon the earlier of (1) the closing of the IPO, (2) the one-year anniversary of issuance or (3) the time at which the balance is due and payable upon an event of default. The investors agree to acquire $1,700,000 of Class A common stock in the potential initial public offering (the “IPO”), and the Company will issue 188,889 shares of Class A common stock (assuming an IPO offering price of $10 per share) to institutional investors upon IPO. On April 8, 2024, HCWC and the institutional investors entered into an amendment to the January 18, 2024 agreement whereby HCWC agrees to issue warrants (the “Bridge Warrants”) exercisable at $0.01 per share to purchase 188,889 shares of Class A common stock (the “Bridge Warrant Shares”) in lieu of the 188,889 shares of Class A common stock. Further, the parties agreed to extend the date to November 1, 2024 as the date when the HCWC spin-off transaction must be completed in order to require the institutional investors to acquire the Series A Convertible Preferred Stock.

Approximately $2,003,000 of our outstanding indebtedness was issued in connection with the Greens Natural Foods transaction, $640,000 of indebtedness was issued in connection with the Ellwood Thompson’s transaction, $1,225,000 of indebtedness was issued in connection with the GreenAcres Markets transaction and $1,808,000 of indebtedness was from the promissory notes issued to the institutional investors in the Bridge Financing. In the Green’s Natural Foods transaction, a subsidiary of the Company issued a secured promissory note (the “Greens Note”) in the principal amount of $3 million as a portion of the purchase price. The Greens Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Greens’ business. The Greens Note will be guaranteed by the Company. In the Ellwood Thompson’s transaction, a subsidiary of the Company issued a secured promissory note (the “Ellwood Note”) in the principal amount of $750,000 as a portion of the purchase price. The Ellwood Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Ellwood Thompson’s business. In the GreenAcres Markets transaction, a subsidiary of the Company issued a secured promissory note (the “GreenAcres Note”) in the principal amount of $1,825,000 million as a portion of the purchase price. The GreenAcres Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the GreenAcres Markets’ business.

The Company entered into a commitment letter with a private lender that will allow the Company to draw up to $5 million from a revolving credit facility (the “Facility”) through February 28, 2026. Any advances will be used for working capital purposes. Any amounts borrowed pursuant to the Facility will be repayable in full on February 28, 2026 and the interest rate on the amounts borrowed is 12%.

On July 18, 2024 (the “Loan Effective Date”), the Company entered into a loan and security agreement with a private lender for a $7,500,000 loan (the “Acquisition Loan”). A portion of the Acquisition Loan proceeds were used to acquire GreenAcres Markets. The loan is guaranteed by all of the subsidiaries of the Company (the “Guarantors”) and secured by all of the assets of the Company and the Guarantors. The Acquisition Loan has a term of three years and interest accrues at a rate of 12% on amounts borrowed. The Acquisition Loan maybe prepaid at any time at a premium in the amount of ten percent (10%) of the principal amount of the Acquisition Loan outstanding prior to such prepayment. Payments on the Acquisition Loan are required to be made as follows: $1,125,000 on first anniversary of the Loan Effective Date, $1,875,000 on the second anniversary of the Loan Effective Date, and the remaining outstanding principal balance of principal and accrued interest on the third anniversary of the Loan Effective Date.

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Employees

Following the separation from HCMC, we expect to have approximately 500 employees.

Legal Proceedings

We are involved from time to time in various legal proceedings that arise in the ordinary course of our business. We believe that such litigation, claims and administrative proceedings will not have a material adverse impact on our financial position or our results of operations. We record a liability when a loss is considered probable and the amount can be reasonably estimated.

Segment Information

We have one reporting segment, natural and organic retail stores, through which we conduct all of our business.

Listing of the Class A common stock

We have applied to list the Class A common stock on the NYSE American exchange under the symbol “HCWC.”

To be listed on the NYSE American stock exchange, an issuer must meet both the financial requirements and the public float requirement. With respect to the financial requirements, HCWC will need to meet the following NYSE American standards: (1) market capitalization of $50 million, (2) market value of public float of $20 million or more and (3) minimum share price of at least $3 per share. The pricing of the Offering may prevent HCWC from meeting the market capitalization requirement or the public float requirement required for approval for listing on the NYSE American exchange. In the event HCMC is not approved for listing on the NYSE American, it will not proceed with the Spin-Off or the Offering unless it is able to list the Class A common stock on another national securities exchange.

Listing Risks. The consummation of the Offering is contingent upon approval and listing of our Class A common stock on NYSE American exchange or another national securities exchange. Without such approval and listing, the Company will not proceed with the Offering.

Timing of the Spin Off and the Offering. We intend to conduct the Spin-Off and the Offering contemporaneously as the consummation of each transaction is conditioned on the other transaction occurring. The Spin-Off will become effective and the Offering will be priced on the same day. On the trading day following pricing (the “Initial Trading Day”), (1) assuming listing is approved, the Class A common stock will commence trading on NYSE American exchange and settlement will occur on a “T plus 1” basis, (2) the record holders of HCMC will be issued the HCWC common stock from the Spin-Off (the “Spin-Off Shares”) and (3) the HCWC transfer agent will also release the Spin-Off Shares to the Depository Trust Company (DTC) for further distribution to the HCMC record holders and beneficial holders. If the Class A common stock does not commence trading or the NYSE American exchange suspends the listing on the Initial Trading Day, the Spin-Off Shares will not be issued and the HCWC transfer agent will not release the shares to DTC.

Reasons for Furnishing this Prospectus

You should not construe this Prospectus as an inducement or encouragement to buy, hold or sell any of our securities or any securities of HCWC. We believe that the information contained in this Prospectus is accurate as of the date set forth on the cover. Changes to the information contained in this Prospectus may occur after that date, and neither we nor HCMC undertakes any obligation to update the information except in the normal course of our and HCMC’s public disclosure obligations and practices and except as required by applicable law.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there will be no public market for our shares of common stock. The offering price will be determined by negotiation among us and Maxim Group LLC (“Maxim”). The principal factors to be considered in determining the public offering price include:

●	the information set forth in this prospectus and otherwise available to Maxim;

●	the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings, growth and funding and our past ability to raise capital for the business;

●	the general condition of the securities market at the time of this offering;

●	the recent market prices of, and demand for, (1) publicly traded shares of generally comparable companies and (2) similarly situated newly public traded companies; and

●	other factors deemed relevant by the underwriters and us.

The price at which we are offering shares of Class A Common stock in the Offering has not been based on any third party valuation of HCWC or the Class A common stock.

While the Company and underwriters did consider HCMC’s current closing common stock quotation ($0.00005 on August 19, 2024 and the 52-week range ($0.00005 to $0.0001), along with HCMC’s high and low market caps during the period (which ranged from ~$4.8 million to ~$48 million over the prior 52-week period), given the lack of liquid trading in HCMC’s common stock on the OTC Pink marketplace and the other factors described above, relatively little weight was placed on the price and market cap of HCMC’s common stock relative to the other factors.

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The estimated range of the public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our shares of Class A common stock or that the shares of Class A common stock will trade in the public market at or above the offering price.

DIVIDEND POLICY

We do not intend to pay cash dividends on our common stock in the foreseeable future. We expect to retain future earnings, if any, for reinvestment in our business. Also, any credit agreements, which we may enter into, may restrict our ability to pay dividends. The payment of dividends in the future will be subject to the discretion of our Board and will depend, among other things, on our financial condition, results of operations, cash requirements, future prospects and any other factors our Board deems relevant.

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2024.

●	On an actual basis
●	On a proforma basis to give effect to the following transactions:

○	The issuance of Series A Convertible Preferred Stock in a private placement subsequent to June 30, 2024, for gross proceeds of $13,250,000; and
○	HCWC will issue 899,703 shares of common stock to HCMC to eliminate the net parent’s investment; and
○	HCWC will issue 230,000 shares of common stock at par value of $0.001 and an assumed offering price of $10.00 per share to HCMC in exchange of approximately $2.3 million of aggregate offering costs paid by HCMC on behalf of HCWC. The $2.3 million offering costs paid by HCMC include underwriter commission, legal, accounting, printing and other offering related costs.
○	HCWC will issue 8,270,287 shares of common stock to HCMC stockholders.

●	On a pro forma, as adjusted basis to give effect to the following transactions:

○	400,000 shares of Class A common stock at par value of $0.001 per share issued in the offering at the assumed offering price of $10.00 after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
○	Cash repayment of the notes in the principal amount of $1,888,889 and accrued interest expense of $49,111, and the recognition of a corresponding $1,888,889 loss on extinguishment.
○	Recognition of warrant liability and corresponding debt discount in the amount of $1,887,001 for the Bridge Warrant Shares based on the amendment to the original Security Purchase Agreement entered on January 18, 2024.
○	Amortization of debt discount in the amount of $115,708 related to the Promissory Notes original issuance discount.

	Unaudited Actual	Spin-off Adjustments	Note	Pro Forma	Transaction Adjustments	Note	Pro Forma, as Adjusted June 30, 2024

Cash	$964,246	$13,250,000	a	$14,214,246	$2,062,000	c	$16,276,246

Debt	4,531,707	-		4,531,707	(1,820,404)	c/d	2,711,303
Warrant liabilities	-	-		-	1,887,001	d	1,887,001
Total debt and warrant liabilities	4,531,707	-		4,531,707	66,597		4,598,304

Equity and Net Parent’s Investment

Net parent’s investment	8,997,032	(8,997,032)	b	-	-		-
Series A convertible preferred stock, $0.001 par value per share, 40,000,000 shares authorized, 0 share issued and outstanding, actual; and 13,250 issued and outstanding pro forma and pro forma, as adjusted	-	13	a	13	-		13
Common stock, $0.001 par value per share, 560,000,000 shares authorized; 10 shares issued and outstanding, actual; 9,400,000 shares issued and outstanding, pro forma; and 9,800,000 shares issued and outstanding, pro forma as adjusted	-	9,400	b	9,400	400	c/e	9,800
Additional Paid-in-Capital	-	22,237,619	a/b	22,237,619	3,999,600	c/f	26,237,219
Accumulated deficit	-	-		-	(2,004,597)	d/g	(2,004,597)
Total Equity and Net Parent’s Investment	8,997,032	13,250,000		22,247,032	1,995,403		24,242,435

Total Capitalization	$13,528,739	$13,250,000		$26,778,739	$2,062,000		$28,840,739

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The pro forma information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. The above table excludes the 60,000 overallotment Class A shares of common stock allotted to the underwriters.

a. Reflects the cash receipts from below transaction:

●	Secured commitments of $13.25 million in equity financing for HCWC from existing investors of HCMC. 13,250 shares of Series A preferred stock are issued to institutional investors at $0.001 par value per share and $1,000 stated value per share.

b. Represents elimination of HCMC net parent’s investment in HCWC, issuance and distribution to HCMC stockholders:

●	899,703 shares of common stock at par value of $0.001 per share and at assumed offering price of $10.00 issued to HCMC to eliminate the net parent’s investment.
●	230,000 shares of Class A common stock issued at par value of $0.001 per share and at the assumed offering price of $10.00 per share to HCMC in exchange of approximately $2.3 million of aggregate offering costs paid by HCMC on behalf of HCWC.
●	8,270,287 shares of common stock at par value of $0.001 per share at the assumed offering price of $10.00 per share issued to HCMC stockholders.
●	Additional paid-in-capital of $22,237,619 consists of:

●	$8,996,132 from 899,703 shares issued of common stock issued to HCMC,
●	$2,299,770 derived from 230,000 shares of common stock issued to HCMC at par value of $0.001 and at an assumed offering price of $10.00 per share in reimbursement of approximately $2,300,000 of estimated aggregate offering costs. This is pursuant to a written agreement between the parties, HCMC will pay for the aggregate offering costs. $2,300,000 reduction of equity as a result of reclass deferred offering cost from current assets to equity.
●	$82,694,698 from 8,270,287 shares of common stock issuance to HCMC stockholders and offset by the additional paid-in-capital adjustment at an assumed offering price of $10 per share which amounts to $82,702,968 from 8,270,287 shares of common stock issuance.
●	$13,249,987 from 13,250 shares of Series A preferred stock issued to institutional investors at $0.001 par value per share and $1,000 stated value per share.

c. Represents the cash activities upon IPO:

●	400,000 shares of common stock at par value of $0.001 per share issued in the offering at the assumed offering price of $10.00 after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
●	Cash repayment of the notes in the principal amount of $1,888,889 and accrued interest of $49,111.

d. Represents warrant liabilities activity and loan payable activity upon payback the Promissory Notes:

●	Reduction of loan payable in the amount of $1,888,889 and reduction of accrued expense for interest in the amount of $49,111 upon cash repayment of the Notes.
●	Increase in warrant liability of $1,887,001 for Bridge Warrant Shares as part of the SPA agreement and its amendment.
●	Amortization of the Promissory Notes debt discount in the amount of $115,708.

e. Represents Class A common stock issuance:

●	400,000 shares of Class A common stock issued upon IPO at par value of $0.001 per share and at the assumed offering price of $10.00 per share.

f. Represent additional paid in capital as a result of:

●	$3,999,600 derived from 400,000 IPO shares of common stock issued at par value of $0.001 and at assumed offering price of $10.00 per share.

g. Represents loss on extinguishment on Promissory Notes and debt discount amortization related with January 18, 2024 Promissory Notes and its amendment:

●	$115,708 debt discount amortization related to the Promissory Note discount amortization.
●	$1,888,889 loss on extinguishment related to the repayment of the Promissory Notes.

DILUTION

If you invest in our Class A common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our Class A common stock and the pro forma as adjusted net tangible book value per share of our Class A common stock immediately after this offering.

Our pro forma net tangible book value, after the aforementioned Spin-off, as of June 30, 2024 was $18.4 million, or $1.96 per share of our common stock. We calculate net tangible book value per share by dividing the net tangible book value (tangible assets less total liabilities) by the number of outstanding shares of our common stock.

After giving further effect to our issuance and sale of 400,000 shares of Class A common stock in this offering (assuming an IPO offering price of $10.00 per share, the midpoint of the range included on the cover page of this prospectus) and cash repayment of the promissory notes, our pro forma as adjusted net tangible book value as of June 30, 2024 would have been approximately $20.4 million, or approximately $2.08 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of approximately $0.12 to our existing stockholders and an immediate market value premium (dilution) in pro forma as adjusted net tangible book value per share of approximately $7.92 to new investors purchasing Class A common stock in this offering. Dilution per share to new investors purchasing Class A common stock in this IPO offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$10.00
Pro forma net tangible book value per share, after Spin-off, as of June 30, 2024	$1.96
Increase in net tangible book value per share attributable to new investors in this offering	$0.12
Pro forma as adjusted net tangible book value per share after this offering		$2.08
Dilution per share to new investors		$7.92

30

The number of shares of common stock that will be outstanding after this offering is 9,800,000 shares which excludes (i) the 1,325,000 shares of Class A common stock reserved for Series A preferred stock conversion, (ii) the 60,000 overallotment shares of Class A common stock reserved for the underwriters and (iii) 188,889 shares reserved for warrant exercise, of which 2,750,000 shares are Class A common stock and 7,050,000 shares are Class B common stock.

To the extent that any outstanding options are exercised, or new options are issued under the equity benefit plans, or we issue additional shares of common stock or convertible securities in the future, there will be further dilution to investors participating in this offering.

The following table summarizes, on a pro forma, as adjusted basis as of June 30, 2024, after giving effect to the aggregate of 400,000 shares of our Class A common stock upon the closing of this offering. As the table shows, new investors purchasing Class A common stock in this offering will pay an average price per share substantially higher than our existing stockholders paid.

	Shares Purchased		Total Tangible Book Value/ Consideration		Weighted Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders before this offering	9,400,000	95.92%	$18,398,909	90.21%	$1.96
Investors participating in this offering	400,000	4.08%	$1,997,291	9.79%	$4.99
Total	9,800,000	100%	$20,396,200	100%	$2.08

SELECTED HISTORICAL CONSOLIDATED CARVE-OUT FINANCIAL DATA

The following tables present our selected consolidated carve-out financial data for the periods indicated. We have derived our selected historical consolidated carve-out statement of operations data for the three and six months ended June 30, 2024 and 2023 from our unaudited condensed consolidated carve-out financial statements included elsewhere in this prospectus. We have derived our selected historical condensed consolidated carve-out balance sheet data as of June 30, 2024 from our unaudited condensed consolidated carve-out financial statements included elsewhere in the prospectus and derived our selected historical condensed consolidated carve-out balance sheet data as of December 31, 2023 from the audited balance sheet included elsewhere in this prospectus. The following historical financial data should be read in conjunction with “Risk Factors,” “Capitalization” and “Management’s Discussions and Analysis of Financial Condition and Results of Operations” and our audited 2023 financial statements and notes thereto included elsewhere in this Prospectus.

Consolidated Carve-Out Statement of Operations (Unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Sales, net	$15,594,575	$13,574,896	$31,488,933	$27,134,602

Cost of sales	9,698,119	8,493,213	19,538,100	17,137,913

Gross profit	5,896,456	5,081,683	11,950,833	9,996,689

Operating expenses	6,378,014	5,940,339	13,034,137	11,845,994

Loss from operations	(481,558)	(858,656)	(1,083,304)	(1,849,305)

Other income (expense)
Other income (expense), net	3,828	4,600	7,183	(12,850)
Interest expense, net	(117,977)	(41,075)	(221,049)	(62,024)
Change in contingent consideration	-	425,000	-	402,900
Total other income (expense), net	(114,149)	388,525	(213,866)	328,026

Loss before taxes	(595,707)	(470,131)	(1,297,170)	(1,521,279)

Income tax benefit (expense)	-	-	-	-

Net loss	$(595,707)	$(470,131)	$(1,297,170)	$(1,521,279)

31

Consolidated Carve-Out Balance Sheets:

	June 30, 2024 (Unaudited)	December 31, 2023
ASSETS
CURRENT ASSETS
Cash	$964,246	$1,422,580
Accounts receivable, net	157,335	128,171
Inventories	3,930,646	4,162,218
Prepaid expenses and vendor deposits	186,556	174,970
Other current assets	97,142	56,842
Assets held for sale	543,854	-
TOTAL CURRENT ASSETS	5,879,779	5,944,781

Property, plant, and equipment, net	1,984,939	2,676,639
Intangible assets, net	3,718,385	4,178,519
Right-of-use asset	9,974,601	11,412,562
Due from related party	5,815,241	3,753,003
Other assets	474,476	467,056
TOTAL ASSETS	$27,847,421	$28,432,560

LIABILITIES AND NET PARENT’S INVESTMENT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,350,444	$4,920,411
Contract liabilities	123,375	207,513
Current portion of loan payable	2,495,340	702,701
Operating lease liability, current	2,665,438	2,748,824
TOTAL CURRENT LIABILITIES	9,634,597	8,579,449

Loan payable, net of current portion	2,036,367	2,403,807
Operating lease liability, net of current	7,179,425	8,461,182
TOTAL LIABILITIES	18,850,389	19,444,438

COMMITMENTS AND CONTINGENCIES (SEE NOTE 16)

NET PARENT’S INVESTMENT	8,997,032	8,988,122

TOTAL LIABILITIES AND NET PARENT’S INVESTMENT	$27,847,421	$28,432,560

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL INFORMATION

Introduction to Unaudited Pro Forma Condensed Consolidated Carve-Out Financial Information

The following unaudited pro forma condensed consolidated carve-out financial statements of Healthy Choice Wellness Corp. gives effect to the following planned transactions (the “Transactions”):

●	The estimated gross proceeds of $13,250,000 from institutional investors from the issuance of 13,250 shares of Series A preferred stock at a price of $1,000.00 per share.
●	Issuance of 899,703 shares of common stocks at par value of $0.001 per share and at assumed offering price of $10.00 per share to HCMC to eliminate the net parent’s investment.
●	Issuance of 230,000 shares of common stock at par value of $0.001 and at assumed offering price of $10.00 per share to HCMC in exchange of approximately $2.3 million of aggregate offering costs paid by HCMC on behalf of HCWC.
●	Issuance of 8,270,287 shares of common stock at par value of $0.001 per share and at assumed offering price of $10.00 per share to HCMC stockholders.
●	The estimated gross proceeds of $4,000,000 from the initial public offering, issuance and distribution of 400,000 shares of common stocks at par value of $0.001 per share and at assumed offering price of $10.00 per share to the IPO stockholders.
●	Cash repayment of the notes in the principal amount of $1,888,889 and accrued interest of $49,111 upon maturity.
●	Warrant liability of $1,887,001 for Bridge Warrant Shares pursuant to the SPA and its amendment.
●	Amortization of debt discount in the amount of $115,708 on the promissory notes, and loss on extinguishment in the amount of $1,888,889 related to the repayment of the Promissory Notes.

The following unaudited pro forma condensed consolidated carve-out statement of operations for the year ended December 31, 2023 of Healthy Choice Wellness Corp. also gives effect to the following pro forma adjustments (the “Acquisition Adjustments”):

●	Unaudited financial information for Ellwood Thompson’s prior to acquisition date.
●	$103,355 pro forma adjustment related to amortization of intangibles and backing out acquisition related legal and accounting fees.

The unaudited pro forma condensed consolidated carve-out financial statements consist of the unaudited pro forma condensed consolidated carve-out statement of operations for the year ended December 31, 2023, the unaudited pro forma condensed consolidated carve-out statement of operations for the six months ended June 30, 2024 and the unaudited pro forma condensed consolidated carve-out balance sheet as of June 30, 2024. The unaudited pro forma condensed consolidated carve-out financial statements for the relevant period have been derived by application of pro forma adjustments to our historical carve-out financial statements included elsewhere in this prospectus.

The unaudited pro forma condensed consolidated carve-out balance sheet reflects the spin-off and the initial public offering as if it occurred on June 30, 2024. The unaudited pro forma condensed consolidated carve-out statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 reflect the spin-off and IPO as if it occurred on January 1, 2023. Upon Spin-Off, HCWC will sell shares of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with the gross proceeds from such offering expected to be $13.25 million. The initial conversion price for the Series A Preferred Stock will be the day volume weighted average price measured using the 3 trading days preceding the purchase of the Series A Preferred Stock. The initial public offering is estimated to raise $4 million gross proceeds from 400,000 shares of Class A common stock issuance, assuming an offering price of $10 per share. The initial public offering also includes repayment of the promissory notes of approximately $1.9 million principal amount to institutional investors. HCWC will recognize warrant liability in the amount of $1,887,001 for the Bridge Warrant Shares pursuant to the SPA and its subsequent amendment. The unaudited pro forma condensed consolidated carve-out statement of operations for the year ended December 31, 2023 also reflects the acquisition of Ellwood Thompson’s as if it occurred on January 1, 2023. There were no proforma adjustments related to the acquisition in the unaudited pro forma condensed consolidated financial statements for the six months ended June 30, 2024 as the historical statements already include the acquisition. The Company will reimburse HCMC, pursuant to a written agreement between the parties, for the aggregate estimated offering costs of $2,300,000 by issuing 230,000 shares of common stock at par value of $0.001 and at an assumed offering price of $10.00 per share. The pro forma adjustments, described in the related notes, are based on currently available information and certain estimates and assumptions that management believes are reasonable. These estimates and assumptions are preliminary and have been made solely for the purpose of developing these unaudited pro forma condensed consolidated carve-out financial statements. Actual results could differ, perhaps materially, from these estimates and assumptions.

The following unaudited pro forma condensed consolidated carve-out financial statements and the related notes should be read in conjunction with the sections titled “Use of Proceeds,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited condensed consolidated carve-out financial statements for the six months ended June 30, 2024, and the audited consolidated carve-out financial statements for the year ended December 31, 2023 of the Company and the related notes included elsewhere in this prospectus.

33

HEALTHY CHOICE WELLNESS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2024

	Unaudited Actual	Transaction Adjustment	Note	Pro Forma	Transaction Adjustments	Note	Pro Forma, As Adjusted June 30, 2024

Sales, net	$31,488,933	$-		$31,488,933	$-		$31,488,933

Cost of sales	19,538,100	-		19,538,100	-		19,538,100

Gross profit	11,950,833	-		11,950,833	-		11,950,833

Total operating expenses	13,034,137	-		13,034,137	-		13,034,137

Loss from operations	(1,083,304)	-		(1,083,304)	-		(1,083,304)

Other income (expense)
Other income (expense), net	7,183	-		7,183	-		7,183
Interest expense, net	(221,049)	-		(221,049)	-		(221,049)
Total income (expense), net	(213,866)	-		(213,866)	-		(213,866)

Income tax benefit (expense)	-	-		-	-		-

Net loss	$(1,297,170)	$-		$(1,297,170)	$-		$(1,297,170)

Weighted average shares outstanding, basic and diluted	-	9,400,000	2a	9,400,000	588,889	2b	9,988,889

Loss per share, basic and diluted	$-	$-		$(0.14)	$-		$(0.13)

34

HEALTHY CHOICE WELLNESS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Unaudited Actual	Transaction and Acquisition Adjustments (3c)	Note	Pro Forma	Transaction Adjustments	Note	Pro Forma, As Adjusted December 31, 2023

Sales, net	$55,689,793	$9,572,373		$65,262,166	$-		$65,262,166

Cost of sales	35,341,569	6,133,501		41,475,070	-		41,475,070

Gross profit	20,348,224	3,438,872		23,787,096	-		23,787,096

Total operating expenses	30,872,293	3,635,356		34,507,649	-		34,507,649
				-
(Loss) income from operations	(10,524,069)	(196,484)		(10,720,553)	-		(10,720,553)

Other income (expense)
Change in contingent consideration	774,900	-		774,900	-		774,900
Other income (expense), net	16,230	9,252		25,482	-		25,482
Loss on Extinguishment	-	-		-	(1,888,889)	3e	(1,888,889)
Interest income (expense), net	(199,681)	-		(199,681)	(115,708)	3d	(315,389)
Total income (expense), net	591,449	9,252		600,701	(2,004,597)		(1,403,896)

Income tax benefit (expense)	-	-		-	-		-

Net (loss) income	$(9,932,620)	$(187,232)		$(10,119,852)	$(2,004,597)		$(12,124,448)

Weighted average shares outstanding, basic and diluted	-	9,400,000	3a	9,400,000	588,889	3b	9,988,889

Loss per share, basic and diluted	$-	$(0.02)		$(1.08)	$(3.40)		$(1.21)

(3c) Include unaudited financial information prior to acquisition date.

35

HEALTHY CHOICE WELLNESS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2024

	(Unaudited) Actual	Transaction and Other Adjustments	Notes	Pro Forma	Adjustment	Notes	Pro Forma as Adjusted June 30, 2024
ASSETS
CURRENT ASSETS
Cash	$964,246	$13,250,000	4a	$14,214,246	$2,062,000	4c	$16,276,246
Accounts receivable	157,335	-		157,335	-		157,335
Inventories	3,930,646	-		3,930,646	-		3,930,646
Prepaid expenses and vendor deposits	186,556	-		186,556	-		186,556
Other current assets	97,142	-		97,142	-		97,142
Assets held for sale	543,854	-		543,854	-		543,854
TOTAL CURRENT ASSETS	5,879,779	13,250,000		19,129,779	2,062,000		21,191,779

Property and equipment, net	1,984,939	-		1,984,939	-		1,984,939
Intangible assets, net	3,718,385	-		3,718,385	-		3,718,385
Right-of-use asset	9,974,601	-		9,974,601	-		9,974,601
Due from related party	5,815,241	-		5,815,241	-		5,815,241
Other assets	474,476	-		474,476	-		474,476
TOTAL ASSETS	$27,847,421	$13,250,000		$41,097,421	$2,062,000		$43,159,421

LIABILITIES AND NET PARENT’S INVESTMENT AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,350,444	$-		$4,350,444	$(49,111)	4d	$4,301,333
Contract liabilities	123,375	-		123,375	-		123,375
Current portion of loan payable	2,495,340	-		2,495,340	(1,771,293)	4d	724,047
Warrant liability	-	-		-	1,887,001	4d	1,887,001
Operating lease liability, current	2,665,438	-		2,665,438	-		2,665,438
TOTAL CURRENT LIABILITIES	9,634,597	-		9,634,597	66,597		9,701,194

Loan payable, net of current portion	2,036,367	-		2,036,367	-		2,036,367
Operating lease liability, net of current	7,179,425	-		7,179,425	-		7,179,425
TOTAL LIABILITIES	18,850,389	-		18,850,389	66,597		18,916,986

TOTAL NET PARENT INVESTMENT AND EQUITY
Net parent investment	8,997,032	(8,997,032)	4b	-	-		-
Series A Preferred Stock	-	13	4a	13	-		13
Common stock distributed to HCMC	-	1,130	4b	1,130	-		1,130
Common stock issued to HCMC’s stockholders	-	8,270	4b	8,270	-		8,270
Common stock IPO Issued	-	-		-	400	4c/4e	400
Additional Paid-in-Capital	-	22,237,619	4a/4b	22,237,619	3,999,600	4c/4f	26,237,219
Accumulated deficit	-	-		-	(2,004,597)	4d/4g	(2,004,597)
TOTAL NET PARENT INVESTMENT AND EQUITY	8,997,032	13,250,000		22,247,032	1,995,403		24,242,435

TOTAL LIABILITIES AND NET PARENT INVESTMENT AND EQUITY	$27,847,421	$13,250,000		$41,097,421	$2,062,000		$43,159,421

36

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL INFORMATION

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information set forth herein is based upon the financial statements of Healthy Choice Wellness Corp. and the planned Transactions and the Acquisition Adjustment. The unaudited pro forma condensed consolidated financial information is presented as if the Transactions and acquisition adjustment had been completed on January 1, 2023 with respect to the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023. The unaudited pro forma condensed consolidated balance sheet is presented as if the Transactions had been completed on June 30, 2024.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and is not necessarily indicative of the consolidated financial position or results of operations had the Transactions occurred as of the dates indicated, nor is it meant to be indicative of any anticipated consolidated financial position or future results of operations that the Company will experience after the completion of the Transactions.

Note 2. Adjustment to the Unaudited Pro Forma Condensed Consolidated Carve-Out Statement of Operations for the six months ended June 30, 2024:

●	2a represents number of shares of common stock issued to eliminate HCMC net parent’s investment and distribution to HCMC’s shareholders:

○	899,703 shares of common stock at par value of $0.001 per share issued to HCMC to eliminate the net parent’s investment.
○	230,000 shares of Class A common stock at par value of $0.001 per share and at assumed offering price of $10.00 per share issued to HCMC in exchange of $2,300,000 IPO cost paid by HCMC.
○	8,270,287 shares of common stock at par value of $0.001 per share at the assumed offering price of $10.00 per share issued to HCMC stockholders.

●	2b represents common stock issuance upon IPO and shares used in calculating weighted average shares outstanding:

○	issuance and distribution of 400,000 shares of Class A common stocks at par value of $0.001 per share and at assumed offering price of $10.00 per share which reflects the impact of the Class A common stock issued to the IPO stockholders.
○	188,889 shares underlying warrants that, while common shares not issued upon IPO, are included in weighted average shares outstanding calculation as the warrant is exercisable for nominal consideration.

Note 3. Adjustment to the Unaudited Pro Forma Condensed Consolidated Carve-Out Statement of Operations for the year ended December 31, 2023.

●	3a represents number of shares of common stock issued to eliminate HCMC net parent’s investment and distribution to HCMC’s shareholders:

○	899,703 shares of common stock at par value of $0.001 per share issued to HCMC to eliminate the net parent’s investment.
○	230,000 shares of Class A common stock at par value of $0.001 per share and at assumed offering price of $10.00 per share issued to HCMC in exchange of $2,300,000 IPO cost paid by HCMC.
○	8,270,287 shares of common stock at par value of $0.001 per share at the assumed offering price of $10.00 per share issued to HCMC stockholders.

●	3b represents common stock issuance upon IPO and shares used in calculating weighted average shares outstanding:

○	issuance and distribution of 400,000 shares of Class A common stocks at par value of $0.001 per share and at assumed offering price of $10.00 per share which reflects the impact of the Class A common stock issued to the IPO stockholders.
○	188,889 shares underlying warrants that, while common shares not issued upon IPO, are included in weighted average shares outstanding calculation as the warrant is exercisable for nominal consideration.

37

●	3c represents unaudited financial information for Ellwood Thompson’s prior to acquisition dates, and pro forma adjustment in the total amount of $103,355 for amortization of intangibles, and backing out acquisition related legal and accounting fees.

●	3d represents debt discount amortization from the Promissory Notes signed on January 18, 2024:

○	$115,708 debt discount amortization is related to the Promissory Notes original issuance discount.

●	3e represents loss on extinguishment in the amount of $1,888,889 related to the repayment of the Promissory Notes.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Consolidated Carve-Out Balance Sheet as of June 30, 2024:

●	4a represents cash proceeds for Series A preferred stock issuance:

○	The secured commitments of $13.25 million in equity financing for HCWC from existing investors of HCMC. 13,250 shares of Series A preferred stock are issued to institutional investors at $0.001 par value per share and $1,000 stated value per share.

●	4b represents elimination of HCMC net parent’s investment in HCWC, issuance and distribution to HCMC and the HCMC stockholders:

○	899,703 shares of common stock at par value of $0.001 per share issued to HCMC to eliminate the net parent’s investment.
○	230,000 shares of Class A common stock at par value of $0.001 per share and at assumed offering price of $10.00 per share issued to HCMC in exchange of $2,300,000 IPO cost paid by HCMC.
○	8,270,287 shares of common stock at par value of $0.001 per share at the assumed offering price of $10.00 per share issued to HCMC stockholders.
○	Additional paid-in-capital of $22,237,619 consists of:

■	$8,996,132 from 899,703 shares issued of common stock issued to HCMC.
■	$2,299,770 derived from 230,000 shares of common stock issued to HCMC at par value of $0.001 and at an assumed offering price of $10.00 per share in reimbursement of approximately $2,300,000 of estimated aggregate offering costs. This is pursuant to a written agreement between the parties, HCMC will pay for the aggregate offering costs. Accordingly, the recording of the offering costs and the issuance of the common stock have no net effect on the Company’s equity.
■	$82,694,698 from 8,270,287 shares of common stock issuance to HCMC stockholders and offset by the additional paid-in-capital adjustment at an assumed offering price of $10 per share which amounts to $82,702,968 from 8,270,287 shares of common stock issuance.
■	$13,249,987 from 13,250 shares of Series A preferred stock issued to institutional investors at $0.001 par value per share and $1,000 stated value per share.

●	4c represents cash activities upon IPO:

○	The gross proceeds of $4 million received from issuance and distribution of 400,000 shares of Class A common stocks at par value of $0.001 per share and at an assumed offering price of $10.
○	Cash repayment of the notes in the principal amount of $1,888,889 plus accrued interest of $49,111 pursuant to the January 18, 2024 SPA.

●	4d represents the issuance of the Bridge Warrants and payback the promissory notes and interest accrued pursuant to the January 18, 2024 SPA and its amendment:

○	Fair value of the warrant liability in the amount of $1,887,001 for Bridge Warrant Shares for institutional investors.
○	Reduction of loan payable in the amount of $1,888,889 and reduction of accrued expense in the amount of $49,111 upon cash repayment of the promissory notes.
○	Debt discount amortization in the amount of $115,708 related to the promissory notes original issuance discount.

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●	4e represents common stock issuance upon IPO:

○	400,000 shares of Class A common stock issued upon IPO at par value of $0.001 per share and at the assumed offering price of $10.00 per share.

●	4f represents additional paid in capital activity as a result of:

○	$3,999,600 derived from cash proceed of $4 million upon 400,000 shares of Class A common stock issued upon IPO at par value of $0.001 per share and at the assumed offering price of $10.00 per share.

●	4g represents loss on extinguishment and debt discount amortization pursuant to January 18, 2024 SPA and its amendment:

○	$115,708 debt discount amortization is related to the Promissory Notes original issuance discount.
○	$1,888,889 loss on extinguishment related to the repayment of the Promissory Notes.

Note 5. Accounting for Security Purchase Agreement and its Amendments

The Company entered into Securities Purchase Agreement (“SPA”) on January 18, 2024 with institutional investors whereby the Company issued a total of approximately $1.9 million in unsecured promissory notes (the “Notes”) in exchange of $1.7 million cash. The notes were issued at a 10% discount to the original issue value. All principal and accrued interest on the Notes shall be due and payable upon the earlier of (1) the closing of the IPO, (2) the one-year anniversary of issuance or (3) the time at which the balance is due and payable upon an event of default. Upon IPO, the Company will pay the Notes in the face amount of approximately $1.9 million and the Company will issue 188,889 shares of Class A common stock (assuming an IPO offering price of $10 per share) to institutional investors. On April 8, 2024, HCWC and the institutional investors entered into an amendment to the January 18, 2024 agreement whereby HCWC agrees to issue warrants with an exercise price of $0.01 per share in lieu of the Class A common stock shares. The warrants will be issued in the same aggregate value as the Class A common stock, $1,888,889.

●	The Company conducted an assessment of the SPA transactions pertaining to the Promissory Notes and Bridge Warrant Shares in accordance with ASC 480 “Distinguishing Liabilities from Equity,” and ASC 815 “Derivatives and Hedging”. It determined that both the Promissory Notes and Bridge Warrant Shares should be classified as liabilities.
●	The Company received cash proceeds from the Notes in the amount of $1,700,000 on January 18, 2024, which are included in the unaudited actual column of the June 30, 2024 unaudited proforma condensed consolidated balance sheet. The Company will pay back the Notes in the principal amount of $1,888,889 plus additional accrued interest of $49,111 upon IPO. See Note 4c.
●	Using the Intrinsic Value Method, the Company concluded that the fair value of the warrant liability is $1,887,001. The warrant will remain outstanding at IPO until exercised. See Note 4d.
●	The promissory notes’ principal value is $1,888,889 with an initial debt discount of $188,889. Unamortized debt discount at June 30, 2024 is at $115,708. See Notes 4d and 3d.
●	As a result of the evaluation, the Company recognized $1,888,889 loss on extinguishment and recognized amortization of debt discount in the amount of $115,708. See Notes 3d and 3e.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) should be read in conjunction with June 30, 2024 unaudited and December 31, 2023 audited consolidated carve-out financial statements and notes thereto which are included elsewhere in this Prospectus. This MD&A contains forward-looking statements. Refer to “Forward-Looking Statements” at the beginning of this Prospectus for an explanation of these types of statements. Summarized numbers included in this section, and corresponding percentage or basis point changes may not sum due to the effects of rounding.

Our Business

Healthy Choice Wellness Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives. Through its wholly owned subsidiaries, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins, and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com).

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com).

●	Mother Earth’s Storehouse, an organic and health food and vitamin store in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com).

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products (www.Greensnaturalfoods.com).

●	Ellwood Thompson’s, an organic and natural health food and vitamin store located in Richmond, Virginia. (www.ellwoodthompsons.com).

●	GreenAcres Market, an organic and natural health food and vitamin chain with five store locations in Kansas and Oklahoma. GreenAcres Market is a chain of premier natural foods stores, offering organic and all natural products and vitamins from both top national brands as well as locally sourced specialty brands (www.greenacres.com).

Two Healthy Choice Wellness Centers are currently in operation. Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates a Healthy Choice Wellness Center in Kingston, NY and has a licensing agreement for a Healthy Choice Wellness Center located at the Casbah Spa and Salon in Fort Lauderdale, FL. The Company continues to seek out locations for new Healthy Choice Wellness Centers but there are not currently any agreements in place for the opening of any new locations.

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

Industry Trends and Economics

We have identified the following recent trends and factors that have impacted and may continue to impact our results of operations and financial condition:

●	COVID-19 pandemic. On March 11, 2020, the World Health Organization announced that COVID-19 infections had become a pandemic, and on March 13, 2020, the U.S. President announced a National Emergency relating to the disease. During the course of the COVID-19 pandemic, federal, state and local authorities have imposed, from time to time, a number of public health mandates intended to prevent the spread of the virus, including vaccination mandates, social distancing, quarantine, wearing face coverings, and “stay-at-home” measures. While significant efforts to distribute COVID-19 vaccines to the public are ongoing across the United States and states have reopened their economies by easing restrictions, certain of these public health mandates have had an adverse impact on the U.S. economy. Additional negative financial markets and industry-specific impacts could result from future case surges, outbreaks, COVID-19 virus variants, the potential that current vaccines may be less effective or ineffective against future COVID-19 virus variants, and the risk that large groups of the population may not receive vaccinations against COVID-19. The long-term economic impact of the COVID-19 pandemic is unknown at this time.

●	Impact of the COVID-19 pandemic on our operations. We believe we have acted proactively in response to the COVID-19 pandemic and the resulting government mandates. To date, all of our stores have continued operating since the start of the COVID-19 pandemic. We have experienced increased levels of net sales and average transaction size due to the COVID-19 pandemic as public health measures have been implemented by states across our footprint and customers have adjusted to these new circumstances by consuming more food at home. The COVID-19 pandemic and government mandates have also led to an increase in online orders for home delivery, which we offer at substantially all our stores in partnership with a third party.

●	Future impact of the COVID-19 pandemic. We believe our proactive response to the COVID-19 pandemic has resulted in increased customer loyalty, but there can be no assurance we will continue to experience elevated levels of net sales, in particular, when the COVID-19 pandemic subsides. We expect the impact of the COVID-19 pandemic and government mandates on our financial condition, results of operations and cash flows will depend on the extent and duration of the COVID-19 pandemic, the governmental and public actions taken in response, including economic stabilization efforts, and the long-term effect the COVID-19 pandemic will have on the U.S. economy. Moreover, the COVID-19 pandemic and government mandates make it more challenging for management to estimate future performance of our business, particularly over the near term. See “Risk Factors.” Additional information regarding the impact of the COVID-19 pandemic and government mandates on our business and results of operations is provided below in this MD&A.

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●	Impact of broader economic trends and political environment. The grocery industry and our sales are affected by general economic conditions, including, but not limited to, consumer spending, the level of disposable consumer income, consumer debt, interest rates, inflation or deflation, periods of recession and growth, the price of commodities, the political environment and consumer confidence. Furthermore, our ability to meet our labor needs, while controlling wage and labor-related costs, is subject to numerous external factors, including the availability of a sufficient number of qualified persons in the work force in the markets in which we are located, unemployment levels within those markets, prevailing wage rates, changing demographics, health and other insurance costs and changes in employment legislation, including unemployment benefits.

●	Opportunities in the growing natural and organic grocery and dietary supplements industry. Our industry, which includes organic and natural foods and dietary supplements, continues to experience growth driven primarily by increased public interest in health and nutrition. Capitalizing on this opportunity, we continue to open new stores and enter new markets. We expect the rate of new store unit growth in the near future to be dependent upon economic and business conditions and other factors, including the impact of the COVID-19 pandemic and related government mandates.

●	Competition. The grocery and dietary supplement retail business is a large, fragmented and highly competitive industry with few barriers to entry. Competition in the grocery industry is likely to intensify, and shopping dynamics may shift, as a result of, among other things, industry consolidation, expansion by existing competitors, and the increasing availability of grocery ordering, pick-up and delivery options. These businesses compete with us on the basis of price, selection, quality, customer service, convenience, location, store format, shopping experience, ease of ordering and delivery or any combination of these or other factors. They also compete with us for products and locations. In addition, some of our competitors are expanding to offer a greater range of natural and organic foods. We also face internally generated competition when we open new stores in markets we already serve. We believe our commitment to carrying only carefully vetted, affordably priced and high-quality natural and organic products and dietary supplements, as well as our focus on providing nutrition education, differentiate us in the industry and provide a competitive advantage.

●	Consumer preferences. Our performance is also impacted by trends regarding natural and organic products, dietary supplements, and at-home meal preparation. Consumer preferences towards dietary supplements or natural and organic food products might shift as a result of, among other things, economic conditions, food safety perceptions, changing consumer choices and the cost of these products. A change in consumer preferences away from our offerings, including those resulting from reductions or changes in our offerings, could have a material adverse effect on our business. Additionally, negative publicity regarding the safety of dietary supplements, product recalls or new or upgraded regulatory standards may adversely affect demand for the products we sell and could result in lower consumer traffic, sales, and results of operations.

Results of Operations

The following table sets forth our Consolidated Carve-Out Statements of Operations for the three months ended June 30, 2024 and 2023 which is used in the following discussions of our results of operations:

	Three Month Ended June 30,		2024 to 2023
	2024	2023	Change $

Sales, net	$15,594,575	$13,574,896	$2,019,679

Cost of sales	9,698,119	8,493,213	1,204,906

Gross profit	5,896,456	5,081,683	814,773

Operating expenses	6,378,014	5,940,339	437,675

Loss from operations	(481,558)	(858,656)	377,098

Other income (expense)
Other income, net	3,828	4,600	(772)
Interest expense, net	(117,977)	(41,075)	(76,902)
Change in contingent consideration	-	425,000	(425,000)
Total other (expense) income, net	(114,149)	388,525	(502,674)

Loss before taxes	(595,707)	(470,131)	(125,576)

Income tax benefit (expense)	-	-	-

Net loss	$(595,707)	$(470,131)	$(125,576)

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Net sales increased $2.0 million to $15.6 million for the three months ended June 30, 2024 as compared to $13.6 million for the same period in 2023. The increase in grocery sales of $2.9 million was primarily due to the acquisition of Ellwood Thompson’s, offset by a decrease in same-store sales of $0.9 million; this was in large part attributable to the closing of the non-performing Saugerties store and the outsourced prepared food service in Ada’s Natural Food store which was an underperforming department.

Cost of goods sold for the three months ended June 30, 2024 and 2023 were $9.7 million and $8.5 million, respectively. The increase of $1.9 million is primarily due to the acquisition of Ellwood Thompson’s, offset by a decrease in same-store cost of goods sold of $0.7 million. Gross profit was $5.9 million and $5.1 million for the three months ended June 30, 2024 and 2023, respectively. Gross margin as a percentage of sales increased approximately 0.4% as compared to the same period in prior year because of the closing of the non-performing Saugerties store and the outsourced prepared food service in Ada’s Natural Food store which was an underperforming department.

Total operating expenses increased $0.4 million to $6.4 million for the three months ended June 30, 2024. The increase of $0.8 million was a result of full three months operations for the three months ended June 30, 2024 of Ellwood Thompson’s acquired in October 2023, offset by a decrease in same-store payroll and benefit expenses of $0.4 million.

Total other (expenses) income, net of $114,000 for the three months ended June 30, 2024 consists of net interest expense of $118,000, offset by $4,000 other income. Total other (expenses) income, net of $388,000 for the three months ended June 30, 2023 consists of interest expense of $41,000, other income of $5,000 and change of contingent consideration of $425,000.

The following table sets forth our Consolidated Carve-Out Statements of Operations for the six months ended June 30, 2024 and 2023 which is used in the following discussions of our results of operations:

	Six Months Ended June 30,		2024 to 2023
	2024	2023	Change $

Sales, net	$31,488,933	$27,134,602	$4,354,331

Cost of sales	19,538,100	17,137,913	2,400,187

Gross profit	11,950,833	9,996,689	1,954,144

Operating expenses	13,034,137	11,845,994	1,188,143

Loss from operations	(1,083,304)	(1,849,305)	766,001

Other income (expense)
Other income (expense), net	7,183	(12,850)	20,033
Interest expense, net	(221,049)	(62,024)	(159,025)
Change in contingent consideration	-	402,900	(402,900)
Total other (expense) income, net	(213,866)	328,026	(541,892)

Loss before taxes	(1,297,170)	(1,521,279)	224,109

Income tax benefit (expense)	-	-	-

Net loss	$(1,297,170)	$(1,521,279)	$224,109

Net sales increased $4.4 million to $31.5 million for the six months ended June 30, 2024 as compared to $27.1 million for the same period in 2023. The increase in grocery sales of $5.9 million was primarily due to the acquisition of Ellwood Thompson’s, offset by a decrease in same-store sales of $1.5 million; this was in large part attributable to the closing of the non-performing Saugerties store and the outsourced prepared food service in Ada’s Natural Food store which was an underperforming department.

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Cost of goods sold for the six months ended June 30, 2024 and 2023 were $19.5 million and $17.1 million, respectively. The increase of $3.7 million is primarily due to the acquisition of Ellwood Thompson’s, offset by a decrease in same-store cost of goods sold of $1.3 million. Gross profit was $12.0 million and $10.0 million for the six months ended June 30, 2024 and 2023, respectively. Gross margin as a percentage of sales increased approximately 1.1% as compared to the same period in prior year because of the closing of the non-performing Saugerties store and the outsourced prepared food service in Ada’s Natural Food store which was an underperforming department.

Total operating expenses increased $1.2 million to $13.0 million for the six months ended June 30, 2024. The increase of $1.7 million was a result of full six months operations for the six months ended June 30, 2024 of Ellwood Thompson’s acquired in October 2023, offset by a decrease in same-store operating expenses of $0.5 million.

Total other (expenses) income, net of $214,000 for the six months ended June 30, 2024 consists of net interest expense of $221,000, offset by $7,000 other income. Total other (expenses) income, net of $328,000 for the six months ended June 30, 2023 consists of interest expense of $62,000, other expense of $13,000, and change of contingent consideration of $403,000.

The following table sets forth our Consolidated Carve-Out Statements of Operations for the years ended December 31, 2023 and 2022 which is used in the following discussions of our results of operations:

	For the Years Ended December 31,		2023 to 2022
	2023	2022	Change $

Sales, net	$55,689,793	$29,009,640	$26,680,153

Cost of sales	35,341,569	18,926,175	16,415,394

Gross profit	20,348,224	10,083,465	10,264,759

Selling, general and administrative	24,768,293	14,251,075	10,517,218
Impairment of intangible assets	6,104,000	-	6,104,000
Operating expenses	30,872,293	14,251,075	16,621,218

Loss from operations	(10,524,069)	(4,167,610)	(6,356,459)

Other income (expense)
Other income, net	16,230	541,807	(525,577)
Interest expense, net	(199,681)	(29,992)	(169,689)
Change in contingent consideration	774,900	333,100	441,800
Total other (expense) income, net	591,449	844,915	(253,466)

Loss before taxes	(9,932,620)	(3,322,695)	(6,609,925)

Income tax benefit (expense)	-	-	-

Net loss	$(9,932,620)	$(3,322,695)	$(6,609,925)

Net sales increased $26.7 million to $55.7 million for the year ended December 31, 2023 as compared to $29.0 million for the same period in 2022. The $27.6 million increase in grocery sales was primarily a result of a full year operations for the year ended December 31, 2023 of Mother Earth’s Storehouse acquired in February 2022, Green’s Natural Foods acquired in October 2022 and the acquisition of Ellwood Thompson’s in October 2023, offset by a decrease in same-store sales of $1.0 million.

Cost of goods sold for the year ended December 31, 2023 and 2022 were $35.3 million and $18.9 million, respectively, an increase of $17.5 million was primarily a result of full year operations in 2023 of Mother Earth’s Storehouse acquired in February 2022, Green’s Natural Foods acquired in October 2022 and the acquisition of Ellwood Thompson’s in October 2023, offset by a decrease in same-store cost of goods sold of $1.1 million.

Total selling, general and administrative expenses increased $10.5 million to $24.8 million for the year ended December 31, 2023. The increase of $11.3 million was a result of full year operations for the year ended December 31, 2023 of Mother Earth’s Storehouse acquired in February 2022, Green’s Natural Foods acquired in October 2022 as well as the acquisition of Ellwood Thompson’s in October 2023, offset by $0.9 million decrease in corporate expense allocation.

The Company had an impairment of $6.1 million for the year ended December 31, 2023. The Company experienced recurring losses coupled with the reduction in same store revenue, a highly competitive industry and certain operational costs that have impacted our expectations such that future growth and profitability is lower than previous estimates. Furthermore, during the fourth quarter of 2023, the Company operated with negative working capital which, although not a determinant on its own, when combined with the other factors indicated that the Company’s goodwill of $6.1 million was determined to be impaired for the year ended December 31, 2023.

Net other income of $0.6 million for the year ended December 31, 2023 includes $0.8 million of other income related to the change in fair value of the contingent consideration with Green’s Natural Foods seller’s earn-out, and $0.2 million of interest expense and other expense. Net other income of $0.8 million for the year ended December 31, 2022 consists of an employee retention tax credit of $0.6 million, other income of $0.3 million related to the change in fair value of the contingent consideration with Green’s Natural Foods seller’s earn-out and $0.03 million of interest expense .

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Liquidity and Capital Resources

	For The Six Months Ended June 30,
	2024	2023
Net cash (used in) provided by:
Operating activities	$(3,001,342)	$(1,181,265)
Investing activities	(116,978)	(145,373)
Financing activities	2,659,986	1,237,868
TOTAL	$(458,334)	$(88,770)

Our net cash used in operating activities of $3.0 million for the six months ended June 30, 2024, resulted from our net loss of $1.3 million, and a net cash usage of $5.4 million from changes in operating assets and liabilities, offset by a non-cash adjustment of $3.7 million. Our net cash used in continuing operating activities of $1.2 million for the six months ended June 30, 2023 resulted from our net loss of $1.5 million, and a net cash usage of $2.0 million from changes in operating assets and liabilities, offset by a non-cash adjustments of $2.3 million.

Our net cash used in investing activities amounted to $0.1 million for the six months ended June 30, 2024 and 2023, respectively, was attributable to payments for property and equipment purchase.

Our cash provided by financing activities of $2.7 million for the six months ended June 30, 2024 was largely composed of $1.7 million cash proceeds from security purchase agreement executed on January 18, 2024, $1.4 million investments from parent company, offset by $0.3 million of principal loan payments. Cash provided by financing activities for the six months ended June 30, 2023 included $1.5 million investment from parent company, offset by $0.3 million of principal loan payments.

At June 30, 2024 and December 31, 2023, we did not have any material financial guarantees or other contractual commitments with trade vendors that are reasonably likely to have an adverse effect on liquidity.

	For Years Ended December 31,
	2023	2022
Net cash (used in) provided by:
Operating activities	$(2,525,354)	$(1,369,060)
Investing activities	(929,623)	(10,679,159)
Financing activities	2,856,986	13,712,417
TOTAL	$(597,991)	$1,664,198

Our net cash used in operating activities of $2.5 million for the year ended December 31, 2023, resulted from our net loss of $9.9 million, and a net cash usage of $4.5 million from changes in operating assets and liabilities, offset by a non-cash adjustments of $11.9 million. Our net cash used in continuing operating activities of $1.4 million for the year ended December 31, 2022 resulted from our net loss from continuing operations of $3.3 million, and a net cash usage of $1.3 million from changes in operating assets and liabilities, offset by a non-cash adjustments of $3.3 million.

Our net cash used in investing activities amounted to $0.9 million for the year ended December 31, 2023 was attributable to $0.8 million payment for the acquisition of Ellwood Thompson’s and $0.2 million payments for property and equipment purchase. Cash used in investing activities for the year ended December 31, 2022 of $10.7 million included $10.3 million payment for Mother Earth’s Storehouse acquisition and Green’s Natural Foods acquisition, and $0.4 million payment for purchase of property and equipment.

Our cash provided by financing activities of $2.8 million for the year ended December 31, 2023 was largely composed of an $3.4 million investment from parent company, offset by $0.6 million of principal loan payment. Cash provided by financing activities for the year ended December 31, 2022 included $13.8 million investment from parent company, offset by $0.09 million of principal loan payment.

At June 30, 2024 and December 31, 2023, we did not have any material financial guarantees or other contractual commitments with trade vendors that are reasonably likely to have an adverse effect on liquidity.

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Our cash balances are kept liquid to support our growing acquisition and infrastructure needs for operational expansion. The majority of our cash are concentrated in several large financial institutions and are generally in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit. The Company has not experienced any losses on its cash. The following table presents the Company’s cash position as of June 30, 2024 and December 31, 2023.

	June 30, 2024	December 31, 2023

Cash	$964,246	$1,422,580
Total assets	$27,847,421	$28,432,560
Cash as percentage of total assets	3.46%	5.00%

The Company reported net loss of approximately $1.3 million for the six months ended June 30, 2024. On May 16, 2024, the Company secured a financing commitment with a private lender. This commitment allows the Company to draw up to $5 million from its revolving credit facility to be used for expansion and working capital purposes. The loan will be repayable in full on February 28, 2026 and the interest rate on the loan is 12%. On July 18, 2024, HCWC entered into a $7.5 million loan and security agreement with a private lender to support its expansion plans and funding of any working capital needs, of which $4.2 million was used for the July 18, 2024 purchase of GreenAcres Market. The face amount of the loan is $7,500,000 with 12% annual interest and has a maturity date of July 17, 2027. On July 24, 2024, the Company finalized the closing of Saugerties building sale with all parties involved and received net proceeds of $695,000. The Company believes its cash on hand and its ability to draw on its $5 million line of credit will enable the Company to meet its obligations and capital requirements for at least the twelve months from the date these financial statements are issued. Accordingly, no adjustment has been made to the financial statements to account for this uncertainty.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements other than operating leases for retail locations, equipment, and vehicles.

Seasonality

We do not consider our business to be seasonal.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and our judgment as to the outcome of future conditions and circumstances. These estimates and assumptions include useful lives and impairment of long-lived assets, goodwill, deferred taxes and related valuation allowances, and the valuation of the assets and liabilities acquired in business combinations. Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”), the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized:

●	Identification of the contract, or contracts, with a customer;

●	Identification of the performance obligations in the contract;

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●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when, or as, the Company satisfies a performance obligation.

Impairment of Long-Lived Assets

We review long-lived assets for impairment including intangible assets with determinable useful lives whenever events or changes in circumstances indicate that the carrying value of the corresponding asset group may not be realizable. The Company estimated future undiscounted cash flows associated with the asset group are compared to the asset group’s carrying amount to determine if an impairment of such asset is necessary. This requires us to make long-term forecasts of the future revenues and costs related to the assets groups subject to review. Forecasts require assumptions about demand for our products and future market conditions. Estimating future cash flows requires significant judgment, and our projections may vary from cash flows eventually realized. Future events and unanticipated changes to assumptions could require a provision for impairment in a future period. The effect of any impairment would be reflected in operating income in the Consolidated Statements of Operations. In addition, we estimate the useful lives of our long-lived assets and other intangibles and periodically review these estimates to determine whether these lives are appropriate.

Goodwill

Goodwill is the excess of consideration paid for an acquired entity over the fair value of the amounts assigned to assets acquired, including other identifiable intangible assets, and liabilities assumed in a business combination. To determine the amount of goodwill resulting from a business combination, the company hires third party valuation firm to perform valuation and assessment to determine the acquisition date fair value of the acquired company’s tangible and identifiable intangible assets and liabilities.

Goodwill is required to be evaluated for impairment on an annual basis or whenever events or changes in circumstances indicate the asset may be impaired. An entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. These qualitative factors include: macroeconomic and industry conditions, cost factors, overall financial performance and other relevant entity-specific events. If the entity determines that this threshold is met, then the company may apply a one-step quantitative test and record the amount of goodwill impairment as the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit. The company determines fair value through multiple valuation techniques and weights the results accordingly. The company is required to make certain subjective and complex judgments in assessing whether an event of impairment of goodwill has occurred, including assumptions and estimates used to determine the fair value of its reporting units. The company has elected to perform its annual goodwill impairment review on September 30 of each year or more often if deemed necessary.

Business Combinations

The Company applies the provisions of ASC Topic 805, Business Combinations (“ASC 805”) in the accounting for acquisitions of businesses. ASC 805 requires the Company to use the acquisition method of accounting by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, measured at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the aforementioned amounts. Acquisition costs are expensed as incurred and recorded in selling, general and administrative expenses in the consolidated statements of operations.

Deferred Taxes and Valuation Allowance

We account for income taxes pursuant to the asset and liability method of accounting for income taxes pursuant to FASB ASC740, “Income Taxes.” Deferred tax assets and liabilities are recognized for taxable temporary differences and operating loss carry forwards. Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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Non-GAAP Financial Measures

The following discussion and analysis contain a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternative to, net income, operating income, and cash flow from operating activities, liquidity, or any other financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company, nor are they intended to be predictive of potential future financial results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Management believes stockholders benefit from referring to the Adjusted EBITDA in planning, forecasting, and analyzing future periods. Management uses this non-GAAP financial measure in evaluating its financial and operational decision making and as a means of evaluating period to period comparison.

EBITDA, or earnings before interest, taxes, depreciation, and amortization, is an alternate measure of profitability to net income. Management believes Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of significant non-cash and non-recurring charges that effect comparability between reporting periods. We define Adjusted EBITDA as net loss adjusted for non-cash charges for depreciation and amortization, impairment of goodwill, change in contingent consideration, also adjusted for non-recurring other expense (income), and interest income. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items.

We have included a reconciliation of our non-GAAP financial measure to net loss as calculated in accordance with GAAP. We believe that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between the Company and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to specific definitions being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable rules of the Securities and Exchange Commission.

	For The Six Months Ended June 30,
	2024	2023
Reconciliation from net loss to adjusted EBITDA:
Net loss	$(1,297,170)	$(1,521,279)
Interest expense	221,049	62,024
Depreciation and amortization	724,958	717,632
EBITDA	(351,163)	(741,623)
Change in contingent consideration	-	(402,900)
Adjusted EBITDA	$(351,163)	$(1,144,523)

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of:

Name	Age	Position
Executive Officers:
Jeffrey Holman	55	Chief Executive Officer, Chairman and Director
John A. Ollet	59	Chief Financial Officer and Director
Christopher Santi	51	President and Chief Operating Officer

Non-Employee Directors:
Gary Bodzin	68	Director
Ben Myers	50	Director
Michael Lerman	60	Director

Executive Officers

Jeffrey Holman will serve as the Company’s Chairman of the Board and Chief Executive Officer. Mr. Holman has been HCMC’s Chairman of the Board and Chief Executive Officer since April 2014. From February 2013 until March 4, 2015, Mr. Holman serviced as our President. Mr. Holman has been a member of our Board since May 2013 and has served as a member of the Board of Directors of our subsidiary Smoke Anywhere, USA since its inception on March 24, 2008. Since 1998, Mr. Holman has been the President of Jeffrey E. Holman & Associates, P.A., a South Florida based law firm. Mr. Holman was selected as a director for his business and legal experience. In addition, as one of the founders of Smoke Anywhere, USA Mr. Holman possesses an in-depth understanding of the challenges, risks and characteristics unique to our industry.

Christopher Santi will serve as the Company’s Chief Operating Officer. Mr. Santi has been HCMC’s Chief Operating Officer since December 12, 2012, and has also served as the President since April 11, 2016. Previously, Mr. Santi served as Director of Operations of the Company beginning in October 2011. Mr. Santi served as the National Sales Manager of Collages.net from November 2007 to October 2011.

John A. Ollet will serve as the Company’s Chief Financial Officer and Director. Mr. Ollet has been HCMC’s Chief Financial Officer since December 12, 2016. Mr. Ollet previously served as Executive Vice President-Finance for Systemax, Inc. (NYSE:SYX) from 2006 to 2016. His prior chief financial officer experience also includes serving as Vice President and Chief Financial Officer of Arrow Cargo Holdings, Inc., an airline logistics company, and VP Finance /CFO - The Americas - Cargo Division, KLM Royal Dutch Airlines, an airline company. He also previously served as Vice President Finance/Administration at Sterling-Starr Maritime Group, Inc. and served on the audit staff of Arthur Andersen & Co. Mr. Ollet received a bachelor’s degree in Finance/Economics and a master’s degree in business administration from Florida International University. Mr. Ollet is a Certified Public Accountant.

Executive Compensation

Each of the named executive officers (NEOs) currently has an employment agreement in effect with HCMC. For an initial period following the Spin-Off, pursuant to the Employee Matters Agreement, a percentage of each NEOs salary and related employment costs will be allocated to each of HCMC and HCWC based on the percentage of time estimated that the NEO will work for each entity. If the estimates materially differ from actual time expended, the parties will adjust the amounts previously paid for these employment costs. For the remainder of fiscal 2024, the Company anticipates that approximately 50% of the total NEOs salary and related employment costs will be allocated to each entity. After the Distribution, certain of the NEOs are expected to become employees of HCWC and to enter into new employment agreements with us (while terminating their HCMC agreements). The NEOs have not received any compensation from the Company prior to the IPO.

The following information is related to the compensation paid, distributed or accrued by HCMC for fiscal 2023 and fiscal 2022 to all named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock/ (Forfeited) (1)$	Restricted Stock Awards(1) $	All Other Compensation ($)	Total

Jeffrey Holman	2023	688,149	-	-	5,000,000	-	5,688,149
Chief Executive Officer	2022	598,379	350,000	-	-	-	948,379

Christopher Santi	2023	405,321	-	-	2,500,000	-	2,905,321
President and Chief Operating Officer	2022	394,832	200,000	-	-	-	594,832

John Ollet	2023	304,616	-	-	1,800,000	-	2,104,616
Chief Financial Officer	2022	260,616	125,000	-	-	-	385,616

(1) Amounts reflect the aggregate grant date fair value, without regard to forfeitures, computed in accordance with ASC 718. These amounts represent options and restricted stock of the Company’s common stock and do not reflect the actual amounts that may be realized by the Named Executive Officers. Our assumptions with respect to the calculation of the stock options and restricted stock value are set forth in Note 2 to the consolidated financial statements contained herein.

Non-Employee Directors

Gary A. Bodzin. Gary Bodzin has served as a director of SpinCo since May 2023. Since 1987, Mr. Bodzin has been serving as President of Trans-State Title Insurance Agency, LLC, a company located in Aventura, FL, offering escrow, title and closing services for commercial and residential real estate transactions, where he oversees all title and closing operations. Mr. Bodzin has also worked as an attorney at law representing clients almost exclusively in real estate transactions since 1982. Mr. Bodzin received his Bachelor of Science in Business Administration from University of Florida and his Juris Doctor from the University of Miami Law School. We believe Mr. Bodzin is qualified to serve as a director of SpinCo because of his real estate, finance and legal expertise and related ability to advise our growth and expansion strategy.

Michael Lerman. Michael Lerman has served as a director of SpinCo since May 2023. Since November 2005, Mr. Lerman has served as Vice President of Development and Marketing for Markbuilt Homes, a boutique private residential development and construction company in Union, NJ. From March 1998 to August 2005, he worked as Director of Retail Property Administration then as Director of Land/Property Acquisition and Development at Garden Commercial Properties, a property management company in Short Hills, NJ. During his tenure at Garden Commercial Properties, Mr. Lerman oversaw all phases of retail commercial development and management, negotiated commercial leases, and was responsible for marketing. Earlier in his career, Mr. Lerman was associate counsel at Rinaldo and Rinaldo, a law firm. Mr. Lerman received his Bachelor of Arts from Rutgers College and his Master of Business Administration from Rutgers College, Graduate School of Management. He also received his Juris Doctor from Benjamin N. Cardozo School of Law. We believe Mr. Lerman is qualified to serve as director of SpinCo because of his extensive experience in business development and management as well as his retail and acquisition experience and related ability to provide valuable guidance.

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Behnam J. Myers, DO, MPH. Behnam Myers, DO, MPH, has served as a director of SpinCo since May 2023. Dr. Myers is a board certified orthopedic surgeon who has been practicing since 2006, and has been managing his own private practice, Spine Solutions, since 2012 in Hollywood, FL. In 2006, Dr. Meyers completed his orthopedic surgery residency at Parkway Regional Medical Center as part of Nova Southeastern University’s Orthopedic Surgery Residency Program. He then completed a Spine Surgery Fellowship in 2007 at the Cleveland Clinic Spine Institute in Weston, FL. Dr. Myers received his Bachelor of Science from University of California at Riverside, his Masters of Public Health from Loma Linda University and his medical degree from University of New England College of Medicine. We believe Dr. Myers is qualified to serve as a director of SpinCo because of his medical expertise and medical practice-related business experience.

Director Independence

A majority of HCWC’s board of directors will be comprised of directors who are “independent” as defined by the rules of the NYSE American and the Guidelines on Governance to be adopted by the board of directors. HCWC will seek to have all of its non-management directors qualify as “independent” under these standards. HCWC’s board of directors is expected to establish categorical standards to assist it in making its determination of director independence. HCWC expects these standards will provide that no director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the company or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company or any of its subsidiaries). In making this determination, the board of directors shall consider all relevant facts and circumstances, including the following standards:

●	a director is not independent if the director is, or has been within the last three years, an employee of HCWC or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of HCWC or its subsidiaries;

●	a director is not independent if the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from HCWC or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as an employee (other than an executive officer);

●	a director is not independent if (A) the director or an immediate family member is a current partner of a firm that is HCWC’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on HCWC’s or its subsidiaries’ audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on HCWC or its subsidiaries’ audit within that time;

●	a director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of HCWC or its subsidiaries at the same time serves or served on that company’s compensation committee;

●	a director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, HCWC or its subsidiaries for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million, or two percent of such other company’s consolidated gross revenues; and

●	a director is not independent if the director is an executive officer of a charitable organization that received charitable contributions (other than matching contributions) from HCWC and its subsidiaries in the preceding fiscal year that are in excess of the greater of $1 million or 2 percent of such charitable organization’s consolidated gross revenues.

HCWC’s board of directors will assess on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nomination Committee, will make a determination as to which members are independent. References to “HCWC” above include any subsidiary in a consolidated group with HCWC. The terms “immediate family member” and “executive officer” above are expected to have the same meanings specified for such terms in the NYSE American listing standards.

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Committees of the Board of Directors

Effective upon the completion of the separation, HCWC’s board of directors will have the following standing committees: an Audit Committee, a Nomination Committee and a Compensation Committee.

Audit Committee. Gary Bodzin, Esq., Dr. Ben Myers and Michael Lerman, Esq., expected to be the members of the board’s Audit Committee. Gary Bodzin, Esq. is expected to be the Audit Committee Chairman. The board of directors is expected to determine that at least one member of the Audit Committee is an “audit committee financial expert” for purposes of the rules of the SEC. In addition, HCWC expects that the board of directors will determine that each member of the Audit Committee will be independent, as defined by the rules of the NYSE American, Section 10A(m)(3) of the Exchange Act, and in accordance with our Guidelines on Governance. The Audit Committee will meet at least quarterly and will assist the board of directors in fulfilling its oversight responsibilities by reviewing and reporting to the board of directors on HCWC’s accounting and financial reporting practices and the audit process, the quality and integrity of the company’s financial statements, the independent auditors’ qualifications, independence, and performance, the performance of the company’s internal audit function and internal auditors, and certain areas of legal and regulatory compliance.

Nominating Committee. Dr. Ben Myers and Gary Bodzin, Esq are expected to be the members of the board’s Nominating Committee. Dr. Ben Myers is expected to be the Nominating Committee Chairman. The board of directors is expected to determine that each member of the Nominating Committee will be independent, as defined by the rules of the NYSE American and in accordance with our Guidelines on Governance. The Nominating Committee will assist the board of directors in identifying individuals qualified to become members of the board of directors (consistent with the criteria approved by HCWC’s board of directors), recommending director candidates for HCWC’s board of directors and its committees, developing and recommending Guidelines on Governance and a Global Code of Ethics and Business Conduct to HCWC’s board of directors, and performing a leadership role in shaping HCWC’s corporate governance. The Nominating Committee will annually review and make recommendations to the full board of directors regarding the amount and types of compensation that should be paid to HCWC’s non-executive directors, to ensure that such pay levels remain competitive. In recommending director compensation, the Nominating Committee will consider such factors as HCWC’s size, industry characteristics, location, and the practices of comparable companies.

Compensation Committee. Michael Lerman, Esq., Dr. Ben Myers and Gary Bodzin, Esq., are expected to be the members of the board’s Compensation Committee. Michael Lerman, Esq. is expected to be the Compensation Committee Chairman. The board of directors is expected to determine that each member of the Compensation Committee will be independent, as defined by the rules of the NYSE, Rule 10C-1 of the Exchange Act and in accordance with our Guidelines on Governance. In addition, HCWC expects that the members of the Compensation Committee will qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Code. The Compensation Committee will assist the board of directors in carrying out the board’s responsibilities relating to the compensation of HCWC’s executive officers. This committee will also review, approve, and administer the incentive compensation plans in which any executive officer of HCWC participates and all of HCWC’s equity-based plans. The Compensation Committee will have the sole authority, under its charter, to select, retain, and/or terminate independent compensation advisors.

The board of directors will adopt a written charter for each of the Audit Committee, the Nominating Committee and the Compensation Committee prior to the Spin-Off. These charters will be posted on HCWC’s website.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2022, HCWC was not an independent company, and did not have a compensation committee or any other committee serving a similar function. Decisions as to the compensation of those who currently serve as HCWC’s executive officers were made by HCMC.

Stockholder Recommendations for Director Nominees

HCWC’s bylaws will contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board of directors. HCWC expects that the board of directors will adopt a policy concerning the evaluation of stockholder recommendations of board candidates by the Nominating Committee.

Guidelines on Governance and Global Code of Ethics and Business Conduct

In connection with the separation, HCWC will adopt a set of Guidelines on Governance that will reflect the fundamental corporate governance principles by which the Board and its committees will operate. These guidelines will set forth general practices the board of directors and its committees follow with respect to structure, function, organization, composition and conduct. These guidelines will be reviewed at least annually by the Nominating Committee and will be updated periodically in response to changing regulatory requirements, evolving corporate governance practices, input from our stockholders and otherwise as circumstances warrant.

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Each of our directors and employees, including our Chief Executive Officer and our Chief Financial Officer, as well as each director and officer of any subsidiaries, will be required to comply with our Global Code of Ethics and Business Conduct, which will establish legal and ethical standards for conducting our business. Our Global Code of Ethics and Business Conduct will cover all significant areas of professional conduct, including employment practices, conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information and other company assets, compliance with applicable laws and regulations, political activities and other public policy matters, and proper and timely reporting of financial results.

At the time of the distribution, our Guidelines on Governance and Code of Ethics and Business Conduct will be made available on our website at               . Following the distribution, we will also provide a copy of our Guidelines on Governance or our Code of Ethics and Business Conduct, without charge, upon request to our Corporate Secretary at                   . Waivers from, and amendments to, our Code of Ethics and Business Conduct that apply to our Chief Executive Officer, Chief Financial Officer or persons performing similar functions will be timely posted on our website at                     .

Communicating with the Board of Directors

Our Guidelines on Governance will include procedures by which stockholders and other interested parties may communicate directly with HCWC’s board of directors or any director on board-related issues by writing to Board of Directors, c/o Corporate Secretary                      , or by submitting an e-mail to                  . Additionally, stockholders and other parties interested in communicating directly with the Chairman of the board or with the independent directors as a group may do so by writing to Chairman of the Board                        , or by sending an e-mail to                  . Communications addressed to the Board or individual members of the board will be screened by HCWC’s Corporate Secretary for appropriateness before being distributed to the Board, or to any individual director or directors, as applicable.

Director Qualification Standards

HCWC’s Guidelines on Governance will set forth the process by which the Nominating Committee identifies and evaluates nominees for board membership. In accordance with this process, the Nominating Committee will annually consider and recommend to the board a slate of directors for election at the next annual meeting of stockholders. In selecting this slate, the Nominating Committee will consider incumbent directors who have indicated a willingness to continue to serve on our board; candidates, if any, nominated by HCWC’s stockholders; and other potential candidates identified by the Nominating Committee. Additionally, if at any time during the year a seat on the board becomes vacant or a new seat is created, the Nominating Committee will consider and recommend to the board a candidate for appointment to fill the vacant or newly created seat.

The Nominating Committee will consider different perspectives, skill sets, education, ages, genders, ethnic origins and business experience in its annual nomination process, although it is not expected to establish a formal policy regarding diversity in identifying potential director candidates. In general, the Nominating Committee will seek to include on our board a complementary mix of individuals with diverse backgrounds, knowledge and viewpoints reflecting the broad set of challenges that the board will confront without representing any particular interest group or constituency. The Nominating Committee will regularly review the size and composition of the board in light of HCWC’s changing requirements and will seek nominees who, taken together as a group, possess the skills and expertise appropriate for an effective board. In evaluating potential director candidates, the Nominating Committee will consider, among other factors, the experience, qualifications and attributes listed below and any additional characteristics that it believes one or more directors should possess, based on an assessment of the needs of our board at the time. Our Guidelines on Governance will provide that, in general, nominees for membership on the board should:

●	have demonstrated management or technical ability at high levels in successful organizations;

●	be currently employed in positions of significant responsibility and decision making;

●	have experience relevant to our operations;

●	be well-respected in their business and home communities;

●	have time to devote to board duties; and

●	be independent from us and not related to our other directors or employees.

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In addition, our directors will be expected to be active participants in governing our enterprise, and the Nominating Committee will look for certain characteristics common to all board members, including integrity, independence, leadership ability, constructive and collegial personal attributes, candor and the ability and willingness to evaluate, challenge and stimulate.

No single factor or group of factors will necessarily be dispositive of whether the Nominating Committee will recommend a candidate. The Nominating Committee will consider and apply these same standards in evaluating individuals recommended for nomination to our board by our stockholders in accordance with the procedures that are expected to be prescribed in our by-laws. The board’s satisfaction of these criteria will be implemented and assessed through ongoing consideration of directors and nominees by the Nominating Committee and the board, as well as the board’s annual self-evaluation process.

HCWC expects that from time to time, it will retain search firms and other third parties to assist in identifying potential candidates based on specific criteria that HCWC provides to them, including the qualifications described above.

Board Leadership Structure

One of the key responsibilities of HCWC’s board of directors will be to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Recognizing that no single approach to board leadership is universally accepted and that the appropriate leadership structure may differ depending on a company’s size, industry, operations, history and culture, it is expected that the HCWC board, led by the Nominating Committee, will conduct an annual evaluation to determine the optimal leadership structure for HCWC stockholders.

Board’s Role in Oversight of Risk Management

While management will have primary responsibility for identifying and managing our exposure to risk, our board will play an active role in overseeing the processes we establish to assess, monitor and mitigate that exposure. The board, directly and indirectly through its committees, will routinely discuss with management our significant enterprise risks and will review the guidelines, policies and procedures we have in place to address those risks, such as our approval process for acquisitions, dispositions and other investments. At board and committee meetings, directors will receive information and in-depth presentations from management and third-party experts and engage in comprehensive analyses and dialogue regarding specific areas of risk. This process will enable the board to focus on the strategic, financial, operational, legal, regulatory and other risks that are most significant to us and our business in terms of likelihood and potential impact, and will ensure that our enterprise risks are well understood, mitigated to the extent reasonable and consistent with the board’s view of our risk profile and risk tolerance.

In addition to the overall risk oversight function administered directly by the Board, each of the Audit, Compensation and Nominating Committees will exercise its own oversight related to the risks associated with the particular responsibilities of that committee:

●	the Audit Committee will review financial, accounting and internal control risks and the mechanisms through which we assess and manage risk, in accordance with NYSE American requirements, and will have certain responsibilities with respect to our compliance programs, such as our Global Code of Ethics and Business Conduct;

●	the Compensation Committee will evaluate whether our compensation policies and practices, as they relate to both executive officers and employees generally, encourage excessive risk-taking; and

●	the Nominating Committee will focus on risks related to corporate governance, board effectiveness and succession planning.

The chairs of these committees will report on such matters to the full board at each regularly scheduled board meeting and other times as appropriate. We believe that this division of responsibilities will be the most effective approach for identifying and addressing the risks that we will face.

Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls, and Auditing Matters

In accordance with the Sarbanes-Oxley Act, HCWC expects that its Audit Committee will adopt procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, and auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.

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None of the named executive officers was paid, distributed or accrued compensation by us for 2022 or 2023 to date. Initially, HCWC will pay HCMC for the services of the named executive offers pursuant to the Employee Matters Agreement. Currently, these payment amounts would be $361,870, $219,615 and $165,000 for Messrs. Holman, Santi and Ollet, respectively.

Named Executive Officer Employment Agreements

We currently do not have any employment or other agreements in effect with our named executive officers.

Outstanding Awards at Fiscal Year End

No named executive officer had any option, restricted stock or other incentive equity awards of the Company outstanding at the 2023 fiscal year end.

Director Compensation

Non-employee directors will be paid a monthly fee of $1,500 per month and $1,500 for each meeting attended. Because we do not pay any compensation to employee directors. Non-employee members of our Board of Directors will not be compensated for their service on the Board.

Other Compensation Programs and Practices

Pension, Retirement or Similar Benefits

No retirement, pension, profit sharing, insurance or other similar programs have been adopted by HCWC for the benefit of its employees. To the extent that HCWC adopts any such plans, their terms will be described in subsequent amendments to this information statement to the extent applicable.

Equity Compensation Plan Information

Our Stock Incentive Plan

The Healthy Choice Wellness Corp 2024 Equity Incentive Plam (the “Stock Incentive Plan”) will become effective upon the Distribution. A form of the Stock Incentive Plan is filed as an exhibit to the registration statement, of which this prospectus forms a part. The following description of the Stock Incentive Plan is qualified in its entirety by reference to the Stock Incentive Plan.

Overview

The Stock Incentive Plan provides the Company with the ability to grant equity-based and cash incentive awards to its employees, non-employee directors, consultants and independent contractors. Such incentive awards are granted to attract, retain and motivate the Company’s service providers and help align them with the Company’s financial success over the long term and the interests of the Company and our stockholders. The Stock Incentive Plan will terminate ten years from inception unless terminated sooner.

Stock Incentive Plan Share Reserve; Limits; Adjustments

The available share reserve under the Stock Incentive Plan is 1,400,000 shares, plus an annual increase on the first day of each year beginning in 2024 and ending in 2032, equal to the lesser of (A) 12.5% percent of the Shares outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board or the Compensation and Compensation Committee of the Board. The Company may satisfy its obligations under any equity-based award granted under the Stock Incentive Plan by issuing new shares or Treasury shares.

Shares subject to an equity award are counted only to the extent they are actually issued. Thus, awards that terminate by expiration, forfeiture, cancellation, or otherwise are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant under the Stock Incentive Plan.

Any shares withheld to satisfy tax withholding obligations on awards issued under the Stock Incentive Plan, tendered to pay the exercise price of an award under the Stock Incentive Plan and shares repurchased on the open market with the proceeds of an option exercise will not be eligible to be again available for grant under the Stock Incentive Plan. Any substitute awards shall not be counted against the shares available for granting awards under the Stock Incentive Plan.

The number of shares that may be issued or subject to outstanding awards, the option price or grant price applicable to outstanding awards and other value determinations are subject to adjustment by the committee to reflect stock dividends, stock splits, reverse stock splits, spin-offs, and other corporate events or transactions, including without limitation distributions of stock or property other than normal cash dividends.

Non-employee directors can be granted any of the awards available under the Stock Incentive Plan except ISOs, which are only available for employees. The Board shall from time to time determine the nature and number of awards to be granted to non-employee directors. The aggregate value of all compensation granted or paid, as applicable, to a non-employee director with respect to any calendar year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed $500,000, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Administration

The Stock Incentive Plan will be administered by the committee appointed by the Board from among its members, provided that the full Board may act at any time as the committee. In the case of awards intended to qualify for the exemption from Section 16(b) of the Securities Exchange Act of 1934 that is available under Rule 16b-3, a subcommittee of the Board composed of at least two directors who are “outside directors” is responsible for administering the Stock Incentive Plan and has the final discretion, responsibility and authority to interpret the terms and intent of the Stock Incentive Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. The committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisers. The committee may also delegate to one or more officers the power to designate other employees (other than officers subject to Section 157(c) of the Delaware General Corporate Law) to be recipients of awards.

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Eligibility

Employees, non-employee directors, consultants and independent contractors of the Company who are selected by the committee are eligible to participate in the Stock Incentive Plan.

Types of Awards

The Stock Incentive Plan provides that the committee may grant awards of various types. A description of each of the types of awards follows.

Stock Options

The committee may grant both incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”) under the Stock Incentive Plan. Eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price for options cannot be less than the fair market value of the Company’s Class A common stock as of the date of grant. The latest expiration date cannot be later than the tenth anniversary of the date of grant. Fair market value under the Stock Incentive Plan may be determined by reference to market prices on a particular trading day or on an average of trading days. The exercise price may be paid by means approved by the committee, which may include cash or check, the tendering of previously acquired Class A common stock, a reduction in shares issuable upon exercise which have a value at the time of exercise that is equal to the option price (a “net exercise”), to the extent permitted by applicable law, the proceeds of sale from a broker-assisted cashless exercise or any other legal consideration that the committee may deem appropriate on such basis as the committee may determine in accordance with the Stock Inventive Plan.

Stock Appreciation Rights

The committee may grant stock appreciation rights (“SARs”) under the Stock Incentive Plan either alone or in tandem with stock options. The grant price of an SAR cannot be less than the fair market value of the Company’s Class A common stock as of the date of grant.

Restricted Stock

The committee may award restricted Class A common stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights. The committee will determine the restrictions and conditions applicable to each award of restricted stock.

Performance-Based Restricted Shares and Performance-Based Restricted Share Units

Performance-based restricted shares and performance-based restricted share units may be granted under the Stock Incentive Plan. The performance cycle for each award will be determined by the committee and specify the performance goals that are to be achieved by the participant and a formula for determining the amount of any payment to be made.

In the case of performance-based restricted shares, during the period for which a substantial risk of forfeiture is to continue, the participant will not have any right to transfer any rights under the award, but the participant will have voting and other ownership rights (except for any rights to a liquidating distribution). Prior to payment of the award of performance-based restricted share units, the participant will not have any right to transfer any rights under the award or have any rights of ownership, including the right to vote.

For both performance-based restricted shares and performance-based restricted share units, the committee may on or after the grant date authorize the payment of dividend equivalents on the performance-based restricted shares or performance-based restricted share units in cash or securities with respect to any dividends or other distributions paid by the Company. Any dividend equivalents paid, or adjustments made with respect to the dividends paid in Common Stock will be subject to the same restrictions as the underlying award.

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Following the completion of a performance cycle, the committee will determine whether the performance goals that have been chosen for a particular performance period have been met and calculate and determine the amount of the award earned for such performance cycle. Awards may be adjusted upwards or downwards in the sole discretion of the committee.

Cash-Based Awards

The committee may grant cash-based awards under the Stock Incentive Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and payable, and such other conditions as the committee may determine that are consistent with the terms of the Stock Incentive Plan.

Other Stock-Based Awards

The committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock, restricted stock units, performance shares, or performance units. The terms and conditions of such other stock-based award shall be determined by the committee. Payment under any other stock-based award will be made in shares of Class A common stock or cash, as determined by the committee.

Termination of Employment

Except as otherwise provided in the award agreement or other written agreement between the participant and the Company, vesting of awards will cease upon termination of the participant’s continued service. Notwithstanding any other provision of the Stock Incentive Plan to the contrary, the committee may in its sole discretion determine the rights of participants with respect to awards upon termination of employment or service as a director.

Treatment of Awards Upon a Change in Control

In the event of a “change in control” of the Company, as defined in the Stock Incentive Plan, then unless otherwise provided in an award agreement, the committee may, in its sole discretion: (a) cancel awards for a cash payment equal to their fair value (as determined in the sole discretion of the committee), (b) provide for the issuance of replacement awards, (c) terminate options without providing accelerated vesting, (d) immediately vest the unvested portion of any award or (e) take any other action with respect to the awards the committee deems appropriate. The treatment of awards upon a change in control may vary among participants and types of awards in the committee’s sole discretion. Awards subject to performance goals shall be settled upon a “change in control” of the Company based upon the extent to which the performance goals underlying such awards have been achieved as determined in the sole discretion of the committee.

Amendment of Awards or Stock Incentive Plan

The committee may at any time alter, amend, modify, suspend, or terminate the Stock Incentive Plan or any outstanding award in whole or in part. No amendment of the Stock Incentive Plan will be made without stockholder approval if stockholder approval is required by law or stock exchange rule. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the Stock Incentive Plan.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of our common stock beneficially owned as of August 28, 2024, by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers and (iv) all of our executive officers and directors of as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Healthy Choice Wellness Corp., 3800 North 28th Way, Hollywood, Florida 33020.

Title of Class	Beneficial Owners	Beneficial Ownership of Common Stock Before Offering (1)				Beneficial Ownership of Common Stock After Offering (2)				Beneficial Ownership of Common Stock After Offering (3)
		Number of Class A Shares	Class A Percent	Number of Class B Shares	Class B Percent	Number of Class A Shares	Class A Percent	Number of Class B Shares	Class B Percent	Number of Class A Shares	Class A Percent	Number of Class B Shares	Class B Percent
Directors and Executive Officers:
Common Stock	Jeffrey E. Holman	269,716	2.87%	809,147	8.61%	269,716	2.75%	809,147	8.26%	269,716	2.74%	809,147	8.21%
Common Stock	Christopher Santi	144,799	1.54%	434,396	4.62%	144,799	1.48%	434,396	4.43%	144,799	1.47%	434,396	4.41%
Common Stock	John Ollet	94,496	1.01%	283,489	3.02%	94,496	0.96%	283,489	2.89%	94,496	0.96%	283,489	2.88%
Common Stock	Gary Bodzin	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Common Stock	Ben Myers	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Common Stock	Michael Lerman	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
	All directors and officers as a group (6 persons)
5% Stockholders:	Healthier Choices Management Corp.
Total:		509,010	5.42%	1,527,031	16.25%	509,010	5.19%	1,527,031	15.58%	509,010	5.16%	1,527,031	15.49%

(1)	Assumes the Spin-Off has been completed
(2)	Excluding exercise of the underwriters’ option to purchase additional shares
(3)	Including exercise of the underwriters’ option to purchase additional shares

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with the offering and the Spin-Off, HCMC will pay approximately $2,300,000 in offering costs, including underwriter commissions, legal, accounting, printing and other offering related costs. HCWC will issue 230,000 shares of common stock at an assumed offering price of $10.00 per share to HCMC in exchange payment of these offering costs by HCMC on behalf of HCWC, with such shares being distributed to the HCMC stockholders in connection with the Spin Off.

We will adopt a written policy whereby the audit committee of our board of directors will review and approve or take such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 has or will have a direct or indirect material interest. In determining whether to approve, disapprove or ratify a related party transaction, the audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable to the Company than terms that would have been reached with an unrelated third party, (ii) the extent of the interest of the related party in the transaction and (iii) the purpose and the potential benefits to the Company of the transaction.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Class A common stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares will be available for sale shortly after the offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of shares of our Class A common stock in the public market after the restrictions lapse could adversely affect the prevailing market price for shares of our common stock as well as our ability to raise equity capital in the future.

Upon completion of this offering, we will have 9,800,000 shares of common stock outstanding, of which 2,750,000 shares are Class A common stock and 7,050,000 shares are Class B common stock. Subject to any restrictions under the lock-up agreements, other contractual restrictions on resale and the provisions of Rule 144 described below, all of the shares of Class A common stock to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act. For a period of 90 days following the Spin-Off (the “Lock Up Period”), our Class B stockholders will be restricted from selling, disposing of, or hedging any shares of our Class B common stock. Upon the expiration of the Lock Up Period, our Class B common stock will automatically convert into Class A common stock which will be freely tradable without restriction or further registration under the Securities Act.

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HCWC has also entered into an agreement to sell shares of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with the gross proceeds from such offering expected to be $13.25 million. The institutional investors that acquired HCMC Series E Preferred Stock are contractually required to purchase the Series A Preferred Stock in the same dollar amounts as they invested in the HCMC Series E Preferred Stock (regardless of whether or not such HCMC Series E Stock has been converted into HCMC common stock). The purchase price is $1,000 per share of Series A Preferred Stock. The initial conversion price for the Series A Preferred Stock will be the day volume weighted average price measured using the 3 trading days preceding the purchase of the Series A Preferred Stock. On the 40th calendar day (the “Reset Date”) after the sale of the Series A Preferred Stock, the conversion price will be reset in the event the closing price of the Class A common stock on such date is less than the initial conversion price of the Series A Preferred Stock. The reset conversion price will equal to the lower of (i) 90% of the average of volume weighted average price (the “VWAP”) measured using the 3 trading days preceding the Reset Date and (ii) if the registration statement (registering the shares issuable upon conversion of the Series A Preferred Stock) is declared effective by the SEC after the Reset Date, 90% of the average of the VWAP during 3 trading days immediately following the date such registration statement is declared effective by the Commission; provided, however, in no instance will the conversion price be reset below 30% of the initial conversion price. The holders of the HCWC Series A Preferred Stock shall have voting rights on as converted basis. The Series A Preferred Stock will not be convertible until the expiration of the Lock-Up Period.

Rule 144

In general, under Rule 144 as currently in effect, an affiliate would be entitled to sell within any three-month period a number of shares of common stock that does not exceed the greater of:

●	one percent of the number of shares of our Class A common stock then outstanding; or

●	the average weekly trading volume of our Class A common stock on the applicable stock exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to certain holding period requirements, manner of sale provisions and notice requirements and to the availability of current public information about us.

Employee Stock Awards under Stock Incentive Plan

Following the Distribution we anticipate, subject to the approval of our Compensation Committee, that we will issue restricted stock awards of our Class A common stock to our employees under our Stock Incentive Plan. In addition, we anticipate making other equity-based awards to our employees in the future. We currently expect to file a registration statement under the Securities Act to register shares to be issued under our Stock Incentive Plan, including the restricted stock that will be granted in connection with the Distribution. Shares covered by such registration statement, other than shares issued to affiliates, generally will be freely tradable without further registration under the Securities Act.

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DESCRIPTION OF MATERIAL INDEBTEDNESS

We have entered into certain financing arrangements prior to the separation. Upon completion of the separation, we expect to have approximately $13.8 million in outstanding indebtedness. Of this indebtedness, approximately $2,003,000 of outstanding indebtedness was issued in connection with the Green’s Natural Foods transaction, $640,000 of indebtedness was issued in connection with the Ellwood Thompson’s transaction, and $1,808,000 of indebtedness was from the promissory notes issued to the institutional investors. In the Green’s Natural Foods transaction, a subsidiary of the Company issued a secured promissory note (the “Greens Note”) in the principal amount of $3 million as a portion of the purchase price. The Greens Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Greens’ business. The Greens Note will be guaranteed by the Company. In the Ellwood Thompson’s transaction, a subsidiary of the Company issued a secured promissory note (the “Ellwood Note”) in the principal amount of $750,000 as a portion of the purchase price. The Ellwood Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Ellwood Thompson’s business. In the GreenAcres Markets transaction, a subsidiary of the Company issued a secured promissory note (the “GreenAcres Note”) in the principal amount of $1,825,000 million as a portion of the purchase price. The GreenAcres Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the GreenAcres Markets’ business.

The Company entered into Securities Purchase Agreement on January 18, 2024 with institutional investors (the “Bridge Financing”) whereby the Company issued a total of approximately $1.9 million in unsecured promissory notes (the “Notes”). The Notes were issued at a 10% original issue discount and accrue interest at a rate of 10% per annum. All principal and accrued interest on the Notes shall be due and payable upon the earlier of (1) the closing of the Company’s initial registration of the Class A common stock (the “IPO”), (2) the one-year anniversary of issuance or (3) the time at which the balance is due and payable upon an event of default. In connection with the Bridge Financing, in addition to the Notes, HCWC issued Bridge Warrants. The Bridge Warrants will entitle the holders thereof to purchase 188,889 shares of HCWC’s Class A common stock (the “Bridge Warrant Shares”) at an exercise price of $0.01 per share at any time on or after HCWC’s registration statement on Form S-1 for the IPO is declared effective by the United State Securities and Exchange Commission. The issuance of the Notes and the Bridge Warrants are exempt from registration pursuant to the provisions Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D, as promulgated by the Commission, on the basis that the Issuer and HCWC had a pre-existing relationship with the investor and there was no public offering. The Bridge Warrants may not be offered or sold absent their registration for resale or the availability of an exemption therefrom. HCWC expects to use the proceeds from the sale of the Securities for general working capital purposes.

The Company entered into a commitment letter with a private lender that will allow the Company to draw up to $5 million from a revolving credit facility (the “Facility”) through February 28, 2026. Any advances will be used for working capital purposes. Any amounts borrowed pursuant to the Facility will be repayable in full on February 28, 2025 and the interest rate on the amounts borrowed is 12%.

On July 18, 2024, the Company entered into the Acquisition Loan agreement with a private lender for a $7,500,000 loan. A portion of the Acquisition Loan proceed were used to acquire GreenAcres Markets. The loan is guaranteed by all of the subsidiaries of the Company (the “Guarantors”) and secured by all of the assets of the Company and the Guarantors. The Acquisition Loan has a term of three years and interest accrues at a rate of 12% on amounts borrowed. The Acquisition Loan maybe prepaid at any time at a premium in the amount of ten percent (10%) of the principal amount of the Acquisition Loan outstanding prior to such prepayment. Payments on the Acquisition Loan are required to be made as follows: $1,125,000 on first anniversary of the Loan Effective Date, $1,875,000 on the second anniversary of the Loan Effective Date, and the remaining outstanding principal balance of principal and accrued interest on the third anniversary of the Loan Effective Date.

DESCRIPTION OF HCWC’S CAPITAL STOCK

The following is a summary of the material terms of HCWC’s capital stock that are contained in the certificate of incorporation and by-laws. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the certificate of incorporation or by-laws to be in effect at the time of the distribution. The summary is qualified in its entirety by reference to these documents, which you must read (along with the applicable provisions of Delaware law) for complete information on HCWC’s capital stock as of the time of the distribution. The certificate of incorporation and by-laws to be in effect at the time of the distribution has been included as exhibits to HCWC’s registration statement on Form S-1, of which this prospectus forms a part.

General

HCWC’s authorized capital stock consists of 560,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share, all of which shares of preferred stock are undesignated. Of the common stock, 500,000,000 shares have been authorized as Class A common stock and 60,000,000 shares have been authorized as Class B common stock. HCWC’s board of directors may establish the rights and preferences of the preferred stock from time to time. Immediately following the distribution, HCWC expects that approximately 9.8 million shares of its common stock will be issued and outstanding and that 0 shares of preferred stock will be issued and outstanding.

In connection with the Spin-Off, for each 208,632 shares of HCMC common stock held by a HCMC stockholder, such stockholder was entitled to receive one (1) share of Class A common stock and three (3) shares of Class B common stock. Stated differently, for each share of HCMC common stock held, an HCMC stockholder will receive 0.000015 shares of Class B common stock in the Spin-Off (subject to restrictions on issuance of fractional shares). Following the completion of this offering (assuming a $10 offering price), the investors in the offering will hold approximately 14.5% of the outstanding HCWC Class A common stock and 4% of all outstanding HCWC common stock.

Common Stock

The certificate of incorporation authorizes two classes of common stock, the Class A common stock and the Class B common stock. The rights, preferences and privileges of the Class A common stock and Class B common stock are the same. The Class B common stock will not be listed on an exchange and will be subject to a 90-day lock-up period (the “Lock-Up Period”) commencing upon the Distribution. Upon the expiration of the Lock-Up Period, such shares of Class B common stock will automatically convert into shares of Class A common stock.

Each holder of HCWC common stock will be entitled to one vote for each share on all matters to be voted upon by the common stockholders, and there will be no cumulative voting rights. The holders of the Series A Preferred Stock shall have voting rights on as converted to Class A common stock basis.

Subject to any preferential rights of any outstanding preferred stock, holders of HCWC common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by its board of directors out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of HCWC, holders of its common stock would be entitled to ratable distribution of its assets remaining after the payment in full of liabilities and any preferential rights of any then outstanding preferred stock.

Holders of HCWC common stock will have no preemptive or conversion rights or other subscription rights, and there is no redemption or sinking fund provisions applicable to the common stock. After the distribution, all outstanding shares of HCWC common stock will be fully paid and non-assessable. The rights, preferences and privileges of the holders of HCWC common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that HCWC may designate and issue in the future.

Preferred Stock

Under the terms of HCWC’s certificate of incorporation, its board of directors will be authorized, subject to limitations prescribed by the Delaware General Corporation Law (“DGCL”), and by its certificate of incorporation, to issue up to 40,000,000 shares of preferred stock in one or more series without further action by the holders of its common stock. HCWC’s board of directors will have the discretion, subject to limitations prescribed by the DGCL and by HCWC’s certificate of incorporation, to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

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Pursuant to the securities purchase agreement for HCMC’s sale of its Series E Preferred Stock, the purchasers of the HCMC Series E Preferred Stock are also contractually required to purchase 13,250 shares of our Series A Convertible Preferred Stock (“Series A Preferred Stock”) of the Company in the same total investment amounts that each purchaser paid for the HCMC Series E Stock (regardless of whether or not such HCMC Series E Stock has been converted into HCMC common stock). The purchase price is $1,000 per share of Series A Preferred Stock. The initial conversion price for the Series A Preferred Stock will be the day volume weighted average price measured using the 3 trading days preceding the purchase of the Series A Preferred Stock. On the 40th calendar day (the “Reset Date”) after the sale of the Series A Preferred Stock, the conversion price will be reset in the event the closing price of the Class A common stock on such date is less than the initial conversion price of the Series A Preferred Stock. The reset conversion price is equal to the lower of (i) 90% of the average of volume weighted average price (the “VWAP”) measured using the 3 trading days preceding the Reset Date and (ii) if the registration statement (registering the shares issuable upon conversion of the Series A Preferred Stock) is declared effective by the SEC after the Reset Date, 90% of the average of the VWAP during 3 trading days immediately following the date such registration statement is declared effective by the Commission; provided, however, in no instance will the conversion price be reset below 30% of the initial conversion price. The holders of the HCWC Series A Preferred Stock shall have voting rights on as converted basis. HCWC will register for resale of our Class A common stock issuable upon conversion of the HCWC Series A Preferred Stock. The Series A Preferred Stock will not be convertible until the expiration of the Lock-Up Period. The proceeds from the sale of the Series A Preferred Stock will be used for general corporate purposes and potential acquisitions.

The holders of the Series A Preferred Stock shall have voting rights on as converted to Class A common stock basis. The Series A Preferred Stock also have customary weighted average anti-dilution protection with respect to the conversion price. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary that is not a “fundamental transaction” (change of control merger, sale of substantially all of the Company’s assets or outstanding capital stock), to the extent any assets are available to the equity holders of the Company, the holders of Series A Preferred Stock will receive on a pro rata basis an amount equal to up to $1,000 per share of Series A Preferred Stock prior to the holders of the Common Stock receiving any of such assets. No holder can convert the Series A Preferred Stock into Class A common stock, to the extent it would result in the holder’s beneficial ownership being in excess of 9.99% of the outstanding Class A common stock.

Warrants

The Bridge Warrants entitle the holders thereof to purchase up to 188,889 shares of HCWC’s Class A common stock (the “Bridge Warrant Shares”) at an exercise price of $0.01 per share, at any time on or after HCWC’s registration statement on Form S-1 for the initial registration of the Class A common stock (the “IPO”) is declared effective by the United State Securities and Exchange Commission. The Bridge Warrants have an exercise price of $0.01 per share. The exercise price is subject to appropriate adjustment in the event of certain HCWC stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting HCWC common stock and also upon any distributions of assets, including cash, stock or other property to HCWC stockholders. In the event the price (the “IPO Price”) the Class A common stock is initially listed at following the IPO is less than $10.00 per share, the number of Bridge Warrant Shares shall be increased in amount equal to the difference of (1) (A) the quotient of the number of Bridge Warrant Shares initially to be received upon full conversion of the Bridge Warrants (the “Initial Warrant Shares”) divided by (B) the IPO Price, less (2) the Initial Warrant Shares. HCWC has agreed to register all of the Bridge Warrant Shares in connection with the IPO.

Anti-Takeover Provisions

Certain provisions of Delaware law, the certificate of incorporation, and the amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of HCWC. They are also designed, in part, to encourage persons seeking to acquire control of HCWC to negotiate first with the Board.

Classified Board of Directors

The certificate of incorporation provides that the Board is divided into three classes, designated Class I, Class II and Class III. Each class will be an equal number of directors, as nearly as possible, consisting of one third of the total number of directors constituting the entire board of directors. The term of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders following the effectiveness of the certificate of incorporation, the term of the initial Class II directors shall terminate on the date of the second annual meeting of stockholders following the effectiveness of the certificate of incorporation, and the term of the initial Class III directors shall terminate on the date of the third annual meeting of stockholders following the effectiveness of the certificate of incorporation. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term.

Removal of Directors

Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the certificate of incorporation provides that directors may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of HCWC entitled to vote at an election of directors.

Board of Directors Vacancies

Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, and except as otherwise provided by law, the certificate of incorporation authorizes only a majority of the remaining members of the Board (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), even though less than a quorum, to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board will be permitted to be set only by a resolution of the Board. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Board and will promote continuity of management.

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Stockholder Action; Special Meeting of Stockholders

The bylaws provide that the HCWC stockholders may take any action required or permitted to be taken at an annual or special meeting of stockholders by written consent in lieu of a meeting. The certificate of incorporation and amended and restated bylaws further provide that special meetings of HCWC stockholders may be called only by the chairman of the Board, the Chief Executive Officer of HCWC or the Board pursuant to a resolution adopted by a majority of Board, and may not be called by any other person, including HCWC stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The bylaws provide that HCWC stockholders seeking to bring business before HCWC’s annual meeting of stockholders, or to nominate candidates for election as directors at HCWC’s annual or a special meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be received by the Secretary at HCWC’s principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders (subject to certain exceptions), and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by HCWC. The amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude HCWC stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The certificate of incorporation does not provide for cumulative voting.

Amendment of Certificate of Incorporation Provisions

Amendments to the provisions of the certificate of incorporation related to preferred stock; the management of the business and for the conduct of the affairs of HCWC; special meetings; liabilities of directors of HCWC; restrictions on any business combination with any interested stockholder; indemnification of directors and officers of HCWC; and forum require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of HCWC entitled to vote thereon, voting together as a single class.

Authorized but Unissued Capital Stock

HCWC’s authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of HCWC by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware or, if the Court of Chancery lacks jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware, shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. Our certificate of incorporation also provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.

Our certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States of America.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our certificate of incorporation. In any case, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision. These exclusive forum provisions may have the effect of discouraging lawsuits against our directors and officers.

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Limitations on Liability and Indemnification of Directors and Officers

The certificate of incorporation provides that no director of HCWC shall have any personal liability to HCWC or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Amendments to these provisions shall not adversely affect any right or protection of a director of HCWC in respect of any act or omission occurring prior to the time of such amendment.

The certificate of incorporation further provides that HCWC indemnify directors and officers to the fullest extent permitted by law. HCWC is also expressly authorized to advance certain expenses (including, without limitation, attorneys’ fees) to its directors and officers and to maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of HCWC against any expense, liability or loss, whether or not HCWC would have the power to indemnify such person against such expense, liability or loss under the DGCL.

In addition, HCWC entered into separate indemnification agreements with its directors and officers. These agreements, among other things, requires HCWC to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of HCWC’s directors or officers or any other company or enterprise to which the person provides services at HCWC’s request.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in its favor, also known as a derivative action; provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates.

Listing

We have applied to have our shares of Class A common stock listed on the NYSE American exchange under the symbol “HCWC.” The completion of the Offering is contingent upon obtaining such listing. Approval for such listing of our Class A common stock on NYSE American exchange is conditioned, among other things, on the completion of the Offering.

UNDERWRITING

Maxim Group LLC is acting as the representative of the underwriters of the offering (the “Representative”). We have entered into an underwriting agreement dated [____], 2024 with the Representative, with respect to the shares of Class A common stock being offered. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per share, less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of Class A common stock listed next to its name in the following table:

Underwriter	Number of Shares
Maxim Group LLC	400,000

The underwriters are committed to purchase all the shares of Class A common stock offered by us other than those covered by the over-allotment option described below, if any, are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased, or the offering may be terminated. The underwriters are not obligated to purchase the securities covered by the underwriters’ over-allotment option described below. The underwriters are offering the shares of Class A common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

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Option to Purchase Additional Shares of Class A Common Stock

We have granted Maxim an option to buy up to an aggregate of up to an additional 60,000 shares of Class A common stock, based on an assumed initial public offering price of $10, to cover over-allotments, if any. The representative has 45 days from the date of this prospectus to exercise this option. To the extent that the Representative exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of Class A common stock as the number of shares of Class A common stock to be purchased by it in the above table bears to the total number of shares of Class A common stock offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of Class A common stock to the underwriters to the extent the option is exercised. If any additional shares of Class A common stock are purchased, the underwriters will offer the additional shares of Class A common stock on the same terms as those on which the other shares of Class A common stock are being offered hereunder.

Underwriting Discount

The following table summarizes the offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Class A common stock.

	Per share	Total without Over-allotment Option	Total with Over-allotment Option
Public offering price
Underwriting discount
Proceeds, before expenses, to us

The underwriters propose to offer the shares of Class A common stock offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares of Class A common stock to other securities dealers at such price less an agreed upon concession. After the initial offering, the public offering price and concession to dealers may be changed.

We have also agreed to reimburse the underwriter for its expenses in connection with this offering, including all reasonable fees and expenses of the underwriter’s legal counsel, up to a maximum accountable expense allowance of $100,000.

We estimate the total expenses of this offering which will be payable by us, excluding the underwriting discount and the underwriter’s expenses payable by us, will be approximately $______ million.

Lock-Up Agreements

We, each of our officers and directors and executive officers have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock for a period of 180 days after this offering is completed without the prior written consent of the Maxim.

Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, Maxim will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

Upon the closing of this offering, for a period of eighteen (18) months from the final Closing Date, we will grant the Maxim the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity or equity-linked offerings, for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such eighteen (18) month period. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to retain the Maxim.

Other Compensation

We have also agreed to pay Maxim a tail fee equal up to 8% of the gross proceeds of any equity, equity-linked or debt or other capital raising activity, if any investor, who was introduced by the Underwriter during the term of its engagement, provides us with capital in such a financing during the eighteen-month period following expiration or termination of our engagement with the representative.

HCMC previously engaged Maxim as financial advisor to advise and assist with respect to the Spin-Off. In connection with its engagement as financial advisor, Maxim will receive a cash fee of $1,000,000 from HCMC in connection with the Spin-Off.

No party will receive any fees or other compensation in connection with the Offering, the sale of the Series A Convertible Stock or the Bridge Financing.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A common stock, in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of Class A common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of Class A common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such security.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of Class A common stock or possession or distribution of this prospectus or any other offering or publicity material relating to the shares of Class A common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any shares of Class A common stock or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of shares of Class A common stock by it will be made on the same terms.

63

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cozen O’Connor, Miami, Florida. Ellenoff Grossman & Schole LLP, New York, NY, is acting as counsel to the underwriters.

EXPERTS

The consolidated carve-out financial statements as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which report includes an emphasis of matter paragraph related to the carve-out basis of accounting. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the report of Marcum LLP, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We make periodic filings and other filings required to be filed by us as a reporting company under Sections 13 and 15(d) of the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains the reports, proxy and information statements, and other information that issuers, such as us, file electronically with the SEC. Our website address is https://healthiercmc.com. Information contained on our website, however, is not, and should not be deemed to be, incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

64

INDEX TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

PAGE

Unaudited Consolidated Carve-Out Financial Statements of Healthy Choice Wellness Corp.

Condensed Consolidated Carve-Out Balance Sheets as of June 30, 2024 (Unaudited) and December 31, 2023	F-2

Condensed Consolidated Carve-Out Statements of Operations for the Three and Six Months Ended June 30, 2024 and 2023 (Unaudited)	F-3

Condensed Consolidated Carve-Out Statements of Changes in Net Parent’s Investment for the Three and Six Months Ended June 30, 2024 and 2023 (Unaudited)	F-4

Condensed Consolidated Carve-Out Statements of Cash Flows for the Six Months Ended June 30, 2024 and 2023 (Unaudited)	F-5

Notes to Consolidated Carve-out Financial Statements	F-6

Audited Consolidated Carve-Out Financial Statements of Healthy Choice Wellness Corp.

Report of Independent Registered Public Accounting Firm(PCAOB ID#688)	F-22

Consolidated Carve-Out Balance Sheets as of December 31, 2023 and 2022	F-23

Consolidated Carve-Out Statements of Operations for the years ended December 31, 2023 and 2022	F-24

Consolidated Carve-Out Statements of Changes in Net Parent’s Investment for the years ended December 31, 2023 and 2022	F-25

Consolidated Carve-Out Statements of Cash Flows for the years ended December 31, 2023 and 2022	F-26

Notes to Consolidated Carve-out Financial Statements	F-27

Financial Statements of Greens Natural Foods, Inc.

Combined Balance Sheet as of September 30, 2022 (Unaudited)	F-48

Combined Statement of Income for the three and nine months ended September 30, 2022 (Unaudited)	F-49

Combined Statement of Changes in Shareholder’s/Member Equity for the nine months ended September 30, 2022 (Unaudited)	F-50

Combined Statement of Cash Flows for the nine months ended September 30, 2022 (Unaudited)	F-51

Notes to the Financial Statements	F-52

F-1

HEALTHY CHOICE WELLNESS CORP.

CONDENSED CONSOLIDATED CARVE-OUT BALANCE SHEETS

	June 30, 2024 (Unaudited)	December 31, 2023
ASSETS
CURRENT ASSETS
Cash	$964,246	$1,422,580
Accounts receivable, net	157,335	128,171
Inventories	3,930,646	4,162,218
Prepaid expenses and vendor deposits	186,556	174,970
Other current assets	97,142	56,842
Assets held for sale	543,854	-
TOTAL CURRENT ASSETS	5,879,779	5,944,781

Property, plant, and equipment, net	1,984,939	2,676,639
Intangible assets, net	3,718,385	4,178,519
Right-of-use asset	9,974,601	11,412,562
Due from related party	5,815,241	3,753,003
Other assets	474,476	467,056
TOTAL ASSETS	$27,847,421	$28,432,560

LIABILITIES AND NET PARENT’S INVESTMENT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,350,444	$4,920,411
Contract liabilities	123,375	207,513
Current portion of loan payable	2,495,340	702,701
Operating lease liability, current	2,665,438	2,748,824
TOTAL CURRENT LIABILITIES	9,634,597	8,579,449

Loan payable, net of current portion	2,036,367	2,403,807
Operating lease liability, net of current	7,179,425	8,461,182
TOTAL LIABILITIES	18,850,389	19,444,438

COMMITMENTS AND CONTINGENCIES (SEE NOTE 16)

NET PARENT’S INVESTMENT	8,997,032	8,988,122

TOTAL LIABILITIES AND NET PARENT’S INVESTMENT	$27,847,421	$28,432,560

The accompanying notes are an integral part of these unaudited condensed consolidated carve-out financial statements.

F-2

HEALTHY CHOICE WELLNESS CORP.

CONDENSED CONSOLIDATED CARVE-OUT STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Sales, net	$15,594,575	$13,574,896	$31,488,933	$27,134,602

Cost of sales	9,698,119	8,493,213	19,538,100	17,137,913

Gross profit	5,896,456	5,081,683	11,950,833	9,996,689

Operating expenses	6,378,014	5,940,339	13,034,137	11,845,994

Loss from operations	(481,558)	(858,656)	(1,083,304)	(1,849,305)

Other income (expense)
Other income (expense), net	3,828	4,600	7,183	(12,850)
Interest expense, net	(117,977)	(41,075)	(221,049)	(62,024)
Change in contingent consideration	-	425,000	-	402,900
Total other income (expense), net	(114,149)	388,525	(213,866)	328,026

Loss before taxes	(595,707)	(470,131)	(1,297,170)	(1,521,279)

Income tax benefit (expense)	-	-	-	-

Net loss	$(595,707)	$(470,131)	$(1,297,170)	$(1,521,279)

The accompanying notes are an integral part of these unaudited condensed consolidated carve-out financial statements.

F-3

HEALTHY CHOICE WELLNESS CORP.

CONDENSED CONSOLIDATED CARVE-OUT STATEMENTS OF CHANGES IN NET PARENT’S INVESTMENT

(UNAUDITED)

	Three Months Ended June 30,
	2024	2023
Balance – April 1	$8,981,866	$15,284,316
Net transfer from parent	610,873	672,735
Net loss	(595,707)	(470,131)
Balance – June 30	$8,997,032	$15,486,920

	Six Months Ended June 30,
	2024	2023
Balance – January 1	$8,988,122	$15,505,661
Net transfer from parent	1,306,080	1,502,538
Net loss	(1,297,170)	(1,521,279)
Balance – June 30	$8,997,032	$15,486,920

The accompanying notes are an integral part of these unaudited condensed consolidated carve-out financial statements.

F-4

HEALTHY CHOICE WELLNESS CORP.

CONDENSED CONSOLIDATED CARVE-OUT STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(1,297,170)	$(1,521,279)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	724,958	717,632
Amortization of right-of-use asset	1,437,961	1,062,638
Write-down of obsolete and slow-moving inventory	1,484,648	951,373
Change in contingent consideration	-	(402,900)
Amortization of debt discount	71,293	-
Changes in operating assets and liabilities:
Accounts receivable	(29,164)	(37,419)
Inventories	(1,253,076)	(899,274)
Prepaid expenses and vendor deposits	(11,586)	9,714
Other current assets	(40,300)	216,699
Due from related party	(2,062,238)	270,547
Other assets	(7,420)	770
Accounts payable and accrued expenses	(569,967)	(497,097)
Contract liabilities	(84,138)	(51,137)
Lease liability	(1,365,143)	(1,001,532)
Net cash used in operating activities	(3,001,342)	(1,181,265)

Cash flows from investing activities
Purchases of property and equipment	(116,978)	(145,373)
Net cash used in investing activities	(116,978)	(145,373)

Cash flows from financing activities
Proceeds from security purchase agreement	1,700,000	-
Principal payments on loan payable	(346,094)	(264,670)
Investment from parent company	1,306,080	1,502,538
Net cash provided by financing activities	2,659,986	1,237,868

Net decrease in cash	(458,334)	(88,770)
Cash -beginning of period	1,422,580	2,020,571
Cash - end of period	$964,246	$1,931,801

Supplemental disclosure of cash flow information
Cash paid for income taxes	$-	$-
Cash paid for interest	$232,835	$84,144
Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$-	$1,083,460

The accompanying notes are an integral part of these unaudited condensed consolidated carve-out financial statements.

F-5

HEALTHY CHOICE WELLNESS CORP.

NOTES TO CONDENSED CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Organization

Healthy Choice Wellness Corp. (the “Company” or “HCWC”) is a Delaware corporation organized in September 2022. It is a wholly owned operating segment of Healthier Choices Management Corp (“HCMC”), a U.S. based holding company, which trades on the OTC Pink Sheets, specializing in providing consumers with healthier alternatives to everyday lifestyle choices.

Through its wholly owned subsidiaries, Healthy Choice Markets, Inc., Healthy Choice Markets 2, LLC, Healthy Choice Markets 3, LLC, Healthy Choice Markets IV, LLC, and Healthy Choice Markets V, LLC respectively, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products, and natural household items.

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products, and natural household items.

●	Mother Earth’s Storehouse, an organic and health food and vitamin chain in New York’s Hudson Valley, has been in existence for over 40 years.

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products.

●	Ellwood Thompson’s, an organic and natural health food and vitamin store located in Richmond, Virginia.

F-6

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates a Healthy Choice Wellness Center in Kingston, NY and has a licensing agreement for a Healthy Choice Wellness Center located at the Casbah Spa and Salon in Fort Lauderdale, FL.

These centers offer multiple vitamin drip mixes and intramuscular shots for clients to choose from that are designed to help boost immunity, fight fatigue and stress, reduce inflammation, enhance weight loss, and efficiently deliver antioxidants and anti-aging mixes. Additionally, there are IV vitamin mixes and shots for health, beauty, and re-hydration.

Through its wholly owned subsidiary, Healthy U Wholesale, Inc., the Company sells vitamins and supplements, as well as health, beauty and personal care products through its on-line retail subsidiary, The Vitamin Store, LLC.

Sourcing and Vendors

We source from multiple suppliers. These suppliers range from small independent businesses to multinational conglomerates. For the three months ended June 30, 2024 and 2023, approximately 36% and 41% of our total purchases were from one vendor. For the six months ended June 30, 2024 and 2023, approximately 36% and 42% of our total purchases were from one vendor.

Spin-Off

The Company intends to spin off its grocery segment and wellness business into a new publicly traded company (hereinafter referred to as “NewCo”). NewCo will continue the path of growth in the health verticals started by HCMC and explore other growth opportunities that comport with HCMC’s healthier lifestyle mission. HCMC will retain its entire patent suite, the Q-Cup® brand, and continue to develop its patent suite through R&D as well as continuing its path of enforcing its patent rights against infringers and attempting to monetize said patents through licensing deals.

At the time of the Spin-Off, HCMC would distribute all the outstanding shares of Common Stock held by it on a pro rata basis to holders of HCMC’s common stock. Each share of HCMC’s common stock outstanding as of the record date for the Spin-Off, will entitle the holder thereof to receive shares of Common Stock in NewCo. The distribution will be made in book-entry form by a distribution agent. Fractional shares of Common Stock will not be distributed in the Spin-Off and any fractional amounts will be rounded down. Please see additional disclosure in Note 12 Stockholder Equity.

NOTE 2. GOING CONCERN

The accompanying condensed consolidated carve-out financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and realization of assets and satisfaction of liabilities in the normal course of business and do not include any adjustments that might result from the outcome of any uncertainties related to our going concern assessment. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values.

As of June 30, 2024, the Company had approximately $1.0 million in cash and a working capital deficit of approximately $3.8 million.

For the six months ended June 30, 2024, the Company incurred net losses of approximately $1.3 million and cash used in operating activities of approximately $3.0 million. The Company’s liquidity needs through June 30, 2024 have been satisfied through additional investments from HCMC, our parent company (see Note 15 Related Party Transactions). On May 16, 2024, the Company secured a financing commitment with a private lender. This commitment allows the Company to draw up to $5 million from its revolving credit facility to be used for expansion and working capital purposes. The loan will be repayable in full on August 31, 2025 and the interest rate on the loan is 12%. On August 17, 2024, the Company and the private lender amended the financing commitment to extend the maturity date to February 28, 2026. On July 18, 2024, HCWC entered into a $7.5 million loan and security agreement with a private lender to support its expansion plans and funding of any working capital needs, of which $4.2 million was used for the July 18, 2024 purchase of GreenAcres Market. The face amount of the loan is $7,500,000 with 12% annual interest and has a maturity date of July 17, 2027. On July 24, 2024, the Company finalized the closing of Saugerties building sale with all parties involved and received net proceeds of $695,000. After the spin-off, the Company will need to develop new sources of financing to fund future operations and capital expansion. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

F-7

The Company believes its cash on hand and its ability to draw on its $5 million line of credit will enable the Company to meet its obligations and capital requirements for at least the twelve months from the date these financial statements are issued. Accordingly, no adjustment has been made to the financial statements to account for this uncertainty.

NOTE 3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed consolidated carve-out financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The Company has historically operated as part of HCMC and not as a standalone company. Financial statements representing the historical operations of HCMC’s grocery segment have been derived from HCMC’s historical accounting records and are presented on a carve-out basis. HCMC has commenced steps to spin off its grocery segment and wellness business into HCWC. The entities under the grocery segment and wellness business were contributed (100%) to HCWC, as such the accompanying condensed consolidated carve-out financial statements have been contributed to HCWC using their carryover basis in accordance with Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) for entities under common control. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the condensed consolidated carve-out financial statements. The condensed consolidated carve-out financial statements also include allocations of certain general, administrative, sales and marketing expenses from HCMC. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of HCMC. Related-party allocations are discussed further in Note 15.

Unaudited Interim Condensed Consolidated Carve-Out Financial Statements

The interim condensed consolidated carve-out balance sheet as of June 30, 2024, the interim condensed consolidated carve-out statements of operations and the interim condensed consolidated carve-out statements of changes in net parent’s investment for the three and six months ended June 30, 2024 and 2023 and cash flows for the six months ended June 30, 2024 and 2023 are unaudited. The financial data and the other financial information disclosed in the notes to these condensed consolidated carve-out financial statements relating to the three-month and six-month periods are also unaudited, in our opinion, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of our consolidated cash flows, operating results, and balance sheets for the periods presented. These condensed consolidated carve-out financial statements should be read in conjunction with the consolidated carve-out financial statements in Amendment 4 to Form S-1 for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2024. The condensed consolidated carve-out balance sheet as of December 31, 2023 was derived from the Company’s audited 2023 financial statements contained in the above referenced S-1. Results of the three and six months ended June 30, 2024, are not necessarily indicative of the results to be expected for the full year ending December 31, 2024 or any other period.

Principles of Consolidation

The condensed consolidated carve-out financial statements include the accounts of the Company and its wholly-owned subsidiaries, Healthy Choice Markets, Inc. (“Ada’s Natural Market”), Healthy Choice Markets 2, LLC (“Paradise Health and Nutrition”), Healthy Choice Markets 3, LLC (“Mother Earth’s Storehouse”), Healthy Choices Markets 3 Real Estate LLC, Healthy Choice Markets IV, LLC (Green’s Natural Foods), Healthy Choice Markets V, LLC (Ellwood Thompson’s), Healthy Choice Wellness, LLC, Healthy Choice Wellness II, LLC,, and Healthy U Wholesale, Inc (“The Vitamin Store, LLC”). All intercompany accounts and transactions have been eliminated in consolidation.

F-8

Net Parent Investment

The accompanying condensed consolidated carve-out financial statements were derived from the consolidated financial statements of HCMC on a carve-out basis, and the financial statements also include allocations of certain general, administrative, legal, and marketing expenses from HCMC. The primary components of the net parent’s investment are intercompany balances other than related party payables, the allocation of shared costs, and funding received to cover any shortfall in operating cash requirements. Balances between HCMC and the Company that were not historically cash settled are included in net parent investment. Net parent’s investment represents the cumulative investment by HCMC in the Company through the dates presented.

Use of Estimates in the Preparation of the Financial Statements

The preparation of condensed consolidated carve-out financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated carve-out financial statements, and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include useful lives and impairment of long-lived assets, deferred taxes and related valuation allowances, allocation of corporate general expenses, and the valuation of the assets and liabilities acquired in business combinations. Certain of management’s estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. The Company re-evaluates all its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.

Revenue Recognition

Revenues from product sales and services rendered, net of promotional discounts, manufacturer coupons and rebates, return allowances, and sales and consumption taxes, are recorded when products are delivered, title passes to customers and collection is likely to occur. Title passes to customers at the point of sale for retail and upon delivery of products for wholesale. Return allowances, which reduce revenue, are estimated using historical experience.

The Company recognizes revenue in accordance with the following five-step model:

●	identify arrangements with customers.
●	identify performance obligations.
●	determine transaction price.
●	allocate transaction price to the separate performance obligations in the arrangement, if more than one exists; and
●	recognize revenue as performance obligations are satisfied.

Shipping and Handling

Shipping charges billed to customers are included in net sales and the related shipping and handling costs are included in cost of sales. The Company incurred shipping and handling costs of approximately $34,000 and $28,000 for the three months ended June 30, 2024 and 2023, and $61,000 and 65,000 for the six months ended June 30, 2024 and 2023, respectively.

F-9

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less, when purchased, to be cash and cash equivalents. The majority of the Company’s cash is concentrated in one financial institution, which is in excess of Federal Deposit Insurance Corporation (FDIC) coverage. The Company has not experienced any losses in such accounts. The Company did not have any cash equivalents as of June 30, 2024 and December 31, 2023.

A summary of the financial institution that had cash in excess of FDIC limits of $250,000 as of June 30, 2024 and December 31, 2023 is presented below:

	June 30, 2024	December 31, 2023
Total cash in excess of FDIC limits of $250,000	$-	$161,644

Accounts Receivable, Contract Assets and Contract Liabilities

Accounts receivables are claims to consideration which are unconditional; meaning no performance obligations remain for the Company and only the passage of time is necessary before collection. Contract assets are distinguished from accounts receivable as performance obligations remain before claims to consideration become unconditional. By nature of the Company’s operations, contract assets are typically not recognized. Contract liabilities are recorded when customers transfer consideration in advance of delivery of products or services, which the Company records for gift cards and loyalty reward programs. When one party to an arrangement performs before the other(s), the Company records an account receivable, contract asset or contract liability.

The majority of arrangements with customers contain one performance obligation: to provide a distinct set of products or services. Most performance obligations are satisfied simultaneously as the Company exchanges products or services for customer payment. Exceptions include gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products or services at a future date. As gift cards are purchased and loyalty points earned, contract liabilities are recorded until the performance obligations are satisfied through delivery of products or services or breakage based on gift card and loyalty reward program term limits.

The Company’s breakage policy is twenty-four months for gift cards and twelve months for loyalty rewards. Loyalty rewards are earned at five percent on qualifying purchases and the reward functions as an allocation of transaction price from the period earned by the customer to the period the performance obligation is satisfied by the Company. As such, all contract liabilities are expected to be recognized within a twenty-four-month period.

Other Current Assets

Other current assets are the non-trade related assets that the Company owns, benefits from, or uses to generate income that can be converted into cash within one business cycle.

Inventories

Inventories are measured at the lower of cost and net realizable value using the average cost method. If the cost of the inventories exceeds their net realizable value, adjustments are recorded to write down excess carrying value to their net realizable value. The Company’s inventories consist primarily of merchandise available for resale, such as fresh produce, perishable grocery items and non-perishable consumable goods.

F-10

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected useful life of the respective asset, after the asset is placed in service. Revenue earning property, plant, and equipment includes signage, furniture and fixtures, building, computer hardware, appliance, cooler, and displays have useful lives ranging from two to seven years. Leasehold improvements are amortized over the shorter of the life of the improvement or the term of the lease.

Identifiable Intangible Assets and Goodwill

Identifiable intangible assets are recorded at cost, or when acquired as part of a business acquisition, at estimated fair value. Certain identifiable intangible assets are amortized over 4 to 10 years. Similar to tangible personal property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Indefinite-lived intangible assets, such as goodwill are not amortized.

Impairment of Long-Lived Assets

The Company reviews all long-lived assets such as property and equipment and amortized intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future cash flows expected to be generated by the asset or asset group. Impairment is measured by the amount by which the carrying value of the asset(s) exceeds their fair value. There were no triggering events that would indicate impairment of long-lived assets on June 30, 2024.

Goodwill

The Company assesses the carrying amounts of goodwill for recoverability on at least an annual basis or when events or changes in circumstances indicate evidence of potential impairment exists, using a fair value-based test. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, and the useful life over which cash flows will occur. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for the Company. Our annual impairment test is conducted on September 30 of each year or more often if deemed necessary.

The Company incurred a non-cash impairment charge of $6.1 million dollar for the year ended December 31, 2023.

Advertising

Advertising expense is classified as selling, general and administrative expense on the condensed consolidated carve-out statements of operations. The Company expenses advertising costs as incurred. The Company incurred advertising expenses of approximately $43,000 and $92,000 for the three months ended June 30, 2024 and 2023, and $201,000 and 151,000 for the six months ended June 30, 2024 and 2023, respectively.

401(k) retirement savings plan

The Company’s employees are offered a 401(k)-retirement savings plan that is administered under HCMC with discretionary contribution matching opportunities. 401K employer expense amounted to $22,000 and $21,000 for the three months ended June 30, 2024 and 2023, and $43,000 and $38,000 for the six months ended June 30, 2024 and 2023, respectively.

F-11

Income Taxes

The Company’s income taxes are included in HCMC’s consolidated return. For the purposes of the condensed consolidated carve-out financial statements, the income taxes for the Company have been presented on a separate return basis, under which a new stand-alone set of deferred tax assets and liabilities is created based on the financial statement accounts of the carveout.

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2024 and December 31, 2023. The Company had no uncertain tax positions as of June 30, 2024 and December 31, 2023.

Leases

Operating lease liabilities are recognized at the lease commencement date based on the present value of the fixed lease payments using the Company’s incremental borrowing rates. Related operating ROU assets are recognized based on the initial present value of the fixed lease payments, reduced by contributions from landlords, plus any prepaid rent and direct costs from executing the leases. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company recognizes lease expense for these leases on a straight-line basis over the lease term. Variable lease payments are recognized as lease expense as they are incurred.

The Company did not have finance leases as of June 30, 2024 and 2023. If the Company enters into a finance lease in the future, it will be accounted for in accordance with ASC Topic 842.

Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimated amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company uses the fair value framework under FASB’s guidance, and it requires the categorization of assets and liabilities into three levels based upon the assumptions used to measure the assets or liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, would generally require significant management judgment. The three levels for categorizing assets and liabilities under the fair value measurement requirements are as follows:

●	Level 1: Fair value measurement of the asset or liability using observable inputs such as quoted prices in active markets for identical assets or liabilities.

F-12

●	Level 2: Fair value measurement of the asset or liability using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and

●	Level 3: Fair value measurement of the asset or liability using unobservable inputs that reflect the Company’s own assumptions regarding the applicable asset or liability.

Business Combination

The Company applies the provisions of ASC Topic 805, Business Combinations (“ASC 805”) in the accounting for acquisitions of businesses. ASC 805 requires the Company to use the acquisition method of accounting by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed and measured at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the aforementioned amounts. Acquisition-related expenses were expensed as incurred and recorded in selling, general and administrative expenses in the condensed consolidated carve-out statements of operations.

Recent Accounting Pronouncements

Public companies in the United States are subject to the accounting and reporting requirements of various authorities, including the Financial Accounting Standards Board (“FASB”) and the Securities and Exchange Commission (“SEC”).

On December 14, 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” related to improvements to income tax disclosures. The amendments in this update require enhanced jurisdictional and other disaggregated disclosures for the effective tax rate reconciliation and income taxes paid. The amendments in this update are effective for fiscal years beginning after December 15, 2024. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4. DISAGGREGATION OF REVENUES

The Company’s disaggregated revenues consist of the following for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Retail Grocery	$13,423,417	$12,017,527	$26,902,220	$24,067,595
Food service/restaurant	2,170,903	1,555,372	4,585,898	3,062,948
Online/eCommerce	255	1,997	815	4,059
Total revenue	$15,594,575	$13,574,896	$31,488,933	$27,134,602

NOTE 5. ACCOUNTS RECEIVABLE

Accounts receivable is mainly related to COOP billing. HCWC bills its vendors for advertising vendors’ products in our sales channels. Advertising revenue is included in sales revenue in the condensed consolidated carve-out statement of operations. The Company recorded advertising revenue of approximately $66,000 and $44,000 for the three months ended June 30, 2024 and 2023, and $179,000 and 138,000 for the six months ended June 30, 2024 and 2023, respectively. The Company’s accounts receivable totaled approximately $157,000 and $128,000 at June 30, 2024 and December 31, 2023, respectively.

F-13

NOTE 6. INVENTORIES

Inventories are measured at the lower of cost and net realizable value using the average cost method. If the cost of the inventories exceeds their market value, adjustments are recorded to write down excess inventory to its net realizable value. The Company recorded the write down of inventories amounting to approximately $741,000 and $428,000 for the three months ended June 30, 2024 and 2023, and $1,485,000 and $951,000 for the six months ended June 30, 2024 and 2023, respectively. The Company’s inventories consist primarily of merchandise available for resale.

NOTE 7. ACQUISITION

Ellwood Thompson’s

On October 1, 2023, the Company through its wholly owned subsidiary, Healthy Choice Markets V, LLC, entered into an Asset Purchase Agreement with (i) ET Holding, Inc., d/b/a Ellwood Thompson’s Local Market, a Virginia corporation, (ii) Ellwood Thompson’s Natural Market, L.C., a Virginia limited liability company, and (iii) Richard T. Hood, an individual resident of the Commonwealth of Virginia. Pursuant to the Purchase Agreement, the Company acquired certain assets and assumed certain liabilities related to Ellwood Thompson’s grocery stores in Richmond, Virginia. The Company intends to continue to operate the grocery stores under their existing name.

The purchase price under the Asset Purchase Agreement was $750,000 in cash and a promissory note provided to the seller of $750,000 with a fair value of $718,000. The Company expensed the discount associated with the promissory note and recognized interest expense of approximately $32,000 for the year ended December 31, 2023. In addition, the Company entered into a new lease agreement with the landlord and entered into an employment agreement with the store manager.

The following table summarizes the purchase price allocation based on fair values of the net assets acquired at the acquisition date:

October 1, 2023
Purchase Consideration
Cash consideration paid	$750,000
Promissory note	718,000
Total Purchase Consideration	$1,468,000

Purchase price allocation
Inventory	$851,000
Intangible assets	291,000
Right of use asset - Operating lease	1,325,000
Other liabilities	(31,000)
Operating lease liability	(1,325,000)
Goodwill	357,000
Net assets acquired	$1,468,000

Finite-lived intangible assets
Trade Names (8 years)	$291,000
Total intangible assets	$291,000

The acquisition is structured as an asset purchase in a business combination, and goodwill is tax-deductible, and amortizable over 15 years for tax purposes.

F-14

Revenue and Earnings

The following unaudited pro forma summary presents consolidated information of the Company, including Ellwood Thompson’s, as if the business combinations had occurred on January 1, 2023, the earliest period presented herein:

	For Three Months Ended	For Six Months Ended
	June 30, 2023	June 30, 2023
Sales	$17,133,109	$33,725,111
Net loss	$(473,448)	$(1,481,877)

The pro forma financial information includes adjustments that are directly attributable to the business combinations and are factually supportable. The pro forma adjustments include incremental amortization of intangible. The proforma data gives effects to actual operating results prior to the acquisition. These proforma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions occurred as of the beginning of each period presented or that may be obtained in future periods.

NOTE 8. ASSETS HELD FOR SALE

On February 7, 2024, the Company closed the operation of the Saugerties store. The decision was based on management’s plan to maximize the profitability of the grocery segment. The Company transferred all operating assets and liabilities to other neighboring stores. The building, which is owned by the Company, has a net carrying value of approximately $544,000 and was put up for sale in February at its fair market value. The Company has classified the building as held for sale in accordance with ASC 360, “Property, Plant, and Equipment.” The building was previously classified as property, plant, and equipment (PP&E) and included in long-term assets.

On July 24, 2024, the Company finalized the closing of Saugerties building sale with all parties involved and received net proceeds of $695,000. The building was sold at fair market value of $749,000 and the company paid approximately $54,000 legal fee, commission and other miscellaneous expenses. The title and deed were transferred on the closing date.

NOTE 9. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following:

	June 30, 2024	December 31, 2023
Displays	$312,146	$312,146
Building	-	575,000
Furniture and fixtures	511,832	505,436
Leasehold improvements	1,959,553	1,925,385
Computer hardware & equipment	188,131	141,682
Other	710,683	680,718
	3,682,345	4,140,367
Less: accumulated depreciation and amortization	(1,697,406)	(1,463,728)
Total property, plant, and equipment	$1,984,939	$2,676,639

F-15

The Company incurred approximately $131,000 and $138,000 of depreciation expense for the three months ended June 30, 2024 and 2023, and $265,000 and $276,000 for the six months ended June 30, 2024 and 2023, respectively. Depreciation expense was included in operating expenses on the condensed consolidated carve-out statements of operations.

NOTE 10. INTANGIBLE ASSETS, NET

At June 30, 2024 and December 31, 2023, intangible assets consist of the following:

June 30, 2024	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	8-10 years	$2,860,000	$(1,203,943)	$1,656,057
Customer relationships	4-6 years	2,669,000	(1,479,806)	1,189,194
Non-compete	4-5 years	1,602,000	(728,866)	873,134
Intangible assets, net		$7,131,000	$(3,412,615)	$3,718,385

December 31, 2023	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	8-10 years	$2,860,000	$(1,035,443)	$1,824,557
Customer relationships	4-6 years	2,669,000	(1,330,972)	1,338,028
Non-compete	4-5 years	1,602,000	(586,066)	1,015,934
Intangible assets, net		$7,131,000	$(2,952,481)	$4,178,519

Intangible assets are amortized on a straight-line basis over their estimated useful lives. Amortization expense was approximately $230,000 and $221,000 for the three months ended June 30, 2024 and 2023, and approximately $460,000 and $442,000 for the six months ended June 30, 2024 and 2023, respectively. Amortization expense was included in selling, general and administrative expenses on the condensed consolidated carve-out statements of operations.

Future annual estimated amortization expense is as follows:

For the years ending December 31,
2024 (remaining six months)	$460,133
2025	914,766
2026	837,730
2027	698,925
2028	389,486
Thereafter	417,345
Total	$3,718,385

F-16

NOTE 11. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At June 30, 2024 and 2023, accounts payable and accrued expenses consisted of:

	June 30, 2024	December 31, 2023
Trade creditors	$3,769,924	$4,406,299
Accrued expenses	580,520	514,112
Total	$4,350,444	$4,920,411

NOTE 12. CONTRACT LIABILITIES

The Company’s contract liabilities consist of customer deposits, gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products when customers redeem balances or terms expire through breakage.

A summary of the contract liabilities activity at June 30, 2024 and December 31, 2023 is presented below:

	June 30, 2024	December 31, 2023
Beginning balance as January 1,	$207,513	$198,606
Issued	698,242	891,060
Redeemed	(719,204)	(812,694)
Breakage recognized	(63,176)	(69,459)
Ending balance	$123,375	$207,513

NOTE 13. DEBT

The following table provides a breakdown of the Company’s debt as of June 30, 2024 and December 31, 2023:

	June 30, 2024	December 31, 2023
Promissory notes	$4,649,303	$3,106,508
Debt discount	(117,596)	-
Total debt	$4,531,707	$3,106,508
Current portion of long-term debt	(2,495,340)	(702,701)
Long-term debt	$2,036,367	$2,403,807

Promissory Notes

In connection with the Green’s Natural Foods acquisition, on October 14, 2022, the Company issued a secured promissory note (the “Greens Note”) in the principal amount of $3,000,000 as a portion of the purchase price. The Greens Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Green’s Natural Foods. The outstanding balance was approximately $2,098,000 and $2,378,000 as of June 30, 2024 and December 31, 2023, respectively. The Company incurred approximately $33,000 and $41,000 interest expense for the three months ended June 30, 2024 and 2023, and $68,000 and $84,000 interest expense for the six months ended June 30, 2024 and 2023, respectively.

F-17

In connection with the Ellwood Thompson’s acquisition, on October 1, 2023, the Company issued a secured promissory note (the “Ellwood Note”) in the principal amount of $750,000, and discounted present value of $718,000 as a portion of the purchase price. The Ellwood Note has a five-year term, an interest rate of 6.0% per annum. The outstanding balance of the Ellwood Note was approximately $662,000 and 728,000 in principal amount as of June 30, 2024 and December 31, 2023, respectively. The Company recognized interest expense of approximately $10,000 and $0 for the three months ended June 30, 2024, and 2023, and $21,000 and $0 for the six months ended June 30, 2024, and 2023, respectively.

On January 18, 2024, HCWC entered into a Securities Purchase Agreement (the “Bridge Financing”) with institutional investors whereby (a) HCWC issued a total of approximately $1,889,000 in unsecured promissory notes (the “Notes) and (b) on the date of the pricing of HCWC’s initial public offering (“IPO”), HCWC shall deliver shares of its common stock equal to approximately $1,889,000 divided by the IPO price (“Bridge Shares”). If HCWC does not consummate its IPO, it will have no obligation to issue Bridge Shares to the investors. The aggregate gross proceeds received from the investors in connection with the SPA was $1,700,000. The Notes were issued at a 10% original issue discount (“OID”) and accrue interest at a rate of 10% per annum beginning 60 days after issuance of the Notes. All accrued and unpaid principal and interest shall be due and payable upon the earlier of (1) the closing of the IPO, (2) January 18, 2025 or (3) upon an event of default as defined in the Notes.

On April 8, 2024, HCWC and the institutional investors entered into an amendment to the January 18, 2024 agreement whereby HCWC agreed to issue warrants (the “Bridge Warrants”) exercisable at $0.01 per share to purchase 188,889 shares of Class A common stock (the “Bridge Warrant Shares”) in lieu of the 188,889 shares of Class A common stock. The parties agreed to terminate any existing obligations of the institutional investors to acquire HCWC Bridge Shares as part of the IPO transaction.

The Company used the intrinsic value model to determine the fair value of the Bridge Warrants on April 18, 2024 and remeasured the fair value on June 30, 2024, and concluded that the fair value of the Bridge Warrants at June 30, 2024 was $1,887,001. The Bridge Warrants represent a contingent obligation that was not recognized in the Company’s unaudited consolidated financial statements as of June 30, 2024 since it was not probable that the IPO would close as of such date. HCWC incurred approximately $23,500 of debt issuance costs in connection with the issuance of the Notes, which, together with the OID of approximately $189,000, was recorded as a debt discount and was amortized over the life of the Notes using the straight-line method since such method was not materially different from the interest method. For the three and six-months ended June 30, 2024, approximately $57,000 and $144,000 of interest expense was recognized in the accompanying condensed consolidated statements of operations. At June 30, 2024, the outstanding principal balance was approximately $1,889,000, accrued interest was approximately $49,000 and debt discount was approximately $118,000.

The Company may, at its option, at any time or from time to time prepay the outstanding principal amount or any accrued but unpaid interest, in each case in whole or in part, without penalty or premium, provided that any such prepayment of any outstanding amount of principal shall be accompanied by the payment of all accrued but unpaid interest on the amount of principal being prepaid, plus any costs and fees incurred.

The following table summarizes the 5-year repayment schedule:

For the years ending December 31,
2024 (remaining six months)	$356,607
2025	2,634,931
2026	792,056
2027	724,333
2028	141,376
Total	$4,649,303

F-18

NOTE 14. LEASES

The Company has various lease agreements with terms up to 20 years. All the leases are classified as operating leases.

Maturity of lease liabilities under our non-cancellable operating leases as of June 30, 2024 were as follows:

Payments due by period
2024 (remaining six months)	$1,554,117
2025	2,854,958
2026	2,520,001
2027	1,535,080
2028	834,710
Thereafter	1,363,363
Total undiscounted operating lease payments	$10,662,229
Less: Imputed interest	(817,366)
Present value of operating lease liabilities	$9,844,863

The following table summarizes the Company’s operating leases:

Balance Sheet Classification	June 30, 2024	December 31, 2023
Right of use asset	$9,974,601	$11,412,562

Operating lease liability, current	$2,665,438	$2,748,824
Operating lease liability, net of current	$7,179,425	$8,461,182

The amortization of the right-of-use asset of approximately $722,000 and $368,000 for the three months ended June 30, 2024 and 2023, and $1,438,000 and $1,063,000 for six months ended June 30, 2024 and 2023, respectively, were included in operating cash flows.

The following table provides a summary of other information related to the leases for the six months ended June 30, 2024 and December 31, 2023:

Other Information	June 30, 2024	December 31, 2023
Weighted-average remaining lease term for operating leases	5 years	5 years
Weighted-average discount rate for operating leases	3.97%	3.98%

Rent expense for the three months ended June 30, 2024 and 2023 was approximately $940,000 and $843,000, and approximately $1,864,000 and $1,668,000 for the six months ended June 30, 2024 and 2023, respectively. It is included in selling, general and administrative expenses in the accompanying condensed consolidated carve-out statements of operations.

The components of lease expenses for the three and six months ended June 30, 2024 and 2023 were as follows:

	Three Months Ended June 30,
	2024	2023
Operating lease cost	$643,036	$460,626
Variable lease cost	218,165	224,262
Short-term lease cost	79,291	158,433
Total rent expense	$940,492	$843,321

F-19

	Six Months Ended June 30,
	2024	2023
Operating lease cost	$1,280,138	$917,291
Variable lease cost	425,711	444,856
Short-term lease cost	157,823	315,374
Total rent expense	$1,863,672	$1,677,521

The aggregate cash payments under the leasing arrangement were approximately $1,365,000 and $1,002,000 for the six months ended June 30, 2024 and 2023, respectively, were included in operating cash flows.

NOTE 15. RELATED PARTY TRANSACTIONS

The Company has not historically operated as a separate, stand-alone company and, accordingly has had various relationships with HCMC whereby HCMC provided services to the Company as noted below. Related party transactions include allocation of general corporate expenses and advances from parent.

Allocation of General Corporate Expenses

HCMC provides human resources, accounting, payroll processing, legal and other managerial services to the Company. The accompanying condensed consolidated carve-out financial statements include allocations of these expenses.

Management adopted a proportional cost allocation method to allocate HCMC expenses to the Company. The allocation method calculates the appropriate share of overhead costs to the Company based on management’s estimate that the sum of management time and resources spent managing the Company is approximately equal to the amount of time and resources spent managing HCMC and its subsidiaries. As a result, 50% of HCMC overhead on a weighted average basis was allocated to the Company based on the fact that management spent equal amount of time to manage HCMC and the Company. The Company believes the allocation methodology used is reasonable and has been consistently applied, and results in an appropriate allocation of costs incurred. However, these allocations may not be indicative of the cost had the Company been a stand-alone entity or of future services. HCMC allocated $0.6 million and $0.7 million for the three months ended June 30, 2024 and 2023, and approximately $1.3 million and $1.4 million for the six months ended June 30, 2024 and 2023, respectively. Such amounts will not be cash settled and are included in the Net Parent’s Investment.

Investment by Parent

For the six months ended June 30, 2024, the net operating expenses of $1.3 million incurred by HCMC on behalf of the Company was included in the Net Parent’s Investment. For the six month ended June 30, 2023, $1.4 million net operating expenses incurred by HCMC on behalf of the Company, and $0.1 million HCMC loan payment on behalf of Green’s Natural Foods were included in the Net Parent’s Investment.

Intercompany Receivable and Payable

There is no intercompany agreement between the Company and HCMC. Management has determined those intercompany receivables and payables will be settled within twelve months after the balance sheet date. As a result, the Company’s intercompany balances are reflected as “due to” or “due from” accounts in the condensed consolidated carve-out balance sheets. The Company had a net receivable balance of $5.8 million and $3.8 million from HCMC as of June 30, 2024 and December 31, 2023, respectively.

F-20

NOTE 16. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time the Company may be involved in various claims and legal actions arising in the ordinary course of our business. With respect to legal costs, we record such costs as incurred.

NOTE 17. SUBSEQUENT EVENTS

On July 18, 2024, the Company through its wholly owned subsidiary, Healthy Choice Markets VI, LLC, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with (i) GreenAcres Markets of Oklahoma, LLC, an Oklahoma limited liability company and GACorp, Inc., a Kansas corporation (each, a “Seller”; collectively, the “Sellers”); and (ii) the group of equity holders owning the majority interests of the Sellers. The Company acquired certain assets and assumed certain liabilities of five organic and natural health food and vitamin stores located in Oklahoma and Kansas. The purchase price under the Purchase Agreement is $7,300,000, of which $1,825,000 is in the form of a promissory note. The Company has engaged a professional valuation firm to perform the valuation of the assets acquired and liabilities assumed.

On July 18, 2024 (the “Effective Date”), HCWC entered into a loan and security agreement with a private lender to support its expansion plans and funding of any working capital needs. The face amount of the loan (the “Acquisition Loan’) is $7,500,000 with 12% annual interest and 3 years in term. The loan is guaranteed by all of the subsidiaries of HCWC (the “Guarantors”) and secured by substantially all of the assets of HCWC and the Guarantors. The Acquisition Loan maybe prepaid at any time at a premium in the amount of ten percent (10%) of the principal amount of the Acquisition Loan outstanding prior to such prepayment. Payments on the Acquisition Loan are required to be made as follows: $1,125,000 on first anniversary of the Loan Effective Date, $1,875,000 on the second anniversary of the Loan Effective Date, and the remaining outstanding principal balance of principal and accrued interest on the third anniversary of the Loan Effective Date.

On July 24, 2024, the Company finalized the closing of Saugerties building sale with all parties involved and received net proceeds of $695,000. The title and deed were transferred on the closing date.

On July 25, 2024, the Company filed Amendment No. 5 to its registration statement on Form S-1 with the Commission with respect to the Spin-Off.

On July 25, 2024, the Company filed Amendment No. 6 to its registration statement on Form S-1 with the Commission with respect to the IPO.

On July 31, 2024, one of the Company’s subsidiaries, Healthy Choice Markets IV, LLC, was served with a lawsuit filed by a former employee alleging violations of state and federal wage and hour laws. The Company believes the claims are without merit and intends to vigorously defend against the lawsuit. While the outcome of this litigation cannot be predicted with certainty, the Company does not believe that the lawsuit, if adversely resolved, would have a material adverse effect on its financial condition, results of operations, or cash flows.

On August 17, 2024, the Company amended its financing agreement with a key investor. The agreement extended the maturity date on its $5 million revolving credit facility from August 31, 2025 to February 28, 2026.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Healthy Choice Wellness Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated carve-out balance sheets of Healthy Choice Wellness Corp. (the “Company”) as of December 31, 2023 and 2022, the related consolidated carve-out statements of operations, changes in net parent’s investment and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 1, the financial statements have been prepared on a “carve-out” basis from the financial statements of Healthier Choices Management Corp. to reflect the assets, liabilities, revenues and expenses of Healthy Choice Wellness Corp. as well as allocations deemed reasonable by management to present the results of operations, financial position and cash flows of Healthy Choice Wellness Corp. on a standalone basis and may not reflect Healthy Choice Wellness Corp. results of operations, financial position and cash flows had the Company operated as a standalone company during the periods presented. Our opinion is not modified with respect to this matter.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2022.

Saddle Brook, NJ
May 24, 2024

F-22

HEALTHY CHOICE WELLNESS CORP.

CONSOLIDATED CARVE-OUT BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash	$1,422,580	$2,020,571
Accounts receivable, net	128,171	55,230
Inventories	4,162,218	3,750,364
Prepaid expenses and vendor deposits	174,970	82,954
Other current assets	56,842	288,934
TOTAL CURRENT ASSETS	5,944,781	6,198,053

Property, plant, and equipment, net	2,676,639	3,035,847
Intangible assets, net	4,178,519	4,780,504
Goodwill	-	5,747,000
Right-of-use asset	11,412,562	10,604,935
Due from related party	3,753,003	2,336,365
Other assets	467,056	450,966
TOTAL ASSETS	$28,432,560	$33,153,670

LIABILITIES AND NET PARENT’S INVESTMENT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,920,411	$3,489,544
Contingent consideration	-	774,900
Contract liabilities	207,513	198,606
Current portion of loan payable	702,701	536,542
Operating lease liability, current	2,748,824	2,228,852
TOTAL CURRENT LIABILITIES	8,579,449	7,228,444

Loan payable, net of current portion	2,403,807	2,378,061
Operating lease liability, net of current	8,461,182	8,041,504
TOTAL LIABILITIES	19,444,438	17,648,009

COMMITMENTS AND CONTINGENCIES (SEE NOTE 16)

NET PARENT’S INVESTMENT	8,988,122	15,505,661

TOTAL LIABILITIES AND NET PARENT’S INVESTMENT	$28,432,560	$33,153,670

The accompanying notes are an integral part of these consolidated carve-out financial statements.

F-23

HEALTHY CHOICE WELLNESS CORP.

CONSOLIDATED CARVE-OUT STATEMENT OF OPERATIONS

	For the Years Ended December 31,
	2023	2022

Sales, net	$55,689,793	$29,009,640

Cost of sales	35,341,569	18,926,175

Gross profit	20,348,224	10,083,465

Selling, general and administrative	24,768,293	14,251,075
Impairment of goodwill	6,104,000	-
Total operating expenses	30,872,293	14,251,075

Loss from operations	(10,524,069)	(4,167,610)

Other income (expense)
Other income (expense), net	16,230	541,807
Interest expense, net	(199,681)	(29,992)
Change in contingent consideration	774,900	333,100
Total other income (expense), net	591,449	844,915

Loss before taxes	(9,932,620)	(3,322,695)

Income tax benefit (expense)	-	-

Net loss	$(9,932,620)	$(3,322,695)

The accompanying notes are an integral part of these consolidated carve-out financial statements.

F-24

HEALTHY CHOICE WELLNESS CORP.

CONSOLIDATED CARVE-OUT STATEMENTS OF CHANGES IN NET PARENT’S INVESTMENT

	For the Years Ended December 31,
	2023	2022
Balance – January 1	$15,505,661	$5,027,123
Net transfer from parent	3,415,081	13,801,233
Net loss	(9,932,620)	(3,322,695)
Balance – December 31	$8,988,122	$15,505,661

The accompanying notes are an integral part of these consolidated carve-out financial statements.

F-25

HEALTHY CHOICE WELLNESS CORP.

CONSOLIDATED CARVE-OUT STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(9,932,620)	$(3,322,695)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,431,816	1,003,325
Amortization of right-of-use asset	2,570,202	1,043,220
Change in allowance for credit losses	15,425	-
Loss on vendor settlement	91,291	-
Write-down of obsolete and slow-moving inventory	2,471,653	1,499,938
Change in contingent consideration	(774,900)	(333,100)
Non-cash interest expense	32,000	-
Write-off of intangible assets	-	53,958
Impairment of goodwill	6,104,000	-
Changes in operating assets and liabilities:
Accounts receivable	(88,366)	(26,883)
Inventories	(2,032,996)	(1,471,859)
Prepaid expenses and vendor deposits	(92,016)	(30,832)
Other current assets	140,801	(288,934)
Due from related party	(1,416,638)	(926,129)
Other assets	(16,090)	(415,066)
Accounts payable and accrued expenses	1,430,867	3,112,481
Contract liabilities	(21,604)	(313,257)
Lease liability	(2,438,179)	(953,227)
Net cash used in operating activities	(2,525,354)	(1,369,060)

Cash flows from investing activities
Payment for acquisition	(750,000)	(10,291,674)
Purchases of property and equipment	(179,623)	(387,485)
Net cash used in investing activities	(929,623)	(10,679,159)

Cash flows from financing activities
Principal payments on loan payable	(558,095)	(88,816)
Investment from parent company	3,415,081	13,801,233
Net cash provided by financing activities	2,856,986	13,712,417

Net (decrease) increase in cash	(597,991)	1,664,198
Cash -beginning of period	2,020,571	356,373
Cash - end of period	$1,422,580	$2,020,571

Supplemental disclosure of cash flow information
Cash paid for income taxes	$-	$-
Cash paid for interest	$199,705	$30,017
Non-cash investing and financing activities
Issuance of promissory note in connection with acquisition	$718,000	$3,000,000
Lease acquired	$1,325,409	$8,225,032
Contingent consideration relating to acquisition	$-	$1,108,000

The accompanying notes are an integral part of these consolidated carve-out financial statements.

F-26

HEALTHY CHOICE WELLNESS CORP.

NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

Organization

Healthy Choice Wellness Corp. (the “Company”) is a Delaware corporation organized in September 2022. It is a wholly owned operating segment of Healthier Choices Management Corp (“HCMC”), a U.S. based holding company, which trades on the OTC Pink Sheets, specializing in providing consumers with healthier alternatives to everyday lifestyle choices.

Through its wholly owned subsidiaries, Healthy Choice Markets, Inc., Healthy Choice Markets 2, LLC, Healthy Choice Markets 3, LLC, Healthy Choice Markets IV, LLC, and Healthy Choice Markets V, LLC respectively, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products, and natural household items.

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products, and natural household items.

●	Mother Earth’s Storehouse, a two-store organic and health food and vitamin chain in New York’s Hudson Valley, has been in existence for over 40 years.

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries & bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products.

●	Ellwood Thompson’s, an organic and natural health food and vitamin store located in Richmond, Virginia.

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates a Healthy Choice Wellness Center in Kingston, NY and has a licensing agreement for a Healthy Choice Wellness Center located at the Casbah Spa and Salon in Fort Lauderdale, FL.

These centers offer multiple vitamin drip mixes and intramuscular shots for clients to choose from that are designed to help boost immunity, fight fatigue and stress, reduce inflammation, enhance weight loss, and efficiently deliver antioxidants and anti-aging mixes. Additionally, there are IV vitamin mixes and shots for health, beauty, and re-hydration.

Through its wholly owned subsidiary, Healthy U Wholesale, Inc., the Company sells vitamins and supplements, as well as health, beauty and personal care products through its on-line retail subsidiary, The Vitamin Store, LLC.

Sourcing and Vendors

We source from multiple suppliers. These suppliers range from small independent businesses to multinational conglomerates. For the years ended December 31, 2023 and 2022, approximately 41% and 37% of our total purchases were from one vendor.

Spin-Off

HCMC has commenced steps to spin off (“Spin-Off”) its grocery segment and wellness business into a new publicly traded company (hereinafter referred to as “HCWC” or “The Company”). HCWC will continue the path of growth in the wellness verticals started by HCMC and explore other growth opportunities that comport with HCMC’s healthier lifestyle mission. Following the Spin-Off, HCMC will retain its entire patent suite, the Q-Cup® brand, and continue to develop its patent suite through R&D as well as continuing its path of enforcing its patent rights against infringers and attempting to monetize said patents through licensing deals.

At the time of the Spin-Off, HCMC will distribute all the outstanding shares of Common Stock held by it on a pro rata basis to holders of HCMC’s common stock. Shares of HCMC’s common stock outstanding as of the record date for the Spin-Off (the “Record Date”), will entitle the holder thereof to receive a certain number of shares of Common Stock in HCWC. The distribution will be made in book-entry form by a distribution agent. Fractional shares of Common Stock will not be distributed in the Spin-Off and any fractional amounts will be rounded down.

F-27

NOTE 2. GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying consolidated carve-out financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and realization of assets and satisfaction of liabilities in the normal course of business and do not include any adjustments that might result from the outcome of any uncertainties related to our going concern assessment. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values.

As of December 31, 2023, the Company had approximately $1.4 million in cash and a working capital deficit of approximately $2.6 million.

For the year ended December 31, 2023, the Company incurred net losses of approximately $9.9 million and cash used in operating activities of approximately $2.5 million. The Company’s liquidity needs through December 31, 2023 have been satisfied through additional investments from HCMC, our parent company (see Note 15 Related Party Transactions). Subsequent to March 31, 2024, the Company secured a financing commitment with a key investor (See Note 18 Subsequent Events). This commitment allows the Company to draw up to $5 million from its revolving credit facility to be used for expansion and working capital purposes. The loan will be repayable in full on August 31, 2025 and the interest rate on the loan is 12%. After the spin-off, the Company will need to develop new sources of financing to fund future operations and capital expansion. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

The Company believes its cash on hand and its ability to draw on its $5 million line of credit will enable the Company to meet its obligations and capital requirements for at least the twelve months from the date these financial statements are issued. Accordingly, no adjustment has been made to the financial statements to account for this uncertainty.

NOTE 3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated carve-out financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The Company has historically operated as part of HCMC and not as a standalone company. Financial statements representing the historical operations of HCMC’s grocery segment have been derived from HCMC’s historical accounting records and are presented on a carve-out basis. HCMC has commenced steps to spin off its grocery segment and wellness business into HCWC. The entities under the grocery segment and wellness business were contributed (100%) to HCWC, as such the accompanying consolidated carve-out financial statements have been contributed to HCWC using their carryover basis in accordance with Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) for entities under common control. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the consolidated carve-out financial statements. The consolidated carve-out financial statements also include allocations of certain general, administrative, sales and marketing expenses from HCMC. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of HCMC. Related-party allocations are discussed further in Note 15.

F-28

Principles of Consolidation

The consolidated carve-out financial statements include the accounts of the Company and its wholly-owned subsidiaries, Healthy Choice Markets, Inc. (“Ada’s Natural Market”), Healthy Choice Markets 2, LLC (“Paradise Health and Nutrition”), Healthy Choice Markets 3, LLC (“Mother Earth’s Storehouse”), Healthy Choices Markets 3 Real Estate LLC, Healthy Choice Markets IV, LLC (Green’s Natural Foods), Healthy Choice Markets V, LLC (Ellwood Thompson’s), Healthy Choice Wellness, LLC, Healthy Choice Wellness II, LLC, and Healthy U Wholesale, Inc (“The Vitamin Store, LLC”). All intercompany accounts and transactions have been eliminated in consolidation.

Net Parent Investment

The accompanying consolidated carve-out financial statements were derived from the consolidated financial statements of HCMC on a carve-out basis, and the financial statements include allocations of certain general, administrative, legal, and marketing expenses from HCMC. The primary components of the net parent’s investment are intercompany balances other than related party payables, the allocation of shared costs, and funding received to cover any shortfall in operating cash requirements. Balances between HCMC and the Company that were not historically cash settled are included in net parent investment. Net parent’s investment represents the cumulative investment by HCMC in the Company through the dates presented.

Use of Estimates in the Preparation of the Financial Statements

The preparation of consolidated carve-out financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated carve-out financial statements, and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include inventory provisions, useful lives and impairment of long-lived assets, deferred taxes and related valuation allowances, allocation of corporate general expenses, and the valuation of the assets and liabilities acquired in business combinations. Certain of management’s estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. The Company re-evaluates all its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.

Revenue Recognition

Revenues from product sales and services rendered, net of promotional discounts, manufacturer coupons and rebates, return allowances, and sales and consumption taxes, are recorded when products are delivered, title passes to customers and collection is likely to occur. Title passes to customers at the point of sale for retail and upon delivery of products for wholesale. Return allowances, which reduce revenue, are estimated using historical experience.

The Company recognizes revenue in accordance with the following five-step model:

●	identify arrangements with customers.
●	identify performance obligations.

F-29

●	determine transaction price.
●	allocate transaction price to the separate performance obligations in the arrangement, if more than one exists; and
●	recognize revenue as performance obligations are satisfied.

Shipping and Handling

Shipping charges billed to customers are included in net sales and the related shipping and handling costs are included in cost of sales. The Company incurred shipping and handling costs of approximately $117,000 and $91,000 for the years ended December 31, 2023 and 2022, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less, when purchased, to be cash and cash equivalents. The majority of the Company’s cash is concentrated in one financial institution, which is in excess of Federal Deposit Insurance Corporation (FDIC) coverage. The Company has not experienced any losses in such accounts. The Company did not have any cash equivalents as of December 31, 2023 and 2022.

A summary of the financial institution that had cash in excess of FDIC limits of $250,000 as of December 31, 2023 and December 31, 2022 is presented below:

	December 31, 2023	December 31, 2022
Total cash in excess of FDIC limits of $250,000	$161,644	$949,677

Accounts Receivable, Contract Assets and Contract Liabilities

Accounts receivables are claims to consideration which are unconditional; meaning no performance obligations remain for the Company and only the passage of time is necessary before collection. Contract assets are distinguished from accounts receivable as performance obligations remain before claims to consideration become unconditional. By nature of the Company’s operations, contract assets are typically not recognized. Contract liabilities are recorded when customers transfer consideration in advance of delivery of products or services, which the Company records for gift cards and loyalty reward programs. When one party to an arrangement performs before the other(s), the Company records an account receivable, contract asset or contract liability.

The majority of arrangements with customers contain one performance obligation: to provide a distinct set of products or services. Most performance obligations are satisfied simultaneously as the Company exchanges products or services for customer payment. Exceptions include gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products or services at a future date. As gift cards are purchased and loyalty points earned, contract liabilities are recorded until the performance obligations are satisfied through delivery of products or services or breakage based on gift card and loyalty reward program term limits.

F-30

The Company’s breakage policy is twenty-four months for gift cards and twelve months for loyalty rewards. Loyalty rewards are earned at five percent on qualifying purchases and the reward functions as an allocation of transaction price from the period earned by the customer to the period the performance obligation is satisfied by the Company. As such, all contract liabilities are expected to be recognized within a twenty-four-month period.

Other Current Assets

Other current assets are the non-trade related assets that the Company owns, benefits from, or uses to generate income that can be converted into cash within one business cycle. Included in “Other current assets” on our consolidated carve-out balance sheets are amounts primarily related to other receivables or non-trade receivable from government and other companies.

Inventories

Inventories are measured at the lower of cost and net realizable value using the average cost method. If the cost of the inventories exceeds their net realizable value, adjustments are recorded to write-down their excess carrying value to their net realizable value. The Company’s inventories consist primarily of merchandise available for resale, such as fresh produce, perishable grocery items and non-perishable consumable goods.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected useful life of the respective asset, after the asset is placed in service. Revenue earning property, plant, and equipment includes signage, furniture and fixtures, building, computer hardware, appliance, cooler, and displays have useful lives ranging from two to seven years. Leasehold improvements are amortized over the shorter of the life of the improvement or the term of the lease.

Identifiable Intangible Assets and Goodwill

Identifiable intangible assets are recorded at cost, or when acquired as part of a business acquisition, at estimated fair value. Certain identifiable intangible assets are amortized over 4 to 10 years. Similar to tangible personal property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Indefinite-lived intangible assets, such as goodwill are not amortized.

Impairment of Long-Lived Assets

The Company reviews all long-lived assets such as property and equipment and amortized intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated future cash flows expected to be generated by the asset or asset group. Impairment is measured by the amount by which the carrying value of the asset(s) exceeds their fair value. The Company conducted the long-lived assets impairment test, and based on Step 1 qualitative assessment, the Company concluded that the recurring losses coupled with the reduction in same store revenue and negative working capital were triggering events at December 31, 2023. The Company hired a third-party valuation firm to perform Step 2 quantitative assessment on long-lived assets. The Company used the undiscounted cash flow method at weighted average cost of capital of 16.5% as discount rate to calculate the fair value of the total assets. Based on the Step 2 quantitative assessment, the Company’s long-lived assets were not impaired as of December 31, 2023.

F-31

Goodwill

The Company assesses the carrying amounts of goodwill for recoverability on at least an annual basis or when events or changes in circumstances indicate evidence of potential impairment exists, using a fair value-based test. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the businesses, and the useful life over which cash flows will occur. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for the Company. Our annual impairment test is conducted on September 30 of each year or more often if deemed necessary.

The Company incurred a non-cash impairment charge of $6.1 million dollar for the year ended December 31, 2023. See Note 9 - Goodwill. There was no impairment of goodwill during the year ended December 31, 2022.

Advertising

Advertising expense is classified as selling, general and administrative expense on the consolidated carve-out statements of operations. The Company expenses advertising costs as incurred. The Company incurred advertising expenses of approximately $564,000 and $145,000 for the years ended December 31, 2023 and 2022, respectively.

401(k) retirement savings plan

The Company’s employees are offered a 401(k)-retirement savings plan that is administered under HCMC with discretionary contribution matching opportunities. 401K employer expense amounted to $82,000 and $25,000 for the years ended December 31, 2023 and 2022, respectively.

Income Taxes

The Company’s income taxes are included in HCMC’s consolidated return. For the purposes of the consolidated carve-out financial statements, the income taxes for the Company have been presented on a separate return basis, under which a new stand-alone set of deferred tax assets and liabilities is created based on the financial statement accounts of the carveout.

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

F-32

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and December 31, 2022. The Company had no uncertain tax positions as of December 31, 2023 and December 31, 2022.

Leases

Operating lease liabilities are recognized at the lease commencement date based on the present value of the fixed lease payments using the Company’s incremental borrowing rates. Related operating ROU assets are recognized based on the initial present value of the fixed lease payments, reduced by contributions from landlords, plus any prepaid rent and direct costs from executing the leases. Leases with an initial term of 12 months or less are not recorded on the balance sheet. The Company recognizes lease expense for these leases on a straight-line basis over the lease term. Variable lease payments are recognized as lease expense as they are incurred.

The Company did not have finance leases as of December 31, 2023 and 2022. If the Company enters into a finance lease in the future, it will be accounted for in accordance with ASC Topic 842.

Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimated amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company uses the fair value framework under FASB’s guidance, and it requires the categorization of assets and liabilities into three levels based upon the assumptions used to measure the assets or liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, would generally require significant management judgment. The three levels for categorizing assets and liabilities under the fair value measurement requirements are as follows:

●	Level 1: Fair value measurement of the asset or liability using observable inputs such as quoted prices in active markets for identical assets or liabilities.

●	Level 2: Fair value measurement of the asset or liability using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and

●	Level 3: Fair value measurement of the asset or liability using unobservable inputs that reflect the Company’s own assumptions regarding the applicable asset or liability.

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Business Combination

The Company applies the provisions of ASC Topic 805, Business Combinations (“ASC 805”) in the accounting for acquisitions of businesses. ASC 805 requires the Company to use the acquisition method of accounting by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed and measured at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the aforementioned amounts. Acquisition-related expenses were expensed as incurred and recorded in selling, general and administrative expenses in the consolidated carve-out statements of operations.

Recent Accounting Pronouncements

Public companies in the United States are subject to the accounting and reporting requirements of various authorities, including the Financial Accounting Standards Board (“FASB”) and the Securities and Exchange Commission (“SEC”).

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, “Financial Instruments - Credit Losses (ASC 326)” This standard replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to certain financial assets. The Company adopted ASC 326 on January 1, 2023, and estimated expected credit losses based on an aging schedule and provisioned approximately $15,000 credit loss for the year ended December 31, 2023.

On December 14, 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” related to improvements to income tax disclosures. The amendments in this update require enhanced jurisdictional and other disaggregated disclosures for the effective tax rate reconciliation and income taxes paid. The amendments in this update are effective for fiscal years beginning after December 15, 2024. The adoption of this pronouncement is not expected to have a material impact on the Company’s consolidated financial statements.

Reclassification

Certain amounts in the consolidated carve-out financial statements and related notes have been reclassified to conform to the current year presentation. Such reclassifications do not impact the Company’s previously reported financial position or net loss. Below summarized reclassifications we made:

●	Due from related party of $2.3 million was previously included in the consolidated carve-out balance sheets in other assets as of December 31, 2022, and has been reclassified to due from related party in the consolidated carve-out balance sheets.
●	Cash usage in due from related party of $926,000 was previously included in other assets in the consolidated statements of cash flow for the year ended December 31, 2022, and has been reclassified to due from related party in the consolidated carve-out statements of cash flows.

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NOTE 4. DISAGGREGATION OF REVENUES

The Company’s disaggregated revenues consist of the following for the years ended December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Retail Grocery	$47,243,163	$25,867,061
Food service/restaurant	8,440,245	3,126,709
Online/eCommerce	6,385	15,870
Total revenue	$55,689,793	$29,009,640

NOTE 5. ACCOUNTS RECEIVABLE

Accounts receivable is mainly related to COOP billing from each of the HCWC entities. HCWC bills its vendors for advertising vendors’ products in our sales channels. Advertising revenue is included in sales revenue in the consolidated carve-out statement of operations. The Company recorded advertising revenue of approximately $249,000 and $94,000 for the years ended December 31, 2023 and 2022, respectively. The Company’s accounts receivable totaled approximately $128,000 and $55,000 at December 31, 2023 and December 31, 2022, respectively.

NOTE 6. INVENTORIES

Inventories are measured at the lower of cost and net realizable value using the average cost method. If the cost of the inventories exceeds their market value, adjustments are recorded to write down excess inventory to its net realizable value. The Company recorded the write down of inventories amounting to approximately $2,472,000 and $1,500,000 for the years ended December 31, 2023 and 2022, respectively. The Company’s inventories consist primarily of merchandise available for resale.

NOTE 7. ACQUISITION

Mother Earth’s Storehouse

On February 9, 2022, the Company through its wholly owned subsidiary, Healthy Choice Markets 3, LLC, entered into an Asset Purchase Agreement with Mother Earth’s Storehouse Inc. (“HCM3”) and its shareholders. Pursuant to the Purchase Agreement, HCM3 acquired certain assets and assumed certain liabilities related to Mother Earth’s grocery stores in Kingston and Saugerties, New York. The Company intends to continue to operate the grocery stores under their existing name. The cash purchase price under the Asset Purchase Agreement was $4,472,500, with an additional $677,500 paid for inventory at closing. In addition, the Company assumed a lease obligation for the Kingston, NY store and entered into an employment agreement with the store manager.

F-35

The following table summarizes the purchase price allocation based on fair values of the net assets acquired at the acquisition date:

Purchase Consideration
Cash consideration paid	$5,150,000

Purchase price allocation
Inventory	805,000
Property, plant, and equipment	1,278,000
Intangible assets	1,609,000
Right of use asset - operating lease	1,797,000
Other liabilities	(283,000)
Operating lease liability	(1,797,000)
Goodwill	1,741,000
Net assets acquired	$5,150,000

Finite-lived intangible assets
Trade Names (8 years)	$513,000
Customer Relationships (6 years)	683,000
Non-Compete Agreement (5 years)	413,000
Total intangible assets	$1,609,000

The acquisition is structured as asset purchase in a business combination, and goodwill is tax-deductible, and amortizable over 15 years for tax purposes.

The results of operations of Mother’s Earth have been included in the consolidated carve-out statements of operations as of the effective date of operations.

Revenue and net income for Year ended December 31, 2022 were $11.9 million and $0.30 million, respectively. Acquisition-related expenses are expensed as incurred, and are recorded in selling, general and administrative expenses in the consolidated carve-out statements of operations and were $157,000 for the year ended December 31, 2022. They primarily related to legal and other professional fees.

Green’s Natural Foods

On October 14, 2022, the Company through its wholly owned subsidiary, Healthy Choice Markets IV, LLC, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Dean’s Natural Food Market of Shrewsbury, Inc., a New Jersey corporation, Green’s Natural Foods, Inc., a Delaware corporation, Dean’s Natural Food Market of Chester, LLC, a New Jersey limited liability company, Dean’s Natural Food Market of Basking Ridge, LLC, a New Jersey limited liability company, and Dean’s Natural Food Market, Inc., a New Jersey corporation (collectively, the “Sellers”), and shareholders of the Sellers. Pursuant to the Purchase Agreement, the Company acquired certain assets and assumed certain liabilities of an organic and natural health food and vitamin chain with eight store locations in New York and northern and central New Jersey (the “Stores”).

The cash purchase price under the Asset Purchase Agreement was $5,142,000, with an additional $3,000,000 seller financing in the form of a promissory note. In addition, the seller is entitled to a contingent earn-out based on a certain revenue threshold within the one-year period of the closing.

F-36

The Company recorded $1,108,000 of contingent consideration based on the estimated financial performance for the one year following closing. The contingent consideration was discounted at an interest rate of 3.8%, which represents the Company’s weighted average discount rate. Contingent consideration related to the acquisition is recorded at fair value (level 3) with changes in fair value recorded in other expense (income), net.

The following table summarizes the change in fair value of contingent consideration from acquisition date to December 31, 2023:

Fair Market Value - Level 3
Balance as of October 14, 2022	$1,108,000
Remeasurement	(333,100)
Balance as of December 31, 2022	$774,900
Remeasurement	(774,900)
Balance as of December 31, 2023	$-

The following table summarizes the purchase price allocation based on fair values of the net assets acquired at the acquisition date:

Purchase Consideration
Cash consideration paid	$5,142,000
Promissory note	3,000,000
Contingent consideration issued to Green’s Natural seller	1,108,000
Total Purchase Consideration	$9,250,000

Purchase price allocation
Inventory	$1,642,000
Property and equipment	1,478,000
Intangible assets	3,251,000
Right of use asset - Operating lease	6,427,000
Other liabilities	(211,000)
Operating lease liability	(6,427,000)
Goodwill	3,090,000
Net assets acquired	$9,250,000

Finite-lived intangible assets
Trade Names (8 years)	$1,133,000
Customer Relationships (6 years)	1,103,000
Non-Compete Agreement (5 years)	1,015,000
Total intangible assets	$3,251,000

The acquisition is structured as asset purchase in a business combination, and goodwill is tax-deductible, and amortizable over 15 years for tax purpose.

Revenue and net income for year ended December 31, 2022 were $6.3 million and $0.05 million, respectively, from the date of acquisition through December 31, 2022. Acquisition-related expenses of $906,000 were expensed as incurred and recorded in selling, general and administrative expenses in the consolidated statements of operations for the year ended December 31, 2022. The expenses primarily related to legal and other professional fees.

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Ellwood Thompson’s

On October 1, 2023, the Company through its wholly owned subsidiary, Healthy Choice Markets V, LLC, entered into an Asset Purchase Agreement with (i) ET Holding, Inc., d/b/a Ellwood Thompson’s Local Market, a Virginia corporation, (ii) Ellwood Thompson’s Natural Market, L.C., a Virginia limited liability company, and (iii) Richard T. Hood, an individual resident of the Commonwealth of Virginia. Pursuant to the Purchase Agreement, the Company acquired certain assets and assumed certain liabilities related to Ellwood Thompson’s grocery stores in Richmond, Virginia. The Company intends to continue to operate the grocery stores under their existing name.

The purchase price under the Asset Purchase Agreement was $750,000 and a promissory note, provided to the seller, of $750,000 with a fair value of $718,000. The Company expensed the discount associated with the promissory note and recognized interest expense of approximately $32,000 during the year ended December 31, 2023. In addition, the Company entered into a new lease agreement with the landlord and entered into an employment agreement with the store manager.

The following table summarizes the purchase price allocation based on fair values of the net assets acquired at the acquisition date:

October 1, 2023
Purchase Consideration
Cash consideration paid	$750,000
Promissory note	718,000
Total Purchase Consideration	$1,468,000

Purchase price allocation
Inventory	$851,000
Intangible assets	291,000
Right of use asset - Operating lease	1,325,000
Other liabilities	(31,000)
Operating lease liability	(1,325,000)
Goodwill	357,000
Net assets acquired	$1,468,000

Finite-lived intangible assets
Trade Names (8 years)	$291,000
Total intangible assets	$291,000

The acquisition is structured as an asset purchase in a business combination, and goodwill is tax-deductible, and amortizable over 15 years for tax purposes.

Revenue and net loss for year ended December 31, 2023 were $3.1 million and $0.3 million, respectively, from the date of acquisition through December 31, 2023. Acquisition-related expenses of $131,000 were expensed as incurred and recorded in selling, general and administrative expenses in the consolidated carve-out statements of operations for the year ended December 31, 2023. The expenses primarily related to legal and other professional fees.

F-38

Revenue and Earnings

The following unaudited pro forma summary presents consolidated information of the Company, including Mother Earth’s Storehouse, Green’s Natural Foods, and Ellwood Thompson’s, as if the business combinations had occurred on January 1, 2022, the earliest period presented herein:

	December 31,
	2023	2022
Sales	$65,262,166	$68,529,035
Net loss	(10,119,851)	(276,797)
Adjusted EBITDA	(3,115,188)	(482,477)

The pro forma financial information includes adjustments that are directly attributable to the business combinations and are factually supportable. The pro forma adjustments include incremental amortization of intangible and remove non-recurring transaction costs directly associated with the acquisitions, such as legal and other professional service fees. The proforma data gives effects to actual operating results prior to the acquisition. These proforma amounts do not purport to be indicative of the results that would have actually been obtained if the acquisitions occurred as of the beginning of each period presented or that may be obtained in future periods. For the year ended December 31, 2022, the pro forma financial information excludes $1,063,000 of non-recurring acquisition-related expenses. For the year ended December 31, 2023, the pro forma financial information excludes $131,000 of non-recurring acquisition-related expenses.

NOTE 8. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consist of the following:

	December 31, 2023	December 31, 2022
Displays	$312,146	$312,146
Building	575,000	575,000
Furniture and fixtures	505,436	469,338
Leasehold improvements	1,925,385	1,910,719
Computer hardware & equipment	141,682	114,525
Other	680,718	579,547
	4,140,367	3,961,275
Less: accumulated depreciation and amortization	(1,463,728)	(925,428)
Total property, plant, and equipment	$2,676,639	$3,035,847

The Company incurred approximately $539,000 and $280,000 of depreciation expense for the years ended December 31, 2023 and 2022, respectively. Depreciation expense was included in operating expenses on the consolidated carve-out statements of operations.

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Note 9. GOODWILL

The Company tests goodwill for impairment annually on September 30 or more frequently if there are indicators that the carrying amount of the goodwill exceeds its estimated fair value.

Impairment Charge in 2023

The consolidated financial statements for the year ended December 31, 2023, reflect a $6.1 million goodwill impairment charge. This impairment was recognized as a result of the following factors:

●	Recurring losses
●	Reduction in same store revenue
●	Highly competitive industry
●	Certain operational costs that have impacted our expectations such that future growth and profitability is lower than previous estimates
●	Negative working capital experienced by the Company in the fourth quarter of 2023

The above noted elements lead management to evaluate the goodwill at the HCMC level and, since this goodwill pertained entirely to the segment being spun-off (the Company), the carrying value of goodwill presented in these carve-out financial statements has been impacted. The Company concluded that the above identified factors were the triggering events as of December 31, 2023, which indicated that the Company’s goodwill might be impaired.

Because the qualitative test indicated that the Company’s goodwill was determined to be impaired, a second phase of the goodwill impairment test (“Step 2”) was performed. Under Step 2, the fair value of the Company was estimated for the purpose of deriving an estimate of the implied fair value of goodwill. The implied fair value of the goodwill was then compared to the recorded goodwill to determine the amount of the impairment. The Company evaluated the fair value of its equity through the use of Guideline Public Company Method and Discounted Cash Flow Method. These two methods first calculated market value of invested capital, then the Company applied 50% of weighting to each method to derive the weight equity value. The Guideline Public Company Method calculated the Company’s equity using public markets’ relevant comparable set with market multiples that are applicable to the company. The Discounted Cash Flow Method discounted projected free cashflows of the Company at a computed weighted average cost of capital of 16.5% as the discount rate. The Discounted Cash Flow Method requires the use of significant estimates and assumptions to calculate projected future cash flow, weighted average cost of capital, and future economic and market conditions. The Company based the forecasts on its knowledge of the industry, recent performance and expected future performance, and other assumptions management believes to be reasonable but that are unpredictable and inherently uncertain. Actual future results may differ from those estimates.

As a result of the impairment test, the entire $6.1 million carrying value of goodwill was recognized as a non-cash impairment charge in 2023. There was no impairment of goodwill during the year ended December 31, 2022.

F-40

The following table summarizes the changes in goodwill for the years ended December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022

Beginning balance	$5,747,000	$916,000
Acquisitions	357,000	4,831,000
Impairment	(6,104,000)	-
Ending balance	$-	$5,747,000

NOTE 10. INTANGIBLE ASSETS, NET

At December 31, 2023 and, 2022, intangible assets consist of the following:

December 31, 2023	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	8-10 years	$2,860,000	(1,035,443)	$1,824,557
Customer relationships	4-6 years	2,669,000	(1,330,972)	1,338,028
Non-compete	4-5 years	1,602,000	(586,066)	1,015,934
Intangible assets, net		$7,131,000	$(2,952,481)	$4,178,519

December 31, 2022	Useful Lives (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Trade names	8-10 years	$2,569,000	(725,724)	$1,843,276
Customer relationships	4-6 years	2,669,000	(1,033,306)	1,635,694
Non-compete	4-5 years	1,602,000	(300,466)	1,301,534
Intangible assets, net		$6,840,000	$(2,059,496)	$4,780,504

Intangible assets are amortized on a straight-line basis over their estimated useful lives. Amortization expense was approximately $893,000 and $723,000 for the years ended December 31, 2023 and 2022, respectively. Amortization expense was included in selling, general and administrative expenses on the consolidated carve-out statements of operations.

Future annual estimated amortization expense is as follows:

For the years ending December 31,
2024	$920,266
2025	914,766
2026	837,730
2027	698,925
2028	389,486
Thereafter	417,346
Total	$4,178,519

F-41

NOTE 11. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

At December 31, 2023 and 2022, accounts payable and accrued expenses consisted of:

	December 31, 2023	December 31, 2022
Trade creditors	$4,406,299	$3,118,757
Accrued expenses	514,112	370,787
Total	$4,920,411	$3,489,544

NOTE 12. CONTRACT LIABILITIES

The Company’s contract liabilities consist of customer deposits, gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products when customers redeem balances or terms expire through breakage.

A summary of the contract liabilities activity at December 31, 2023 and 2022 is presented below:

	December 31, 2023	December 31, 2022
Beginning balance as January 1,	$198,606	$18,514
Issued	891,060	859,383
Redeemed	(812,694)	(623,348)
Breakage recognized	(69,459)	(55,943)
Ending balance	$207,513	$198,606

NOTE 13. DEBT

The following table provides a breakdown of the Company’s debt as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Promissory note	$3,106,508	$2,913,788
Other debt	-	815
Total debt	$3,106,508	$2,914,603
Current portion of long-term debt	(702,701)	(536,542)
Long-term debt	$2,403,807	$2,378,061

Promissory Note

In connection with the Green’s Natural Foods acquisition, on October 14, 2022, the Company issued a secured promissory note (the “Greens Note”) in the principal amount of $3,000,000 as a portion of the purchase price. The Greens Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Green’s Natural Foods. The outstanding balance was approximately $2,378,000 and $2,914,000 as of December 31, 2023 and 2022, respectively. The Company incurred approximately $160,000 and $30,000 interest expense for the years ended December 31, 2023 and 2022, respectively.

F-42

In connection with the Ellwood Thompson’s acquisition, on October 1, 2023, the Company issued a secured promissory note (the “Ellwood Note”) in the principal amount of $750,000 and fair value of $718,000 as a portion of the purchase price. The difference of $32,000 between the carrying amount of $750,000 and fair value of $718,000 was expensed as non-cash interest expense. The Ellwood Note has a five-year term, an interest rate of 6.0% per annum. The outstanding balance of the Ellwood Note was approximately $728,000 as of December 31, 2023. Interest expense was approximately $39,000 for the year ended December 31, 2023.

The Company may, at its option, at any time or from time to time prepay the outstanding principal amount or any accrued but unpaid interest, in each case in whole or in part, without penalty or premium, provided that any such prepayment of any outstanding amount of principal shall be accompanied by the payment of all accrued but unpaid interest on the amount of principal being prepaid, plus any costs and fees incurred.

The following table summarizes the 5-year repayment schedule:

For the years ending December 31,
2024	$702,701
2025	746,042
2026	792,056
2027	724,333
2028	141,376
Total	$3,106,508

NOTE 14. LEASES

The Company has various lease agreements with terms up to 20 years. All the leases are classified as operating leases.

Maturity of lease liabilities under our non-cancellable operating leases as of December 31, 2023 were as follows:

Payments due by period
2024	$3,116,834
2025	2,859,278
2026	2,520,001
2027	1,535,080
2028	834,710
Thereafter	1,363,363
Total undiscounted operating lease payments	$12,229,266
Less: Imputed interest	(1,019,260)
Present value of operating lease liabilities	$11,210,006

The following table summarizes the Company’s operating leases:

Balance Sheet Classification	December 31, 2023	December 31, 2022
Right of use asset	$11,412,562	$10,604,935

Operating lease liability, current	$2,748,824	$2,228,852
Operating lease liability, net of current	$8,461,182	$8,041,504

The amortization of the right-of-use asset of approximately $2,570,000 and $1,043,000 for the years ended December 31, 2023 and 2022, respectively, were included in operating cash flows.

F-43

The following table provides a summary of other information related to the leases for the years ended December 31, 2023 and 2022:

Other Information	December 30, 2023	December 31, 2022
Weighted-average remaining lease term for operating leases	5 years	6 years
Weighted-average discount rate for operating leases	3.98%	3.83%

Rent expense for the years ended December 31, 2023 and 2022 was approximately $3,400,000 and $1,400,000, respectively. It is included in selling, general and administrative expenses in the accompanying consolidated carve-out statements of operations.

The components of lease expenses for the years ended December 31, 2023 and 2022 were as follows:

	December 31, 2023	December 31, 2022
Operating lease cost	$2,263,413	$759,207
Variable lease cost	865,095	355,924
Short-term lease cost	306,790	284,013
Total rent expense	$3,435,298	$1,399,144

The aggregate cash payments under the leasing arrangement were approximately $2,438,000 and $953,000 for the years ended December 31, 2023 and 2022, respectively, were included in operating cash flows.

NOTE 15. RELATED PARTY TRANSACTIONS

The Company has not historically operated as a separate, stand-alone company and, accordingly has had various relationships with HCMC whereby HCMC provided services to the Company as noted below. Related party transactions include allocation of general corporate expenses and advances from parent.

Allocation of General Corporate Expenses

HCMC provides human resources, accounting, payroll processing, legal and other managerial services to the Company. The accompanying consolidated carve-out financial statements include allocations of these expenses.

Management adopted a proportional cost allocation method to allocate HCMC expenses to the Company. The allocation method calculates the appropriate share of overhead costs to the Company based on management’s estimate that the sum of management time and resources spent managing the Company is approximately equal to the amount of time and resources spent managing HCMC and its subsidiaries. As a result, 50% of HCMC overhead on a weighted average basis was allocated to the Company based on the fact that management spent equal amount of time to manage HCMC and the Company. The Company believes the allocation methodology used is reasonable and has been consistently applied, and results in an appropriate allocation of costs incurred. However, these allocations may not be indicative of the cost had the Company been a stand-alone entity or of future services. HCMC allocated $2.5 million and $3.4 million for the years ended December 31, 2023 and 2022, respectively. Such amounts will not be cash settled and are included in the Net Parent’s Investment.

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Investment by Parent

The Company received approximately $3.4 million and $13.8 million funding from HCMC to cover acquisition and any shortfalls on operating cash requirements for the years ended December 31, 2023 and 2022, respectively. For the year ended December 31, 2023, the net operating expenses of $2.5 million incurred by HCMC on behalf of the Company, $0.8 million cash advance attributable to the Ellwood Thompson’s acquisition and $0.1 million HCMC loan payment on behalf of Green’s Natural Foods were included in the Net Parent’s Investment. For the year ended December 31, 2022, $2.8 million net operating expenses incurred by HCMC on behalf of the Company, and $11.0 million cash advance attributable to the Mother Earth’s Storehouse acquisition and Green’s Natural Foods acquisition for year ended December 31, 2022 were included in the Net Parent’s Investment.

Intercompany Receivable and Payable

There is no intercompany agreement between the Company and HCMC. Management has determined those intercompany receivables and payables will be settled within twelve months after the balance sheet date. As a result, the Company’s intercompany balances are reflected as “due to” or “due from” accounts in the consolidated carve-out balance sheets. The Company had a net receivable balance of $3.8 million and $2.3 million from HCMC as of December 31, 2023 and 2022, respectively.

NOTE 16. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

From time to time the Company may be involved in various claims and legal actions arising in the ordinary course of our business. With respect to legal costs, we record such costs as incurred.

Note 17. INCOME TAX

The Company did not have a provision for income taxes (current or deferred tax expense) for tax years ended December 31, 2023 and 2022. The following is a reconciliation of the expected tax expense (benefit) at the U.S. statutory rate 21% to the actual tax expense (benefit) reflected in the accompanying consolidated carve-out statements of operations:

	Year Ended December 31,
	2023	2022

Provision/(benefit) at statutory rate	$(2,085,850)	(697,766)
State tax provision/(benefit) net of federal benefit	(557,568)	(165,565)
Change in valuation allowance	2,496,515	929,294
True-Up & Deferred Adjustment	(73,814)	-
Change in tax rate	11,273	(19,027)
Other	209,444	(46,936)
Income tax provision/(benefit)	$-	$-

F-45

As of December 31, 2023 and 2022, the Company’s deferred tax assets and liabilities consisted of the effects of temporary differences attributable to the following:

	Year Ended December 31,
	2023	2022
Deferred tax assets (liabilities):
NOL & AMT credit carryforward	$2,449,401	$1,586,187
Charitable contribution	3,586	-
Fixed assets	(21,083)	(15,414)
Intangible assets	1,995,960	434,547
UNICAP 263a Adjustment	53,284	-
ASC 842 - Lease Accounting	65,172	44,485
Total net deferred tax assets	4,546,320	2,049,805

Valuation allowance	(4,546,320)	(2,049,805)
Net deferred tax assets	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the positive and negative evidence available, management has determined that a valuation allowance is required at December 31, 2023 and 2022 to reduce the deferred tax assets to amounts that are more likely than not to be realized. The Company’s valuation increased by approximately $2,497,000 and $929,000 for the tax years ended 2023 and 2022, respectively. Should the factors underlying management’s analysis change, future valuation adjustments to the Company’s net deferred tax assets may be necessary.

At December 31, 2023 the Company had U.S. federal and state post-2017 net operating loss carryforwards (“NOLs”) of $10.3 million and $10.5 million, respectively. Tax Cuts and Jobs Act (TCJA) allows NOLs incurred in tax years beginning in 2018 to be carried forward indefinitely subject to 80% of taxable income under Internal Revenue Code Section 172. Florida net operating losses generated in taxable years beginning after December 31, 2017, are carried forward indefinitely until used and never expire. New York and New Jersey net operating losses expire after twenty years.

On August 16, 2022, the Inflation Reduction Act of 2022 (“IRA”) was signed into law. Among other provisions, the IRA includes a 15% corporate alternative minimum tax on applicable corporations and 1% excise tax on stock repurchases made after December 31, 2022. The IRA is not expected to have an impact on the consolidated financial statements.

F-46

The Company had no uncertain tax positions as of December 31, 2023, and 2022.

The Company files a federal income tax return and income tax returns in various state tax jurisdictions and the Company is generally no longer subject to examinations by federal and state tax authorities for years before 2020.

NOTE 18. SUBSEQUENT EVENTS

In connection with the spin off, on January 18, 2024, the Company entered into Securities Purchase Agreement with institutional investors whereby the Company issued a total of approximately $1.9 million in unsecured promissory notes (the “Notes”). The notes were issued at a 10% original issue discount and accrue interest at a rate of 10% per annum. All principal and accrued interest on the Notes shall be due and payable upon the earlier of (1) the closing of the Potential initial public offering (“IPO”), (2) the one-year anniversary of issuance or (3) the time at which the balance is due and payable upon an event of default. The investors agree to acquire $1,700,000 of Class A common stock in the IPO, and the Company will issue 188,889 shares of Class A common stock (assuming an IPO offering price of $10 per share) to institutional investors upon IPO.

On February 13, 2024, the Company filed Amendment No. 2 to its registration statement on Form S-1 with the Commission with respect to the Spin-Off.

On February 13, 2024, the Company filed Amendment No. 3 to its registration statement on Form S-1 with the Commission with respect to the IPO.

On February 9, 2024, in order to maximize profitability and improve operation efficiency, management made the decision to close the Saugerties store. The building where the store is located is owned by the Company, and it is currently for sale. At the time of these consolidated carve-out financial statements are issued, no sales agreement has been signed.

On April 8, 2024, HCWC and the institutional investors entered into an amendment to the January 18, 2024, agreement whereby HCWC agrees to issue warrants in lieu of the Class A common stock shares. The warrants will be issued in the same aggregate value as the Class A common stock, $1,888,889. The parties also agreed to terminate any existing obligations of the institutional investors to acquire HCWC Class A common stock as part of the IPO transaction. Further, the parties agreed to extend the date to August 1, 2024 as the date when the HCWC spin-off transaction must be completed in order to require the institutional investors to acquire the Series A Convertible Preferred Stock.

On May 16, 2024, the Company secured a $5,000,000 revolving credit facility from a long-standing, key investor, to continue its expansion plans and fund any working capital needs.

F-47

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, AND DEAN’S NATURAL HOLDINGS, LLC

COMBINED CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(UNAUDITED)

September 30, 2022

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$215,764
Accounts receivable	131,905
Inventory	1,589,447
Prepaid expenses	92,492
Other current assets	12,797
Total current assets	2,042,406

PROPERTY, PLANT, AND EQUIPMENT, NET	2,012,142

OTHER ASSETS
Deposits	221,033
Right-of-use asset	6,036,104
Other	14,565
Total other assets	6,271,701

Total assets	$10,326,249

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,749,399
Payroll liabilities	470,923
Lease Incentive	128,794
Operating lease liability, current	1,661,788
Contract liabilities	307,467
Current portion of note payable	31,381
Other current liabilities	27,376
Total current liabilities	4,377,128

LONG-TERM LIABILITIES
Note payable, net of current portion	57,193
Operating lease liability, net of current	4,374,315
Total long-term liabilities	4,431,508
Total liabilities	8,808,636

SHAREHOLDERS’/MEMBER’s (LOSS) EQUITY
Capital stock	30,002
Additional paid in capital	5,212,491
Accumulated Loss	(3,136,818)
Members’ loss	(588,062)
Total shareholders’ equity	1,517,613

Total liabilities and shareholders’ equity	$10,326,249

See notes to the combined financial statements.

F-48

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, AND DEAN’S NATURAL HOLDINGS, LLC

COMBINED CONDENSED STATEMENT OF INCOME

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

(UNAUDITED)

	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022

Sales	$7,673,837	$23,979,762
Cost of Sales	(4,538,358)	(14,014,132)
Returns and Allowances	(242,098)	(779,136)
Gross profit	2,893,381	9,186,494

Operating costs:
Salaries and wages	1,629,352	4,955,330
General and administrative	1,319,764	4,207,019
Depreciation	85,611	256,660
Total operating costs	3,034,727	9,419,009

Loss from operations	(141,347)	(232,515)

Other income (expenses):
Interest	(1,232)	(7,793)
Other income (expenses) net	(53,090)	(66,240)
Total other income (expenses)	(54,322)	(74,033)

Net loss	$(195,667)	$(306,549)

See notes to the combined financial statements.

F-49

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, AND DEAN’S NATURAL HOLDINGS, LLC

COMBINED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDER’S/MEMBER’S EQUITY (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

(UNAUDITED)

	Capital Stock	Member’s Loss	Retained Earnings	Additional Paid in Capital	Total Shareholders’ /Member Equity

Balance, January 1, 2022	$30,002	$(496,097)	$(2,922,234)	$5,212,491	$1,824,162

Net income		(91,965)	(214,584)		(306,549)

Balance, September 30, 2022	$30,002	$(588,062)	$(3,136,818)	$5,212,491	$1,517,613

See notes to the combined financial statements.

F-50

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, AND DEAN’S NATURAL HOLDINGS, LLC

COMBINED CONDENSED STATEMENT OF CASH FLOWS

FOR THE NINE MONTH ENDED SEPTEMBER 30, 2022

(UNAUDITED)

Net income	$(306,549)

Adjustments to reconcile net income to net cash provided by Operating activities:
Depreciation	256,660
Changes in assets and liabilities:
Accounts receivable	(54,973)
Inventory	232,448
Prepaid expenses	47,795
Other current assets	975
Deposits	12,056
Accounts payable	135,154
Accrued expenses	(29,308)
Payroll liabilities	(39,701)
Contract liabilities	(1,891)
Other current liabilities	23,215
Sales tax payable	(18,519)
Net cash provided by operating activities	257,362

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(521,826)
Net cash used for investing activities	(521,826)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	(20,534)
Net cash used for financing activities	(20,534)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(284,998)
CASH AND CASH EQUIVALENTS, Beginning of year	500,762
CASH AND CASH EQUIVALENTS, End of year	215,764

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$7,793
Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$1,095,924

See notes to the combined financial statements.

F-51

GREEN’S NATURAL FOODS, INC., DEAN’S NATURAL FOOD MARKET, INC., DEAN’S NATURAL FOOD MARKET OF SHREWSBURY, INC., DEAN’S NATURAL FOOD MARKET OF BASKING RIDGE, LLC, DEAN’S NATURAL FOOD MARKET OF CHESTER, LLC, AND DEAN’S NATURAL HOLDINGS, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 – MANAGEMENT’S RESPONSIBILITY

The accompanying combined condensed financial statements for the nine-months ended September 30, 2022, have been prepared by the Company’s management without an audit or review by an independent registered public accounting firm. The Company has made estimates and judgments affecting the amounts reported in the Company’s unaudited combined condensed financial statements and the accompanying notes. The actual results experienced by the Company may differ materially from the Company’s estimates. The financial information is unaudited but reflects all normal adjustments that are, in the opinion of management, necessary to provide a fair statement of results for the interim periods presented.

NOTE 2 – ORGANIZATION

Green’s Natural Foods, Inc., Dean’s Natural Food Market, Inc., Dean’s Natural Food Market of Shrewsbury, Inc., Dean’s Natural Food Market of Basking Ridge, LLC, Dean’s Natural Food Market of Chester, LLC, and Dean’s Natural Holdings, LLC (collectively the “Company”) operate organic and all-natural food grocery stores. The Company has eight grocery store locations in Mount Kisco, Eastchester, Briarcliff, and Somers, New York as well as Basking Ridge, Chester, Shrewsbury, and Ocean, New Jersey. On October 14, 2022, the Company’s assets were acquired by Healthy Choice Markets IV, LLC, a wholly owned subsidiary of Healthier Choices Management Corp.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Combination

The accompanying unaudited combined condensed financial statement is prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying combined financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited combined condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering, as filed with the SEC on October 27, 2023. The interim results for the three and nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022, or for any future periods.

Use of Estimates

The preparation of combined condensed financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Adopted Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2021 for private companies, and annual and interim periods thereafter, with early adoption permitted. The Company adopted ASU No. 2016-02 on January 1, 2022 using the cumulative-effect adjustment transition method, which applies the provisions of the standard at the effective date without adjusting the comparative periods presented. Adoption of this standard resulted in the recognition of operating lease right-of-use assets of $7.1 million and corresponding lease liabilities of $7.1 million on the combined condensed balance sheet as of January 1, 2022. The standard did not materially impact operating results or liquidity.

F-52

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all short-term investment securities purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents include monies held by the Company’s credit card processors. The funds are held by the merchant credit card processors pending satisfaction of their hold requirements and expiration of charge backs/refunds circumstances.

Revenue Recognition

Revenues from product sales, net of promotional discounts, manufacturer coupons and rebates, return allowances, and sales and consumption taxes, are recorded when products are delivered, title passes to customers, and collection is likely to occur. Title is passed to customers at the point of sale for all retail purchases. Return allowances, which reduce revenue, are estimated using historical experience.

Accounts Receivable, Contract Assets and Contract Liabilities

Accounts receivables are claims to consideration which are unconditional, meaning no performance obligations remain for the Company and only the passage of time is necessary before collection. Contract assets are distinguished from accounts receivable as performance obligations remain before claims to consideration become unconditional. Contract liabilities are recorded when customers transfer consideration in advance of delivery of products, which the Company records for all gift cards and loyalty reward programs. When one party to an arrangement performs before the other(s), the Company records an account receivable, contract asset, or contract liability.

The majority of arrangements with customers contain one performance obligation to provide a distinct set of products. Most performance obligations are satisfied simultaneously as the Company exchanges products for customer payment. Exceptions include gift cards and loyalty rewards, for which the Company has a performance obligation to deliver products at a future date. As gift cards are purchased and loyalty points earned, contract liabilities are recorded until the performance obligations are satisfied through delivery of products or breakage based on gift card and loyalty reward program term limits.

Inventories

Inventories are stated at average cost. If the cost of inventories exceeds their net realizable value, adjustments are recorded to write down excess inventory value to net realizable value. The Company’s inventories consist primarily of merchandise available for resale, such as fresh produce, perishable grocery items, and non-perishable consumable goods.

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs and minor renewals are charged to expense; betterments and major renewals are capitalized. Leasehold improvements are amortized over the lesser of the lease terms or the assets’ useful lives. Upon retirement or sale of assets, the cost of the assets disposed of, and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income.

Property, plant and equipment is comprised of the following at September 30, 2022, and estimated useful lives of the related assets are as follows:

		Years
Vehicles	$46,256	5-7
Leasehold improvements	1,988,570	15
Furniture and fixtures	1,732,154	7
Office equipment	50,708	5-7
Machinery and equipment	2,227,571	5-7
Total	6,045,259
Accumulated depreciation	(4,033,117)
	$2,012,142

Depreciation expense amounted to $85,611 and $256,660, respectively for the three and nine-month period ended September 30, 2022

F-53

Advertising Costs

The Company expenses advertising costs as they are incurred. They are presented as a component of store operating expenses. Advertising costs were approximately $36,000 and $133,000, respectively for the three and nine-month period ended September 30, 2022.

Retirement Plan

The Company maintains two 401(k) plans. Under the terms of these plans, the employer may make up to 4% matching contributions. The plans follow the Safe Harbor Cash or Deferred Arrangement (CODA) in which a minimum contribution plan of 4% of salaries must be made by the Company each pay period.

Presentation of Sales Tax

The states of New York and New Jersey impose sales taxes on all of the Company’s sales to nonexempt customers. The Company collects sales taxes from customers and remits the amounts to the states. The Company’s accounting policy is to exclude the tax collected and remitted to the State from revenues and expenses with the exception of excise taxes paid on purchases.

NOTE 4 – CONCENTRATION OF CREDIT AND MARKET RISK

The Company considers all highly liquid instruments with an original maturity of three months or less, when purchased, to be cash and cash equivalents. As of the nine-month period ended September 30, 2022, the Company did not have cash concentrated in any one financial institution which was in excess of Federal Deposit Insurance Corporation (FDIC) coverage of $250,000.

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its receivables and establishes an allowance for doubtful accounts, based on a history of past write-offs, collections, and current credit conditions. Accounts are written off as uncollectible at the time management determines that collections are unlikely. Accounts receivables are uncollateralized.

The Company has a concentration with two of its vendors, UNFI and Albert’s Organics, related to the purchase of inventory. Approximately 41% and 54% of purchases respectively were made with these vendors during the nine months ended September 30, 2022.

Accounts payable consist of balances due to vendors for inventory the Company sells in its stores as well as services rendered to the Company on or before the year-end which have not been paid as of September 30, 2022. At September 30, 2022, vendor Albert’s Organics represented 9% and vendor UNFI represented 25% of accounts payable.

NOTE 5 – LEASES

The Company leased four retail locations in the State of New Jersey (NJ) and four in the State of New York (NY). All the leases are classified as operating leases.

The Company adopted Accounting Standards Codification (“ASC”) 842, “Leases” (“ASC 842”) effective January 1, 2022 using the cumulative-effect adjustment transition method, which applies the provisions of the standard at the effective date without adjusting the comparative periods presented. We elected not to reassess whether any expired or existing contracts are or contain leases, reassess the lease classification for any expired or existing leases, nor reassess initial direct costs for any existing leases.

The standard had an impact on the Company’s combined balance sheets but did not have a material impact on the Company’s combined statements of operations or combined statements of cash flows upon adoption. The most significant impact was the recognition of right-of-use asset of $7.1 million and lease liability of $7.1 million for operating leases as of January 1, 2022.

F-54

Maturity of lease liabilities under our non-cancellable operating leases as of September 30, 2022 were as follows:

Payments due by period	September 30, 2022
2022 (remaining three months)	$432,127
2023	1,774,056
2024	1,232,391
2025	982,606
2026	859,607
Thereafter	1,296,758
Total undiscounted operating lease payments	$6,577,545
Less: Imputed interest	(541,441)
Present value of operating lease liabilities	$6,036,103

The following table summarizes the Company’s operating leases:

Balance Sheet Classification	September 30, 2022
Right of use asset	$6,036,104

Operating lease liability, current	$1,661,788
Operating lease liability, net of current	$4,374,315

The following table provides a summary of other information related to the leases at September 30, 2022:

Other Information	September 30, 2022
Weighted-average remaining lease term for operating leases	5 years
Weighted-average discount rate for operating leases	1.30%

Rent expenses for three and nine months ended September 30, 2022 were approximately $0.5 million and $1.5 million, respectively. It is included in operating expenses in the accompanying condensed combined Statements of operations.

The components of lease expenses for the three and nine months ended September 30, 2022:

	Three Month Ended September 30, 2022	Nine Month Ended September 30, 2022
Operating lease cost	$322,629	$964,753
Variable lease cost	77,633	267,301
Short-term lease cost	89,455	267,496
Total rent expense	$489,717	$1,499,549

The aggregate cash payments under the leasing arrangement were approximately $1.1 million for the nine months ended September 30, 2022, and was included in operating cash flows.

F-55

NOTE 6 – RELATED PARTY TRANSACTIONS

During the three- and nine-months periods ended September 30, 2022, the Company paid approximately $45,000 $179,000, respectively in consulting fees to another company owned by a related party.

NOTE 7 – STOCK/UNITS

The Company has authorized and issued 2,200 shares of common stock. Of these shares, 2,000 are at $.001 par value and 200 at no par. The limited liability companies are single member limited liability companies with no units issued and outstanding.

NOTE 8 – COMMITMENTS

The Company has an agreement with a food distributor that runs from November 24, 2021, to March 11, 2025, where 90% of the products sold at the New York Stores must be purchased from that distributor.

NOTE 9 – DEBT

During 2021, the Company applied for and received a loan from its bank in the amount of $817,927 through the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). In November 2021, the loan, including principal and interest was forgiven and considered repaid in full. The balance has been recorded as forgiveness of paycheck protection program loan for the year ended December 31, 2021.

According to the rules of the SBA, the Company is required to retain PPP loan documentation for six years after the date the loan is forgiven or repaid in full, and permit authorized representatives of the SBA, including representatives of its Office of Inspector General, to access such files upon request.

Should the SBA conduct such a review and reject all or some of the Company’s judgements pertaining to satisfying PPP loan eligibility or forgiveness conditions, the Company may be required to adjust previously reported amounts and disclosures in the financial statements.

The $88,574 note payable as of September 30, 2022, relates to the financing of leasehold improvements at the store in Somers, New York and matures as follows:

2022 (3 remaining months)	$6,983
2023	28,638
2024	29,805
2025	23,148
$88,574

NOTE 10 – INCOME TAXES

S-Corporation

Dean’s Natural Food Market of Shrewsbury, Inc. has elected to be treated as an S Corporation for federal and state income tax purposes.

Green’s Natural Foods, Inc. was treated as an S Corporation until December 30, 2020, when it was purchased and became a Qualified Subsidiary under Hudson Equity Partners, LLC.

No provision has been made for federal income taxes since S Corporations are not taxable entities. Individual partners/shareholders report their share of taxable income or loss in their personal tax returns.

C-Corporation

Dean’s Natural Food Market, Inc. is a C Corporation for federal income tax purposes.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, their respective tax bases, and tax operating loss and credit carry forwards.

F-56

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are subject to valuation allowances if, based on all available evidence, management determines that it is more likely than not that some position or all of the deferred tax assets and liabilities will not be realized.

The financial impact of Dean’s Natural Food Market, Inc. deferred, and current income taxes is not considered material as of the period ended September 30, 2022.

Limited Liability Companies

Dean’s Natural Food Market of Basking Ridge, LLC, Dean’s Natural Food Market of Chester, LLC, and Dean’s Natural Holdings, LLC have elected to be treated as single-member limited liability companies for federal and state income tax purposes with all income tax liabilities and/or benefits of the entities being passed through to its members. As such, there is no recognition of federal or state income taxes for each of these entities. Any uncertain tax position taken by the member is not an uncertain position of the entities.

In accordance with the LLC agreements, the term of the Company is indefinite with termination determined by the Member. The LLC agreements indicate that the Member shall not have any liability for the obligations of the Company, except to the extent expressly mandated by law.

The Company has evaluated any uncertain tax positions and related income tax contingencies and determined uncertain positions, if any, are not material to the financial statements. Penalties and interest assessed by income taxing authorities are included in operating expenses, if incurred. None of the Company’s current returns are under examination.

NOTE 11 – SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10, the Company has analyzed its operations subsequent to September 30, 2022, and through December 19, 2023, the date of this report being issued and has determined that the only material subsequent event is the company sales.

On October 14, 2022, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Healthy Choice Markets IV, LLC (“HCM V”), wholly owned subsidiary of Healthier Choices Management Corp. Pursuant to the Purchase Agreement, the Company sold certain assets and certain liabilities of an organic and natural health food and vitamin chain with eight store locations in New York and northern and central New Jersey (the “Stores”).

The cash purchase price under the Asset Purchase Agreement was $5,142,000, with $3,000,000 seller financing in the form of promissory note. The Company assigned all lease obligations for the Stores to HCM V. The transaction was closed on October 14, 2022.

F-57

HEALTHY CHOICE WELLNESS CORP.

400,000 SHARES OF CLASS A COMMON STOCK

PROSPECTUS

      , 2024

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 29, 2024

PRELIMINARY PROSPECTUS

188,889 Shares of Class A Common Stock

This prospectus relates to the resale of 188,889 shares of Class A common stock, par value $0.001 per share, by the selling stockholders (the “Selling Stockholders”) of Healthy Choice Wellness Corp. issuable upon exercise of outstanding common stock purchase warrants (the “Bridge Warrants”) purchased by the selling stockholders identified in this prospectus (the “Selling Stockholders”), including their pledgees, assignees, donees, transferees or their respective successors-in-interest in a private placement transaction that closed on January 18, 2024 (the “Private Placement”). The shares of Class A common stock issuable upon exercise of the Bridge Warrants are sometimes referred to as the “Bridge Warrant Shares.”

Prior to the initial public offering, there has been no public market for our Class A common stock. We have applied for our Class A common stock to be listed on the NYSE American exchange under the symbol “HCWC” This resale offering is contingent upon approval of the NYSE American exchange or other national securities exchange for the listing of the Class A common stock.

Any Selling Stockholder may sell all or a portion of these shares from time to time in market transactions through any market on which the Common Stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Stockholders will receive all proceeds from such sales of the Bridge Warrant Shares. For additional information on the methods of sale of the Bridge Warrant Shares, you should refer to the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of shares by the Selling Stockholders, other than any proceeds from any cash exercise of Bridge Warrants, if any.

The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders. No sales of the shares covered by this prospectus shall occur until 90 days after the Class A common stock is sold in our initial public offering. The Selling Stockholders have represented to us that they will not offer or sell their shares less than 90 days prior to the closing of the initial public offering.

On _____, 2024, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to our initial public offering (the “Offering”) of Class A common stock was declared effective by the Securities and Exchange Commission (the “SEC”). We received approximately $_______million in net proceeds from the offering (assuming no exercise of the underwriters’ over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the offering.

Investing in our common stock involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 4 of the primary offering prospectus contained in the registration statement of which this prospectus forms a part, to read about factors you should consider before buying our common stock.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2024

TABLE OF CONTENTS

Page
SUMMARY OF THE BUSINESS	Alt-1
THE OFFERING	Alt-2
USE OF PROCEEDS	Alt-3
SELLING STOCKHOLDERS	Alt-3
PLAN OF DISTRIBUTION	Alt-5
LEGAL EXPERTS	Alt-5

i

SUMMARY OF THE BUSINESS

Healthy Choice Wellness Corp. is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives.

Through its wholly owned subsidiaries, the Company operates:

●	Ada’s Natural Market, a natural and organic grocery store offering fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.Adasmarket.com).

●	Paradise Health & Nutrition’s three stores that likewise offer fresh produce, bulk foods, vitamins, and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items (www.ParadiseHealthDirect.com).

●	Mother Earth’s Storehouse, a two-store organic and health food and vitamin store in New York’s Hudson Valley, which has been in existence for over 40 years (www.MotherEarthStorehouse.com).

●	Greens Natural Foods’ eight stores in New York and New Jersey, offering a selection of 100% organic produce and all-natural, non-GMO groceries and bulk foods; a wide selection of local products; an organic juice and smoothie bar; a fresh foods department, which offers fresh and healthy “grab & go” foods; a full selection of vitamins & supplements; as well as health and beauty products. (www.Greensnaturalfoods.com).

●	Ellwood Thompson’s, an organic and natural health food and vitamin store located in Richmond, Virginia. (www.ellwoodthompsons.com).

●	GreenAcres Market, an organic and natural health food and vitamin chain with five store locations in Kansas and Oklahoma. GreenAcres Market is a chain of premier natural foods stores, offering organic and all natural products and vitamins from both top national brands as well as locally sourced specialty brands (www.greenacres.com).

Through its wholly owned subsidiary, Healthy Choice Wellness, LLC, the Company operates a Healthy Choice Wellness Center in Kingston, NY and has a licensing agreement for a Healthy Choice Wellness Center located at the Casbah Spa and Salon in Fort Lauderdale, FL. The Company continues to seek out locations for new Healthy Choice Wellness Centers but there are not currently any agreements in place for the opening of any new locations.

Through its wholly owned subsidiary, Healthy U Wholesale, the Company sells vitamins and supplements, as well as health, beauty and personal care products on its website www.TheVitaminStore.com.

Financing and Existing Indebtedness

We have entered into certain financing arrangements prior to the separation. Upon completion of the separation, we expect to have approximately $13.8 million in outstanding indebtedness. Of this indebtedness, approximately $2,003,000 of outstanding indebtedness was issued in connection with the Green’s Natural Foods transaction, $640,000 of indebtedness was issued in connection with the Ellwood Thompson’s transaction, $1,825,000 of indebtedness was issued in connection with the GreenAcres Markets transaction and $1,808,000 of indebtedness was from the promissory notes issued to the institutional investors. In the Green’s Natural Foods transaction, a subsidiary of the Company issued a secured promissory note (the “Greens Note”) in the principal amount of $3 million as a portion of the purchase price. The Greens Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Greens’ business. The Greens Note will be guaranteed by the Company. In the Ellwood Thompson’s transaction, a subsidiary of the Company issued a secured promissory note (the “Ellwood Note”) in the principal amount of $750,000 as a portion of the purchase price. The Ellwood Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the Ellwood Thompson’s business. In the GreenAcres Markets transaction, a subsidiary of the Company issued a secured promissory note (the “GreenAcres Note”) in the principal amount of $1,825,000 million as a portion of the purchase price. The GreenAcres Note has a five-year term, an interest rate of 6.0% per annum and is secured by the assets of the GreenAcres Markets’ business.

The Company entered into Securities Purchase Agreement on January 18, 2024 with institutional investors (the “Bridge Financing”) whereby the Company issued a total of approximately $1.9 million in unsecured promissory notes (the “Notes”). The Notes were issued at a 10% original issue discount and accrue interest at a rate of 10% per annum. All principal and accrued interest on the Notes shall be due and payable upon the earlier of (1) the closing of the Company’s initial registration of the Class A common stock (the “IPO”), (2) the one-year anniversary of issuance or (3) the time at which the balance is due and payable upon an event of default.

In connection with the Bridge Financing, in addition to the Notes, HCWC issued common stock purchase warrant (the “Bridge Warrant” and together with the Notes, the “Securities”) to purchase 188,889 shares of HCWC’s Class A common stock (the “Bridge Warrant Shares”). The Bridge Warrants have an exercise price of $0.01 per share and may be exercised at any time on or after HCWC’s registration statement on Form S-1 for the IPO is declared effective by the United State Securities and Exchange Commission. The issuance of the Notes and the Bridge Warrants are exempt from registration pursuant to the provisions Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D, as promulgated by the Commission, on the basis that the Issuer and HCWC had a pre-existing relationship with the investor and there was no public offering. The Bridge Warrants may not be offered or sold absent their registration for resale or the availability of an exemption therefrom. HCWC expects to use the proceeds from the sale of the Securities for general working capital purposes.

The Company entered into a revolving line of credit (the “Facility”) with Hal Mintz (“Mintz”) on May 16, 2024 pursuant to which the Company may borrow up to $5.0 million to be used for general working capital purposes. The term of the facility is through August 31, 2025 (the “Maturity Date”) and the interest rate is 12% per annum. All principal and accrued interest will be due on the Maturity Date. Amounts borrowed under the Facility may be prepaid at any time. Mintz is the manager of Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd., a Selling Stockholder.

On July 18, 2024 (the “Loan Effective Date”), entered into a loan and security agreement with a private lender for a $7,500,000 loan (the “Acquisition Loan”). A portion of the Acquisition Loan proceed were used to acquire GreenAcres Markets. The loan is guaranteed by all of the subsidiaries of the Company (the “Guarantors”) and secured by all of the assets of the Company and the Guarantors. The Acquisition Loan has a term of three years and interest accrues at a rate of 12% on amounts borrowed. The Acquisition Loan maybe prepaid at any time at a premium in the amount of ten percent (10%) of the principal amount of the Acquisition Loan outstanding prior to such prepayment. Payments on the Acquisition Loan are required to be made as follows: $1,125,000 on first anniversary of the Loan Effective Date, $1,875,000 on the second anniversary of the Loan Effective Date, and the remaining outstanding principal balance of principal and accrued interest on the third anniversary of the Loan Effective Date.

HCMC has secured binding commitments of $13.25 million in equity financing for HCWC from investors, including $10.5 million in such commitments from the Selling Stockholders (the “Series A Preferred Obligation”). Pursuant to the Securities Purchase Agreement for the HCMC Series E Stock (“HCMC Series E SPA”), the purchasers of HCMC Series E Stock will also be required to purchase Series A Preferred Stock of HCWC in the same subscription amounts that the Purchasers paid for the HCMC Series E Stock (regardless of whether or not such HCMC Series E Stock has been converted into HCMC common stock).

The purchase price is $1,000 per share of Series A Preferred Stock. The initial conversion price for the Series A Preferred Stock will be the volume weighted average price measured using the 3 trading days preceding the purchase of the Series A Preferred Stock. On the 40th calendar day (the “Reset Date”) after the sale of the Series A Preferred Stock, the conversion price will be reset in the event the closing price of the Class A common stock on such date is less than the initial conversion price of the Series A Preferred Stock. The reset conversion price is equal to the lower of (i) 90% of the average of volume weighted average price (the “VWAP”) measured using the 3 trading days preceding the Reset Date and (ii) if the registration statement (registering the shares issuable upon conversion of the Series A Preferred Stock) is declared effective by the SEC after the Reset Date, 90% of the average of the VWAP during 3 trading days immediately following the date such registration statement is declared effective by the Commission; provided, however, in no instance will the conversion price be reset below 30% of the initial conversion price. The holders of the HCWC Series A Preferred Stock shall have voting rights on as converted basis. HCWC will register for resale of our Class A common stock issuable upon conversion of the HCWC Series A Preferred Stock. The Series A Preferred Stock will not be convertible until the expiration of the Lock-Up Period. The proceeds from the sale of the Series A Preferred Stock will be used for general corporate purposes and potential acquisitions. The HCMC Series E Preferred Stock does not give the holders any rights with respect to HCWC other than to participate in the Distribution if the shares of HCMC Series E Preferred Stock are converted into HCMC common stock.

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THE OFFERING

Class A common stock offered(1)	188,889 shares of Class A common stock

Shares of Class A common stock outstanding before this offering(2)	2,750,000 shares of Class A common stock

Shares of common stock outstanding after this offering(2)	9,988,889 shares of common stock, which includes 2,750,000 shares Class A common stock and 7,050,000 shares Class B common stock

Use of proceeds	We will not receive any proceeds from the sale of Class A common stock held by the Selling Stockholders being registered in this prospectus, other than any proceeds from any cash exercise of Warrants, if any.

Proposed trading symbol	HCWC

(1)	Shares issuable upon exercise of all of the Bridge Warrants.
(2)	Excludes 60,000 overallotment shares of Class A common stock reserved for the underwriters in the Offering; includes 400,000 shares of Class A common stock issued in the Offering and assumes exercise of all of the Bridge Warrants.

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USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of Class A common stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Class A common stock that may be sold from time to time pursuant to this prospectus; however, we will receive proceeds from any cash exercise of the Bridge Warrants. If all of the Bridge Warrants are exercised for cash, we will receive approximately $1,889 in gross proceeds.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the Bridge Warrant Shares registered hereby, which may be resold by the Selling Stockholders pursuant to this prospectus. Other than registration expenses, such as SEC fees and legal and accounting expenses, which we will bear, the Selling Stockholder will bear any underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of the Bridge Warrant Shares.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 188,889 shares of our Class A common stock issuable upon exercise of the Bridge Warrants by the Selling Stockholders and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer.

The Company entered into Securities Purchase Agreement on January 18, 2024 with the Selling Stockholders (the “Bridge Financing”) whereby the Company issued a total of approximately $1.9 million in unsecured promissory notes (the “Notes”). The Notes were issued at a 10% original issue discount and accrue interest at a rate of 10% per annum. All principal and accrued interest on the Notes shall be due and payable upon the earlier of (1) the closing of the Company’s initial registration of the Class A common stock (the “IPO”), (2) the one-year anniversary of issuance or (3) the time at which the balance is due and payable upon an event of default. In connection with the Bridge Financing, in addition to the Notes, on April 8, 2024, HCWC issued Bridge Warrants that entitle the holders thereof to purchase an aggregate of 188,889 shares of HCWC’s Class A common stock (the “Bridge Warrant Shares”) at an exercise price of $0.01 per share, at any time on or after HCWC’s registration statement on Form S-1 for the IPO is declared effective by the United State Securities and Exchange Commission. The issuance of the Notes and the Bridge Warrants are exempt from registration pursuant to the provisions Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D, as promulgated by the Commission, on the basis that the Issuer and HCWC had a pre-existing relationship with the investors and there was no public offering. The Bridge Warrants may not be offered or sold absent their registration for resale or the availability of an exemption therefrom. We are registering the Bridge Warrant Shares included in this prospectus pursuant to the provisions of the Securities Purchase Agreement in order to permit the Selling Stockholders to offer the Bridge Warrant Shares for resale from time to time.

The table below sets forth information as of the date of this prospectus, to our knowledge, the Selling Stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, as of the date of this prospectus. The third column lists the maximum number of Bridge Warrant Shares that may be sold or otherwise disposed of by the Selling Stockholders pursuant to the registration statement of which this prospectus forms a part. The fourth and fifth columns list the number and percentage of shares of common stock beneficially owned by the Selling Stockholders assuming the sale by the Selling Stockholders of all Bridge Warrant Shares covered by this prospectus. The Selling Stockholders may sell or otherwise dispose of some, all or none of their Bridge Warrant Shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our common stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our common stock which the stockholder has the right to acquire within 60 days.

The Company entered into a revolving line of credit (the “Facility”) with Hal Mintz (“Mintz”) on May 16, 2024 pursuant to which the Company may borrow up to $5.0 million. The term of the Facility is through August 31, 2025 (the “Maturity Date”) and the interest rate is 12% per annum. Mintz is the manager of Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd., a Selling Stockholder.

Except for the Series A Preferred Obligation, the Acquisition Loan and the Facility, to our knowledge, none of the Selling Stockholders have had any material relationship with us within the past three years. Our knowledge is based on information provided by the Selling Stockholders in registration statement questionnaires.

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All of the shares of Class A common stock being sold pursuant to this prospectus will be subject to a 90-day lock-up from the date of this prospectus.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the Selling Stockholders. After the date of effectiveness of the registration statement of which this prospectus forms a part, the Selling Stockholders may have sold or transferred, in transactions covered by this prospectus, some or all of their common stock.

Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name	Shares of Class A Common Stock Beneficially Owned Prior to the Offering of Shares for Resale(1)	Maximum Number of Number Of Class A Common Stock to be Offered for Resale Pursuant to this Prospectus	Shares of Class A Common Stock Beneficially Owned After the Offering of Number for Resale	Percentage of Outstanding Class A Common Stock Beneficially Owned after the Offering
Sabby Volatility Warrant Master Fund, Ltd. (2)	133,333	133,333	0	*
Anson Investments Master Fund LP (3)	55,555	55,555	0	*

(1)	Assumes an offering price of $10 in the IPO.

(2)	133,333 shares of Class A common stock are issuable upon exercise of the Bridge Warrants. Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd., and Hal Mintz, manager of Sabby Management, LLC, may be deemed to share voting and dispositive power with respect to these securities. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The principal business address of Sabby Management. LLC Address: 115 Hidden Hills Dr Spicewood, TX, 78669-1472.

(3)	55,555 shares of Class A common stock are issuable upon exercise of the Bridge Warrants. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby through the NYSE American exchange or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Cozen O’Connor, Miami, Florida.

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HEALTHY CHOICE WELLNESS CORP.

188,889 SHARES OF CLASS A COMMON STOCK

PROSPECTUS

     , 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with the offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below.

SEC registration fee	$957
Underwriter fees and expenses	*
FINRA Filing Fee	*
Information agent fees and expenses	*
Printing and postage expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total

* To be completed by amendment

Item 14. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Registrant’s Bylaws (the “Bylaws”) provide that Registrant shall indemnify its directors and officers if such officer or director acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of Registrant, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence and requires Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise.

In addition, Registrant’s Certificate of Incorporation (the “Certificate of Incorporation”) provides that, pursuant to Delaware law, none of its directors shall be liable for monetary damages for breach of his or her fiduciary duty of care to Registrant and its stockholders to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended from time to time. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are in wilful or negligent violation of applicable Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that Registrant shall indemnify its directors and officers to the fullest extent permitted by law and requires Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

Registrant has obtained liability insurance policies for the officers and directors that, subject to certain limitations, terms and conditions, will insure them against losses arising from wrongful acts (as defined by the policy) in their capacity as directors or officers.

In addition, Registrant has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify Registrant’s directors and certain of its officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Registrant, on account of services as a director or officer of Registrant or as a director or officer of any subsidiary of Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of Registrant.

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Item 15. Recent Sales of Unregistered Securities.

The Company entered into Securities Purchase Agreement on January 18, 2024 with institutional investors (the “Bridge Financing”) whereby the Company issued a total of approximately $1.9 million in unsecured promissory notes (the “Notes”). The Notes were issued at a 10% original issue discount and accrue interest at a rate of 10% per annum. All principal and accrued interest on the Notes shall be due and payable upon the earlier of (1) the closing of the Company’s initial registration of the Class A common stock (the “IPO”), (2) the one-year anniversary of issuance or (3) the time at which the balance is due and payable upon an event of default. In connection with the Bridge Financing, in addition to the Notes, HCWC issued warrants (the “Bridge Warrant” and together with the Notes, the “Securities”) that entitle the holders thereof to purchase 188,889 shares of HCWC’s Class A common stock (the “Bridge Warrant Shares”) at a an exercise price of $0.01 per share, at any time on or after HCWC’s registration statement on Form S-1 for the IPO is declared effective by the United State Securities and Exchange Commission. HCWC has agreed to register all of the Bridge Warrant Shares in connection with the IPO. The issuance of the Notes and the Bridge Warrants are exempt from registration pursuant to the provisions Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D, as promulgated by the Commission, on the basis that the Issuer and HCWC had a pre-existing relationship with the investor and there was no public offering. The Bridge Warrants and the Bridge Warrant Shares may not be offered or sold absent their registration for resale or the availability of an exemption therefrom. HCWC expects to use the proceeds from the sale of the Securities for general working capital purposes.

Item 16. Exhibits and Consolidated Financial Statement Schedules.

(a)	Exhibits

Exhibit		Incorporated by Reference				Filed or Furnished
No.	Exhibit Description	Form	File No.	Date	Number	Herewith
1.1	Form of Underwriting Agreement					X
3.1	Second Amended and Restated Certificate of Incorporation	S-1/A	333-274435	2/13/24	3.1
3.2	Bylaws	S-1	333-274435	9/8/2023	3.2
3.3	Certificate of Designation of Preferences, Rights And Limitations of Series A Convertible Preferred Stock	S-1/A	333-274435	12/21/2023	3.3
5.1*	Opinion of Cozen O’Connor P.C.
8.1*	Tax Opinion of Cozen O’Connor
10.1+	Healthy Choice Wellness Corp. Equity Incentive Plan					X
10.2	Form of Tax Matters Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.	S-1/A	333-274435	12/21/2023	10.2
10.3	Form of Employee Matters Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.	S-1/A	333-274435	12/21/2023	10.3
10.4+	Healthy Choice Wellness Corp. Form of Restricted Stock Award Agreement					X
10.6+	Form of Director Indemnification Agreement	S-1/A	333-274435	6/26/2024	10.6
10.8	Form of Transition Services Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.	S-1/A	333-274435	12/21/2023	10.8
10.9	Form of Separation and Distribution Agreement between Healthier Choices Management Corp. and Healthy Choice Wellness Corp.	S-1/A	333-274435	2/13/24	10.9
10.10	Securities Purchase Agreement, dated as of January 18, 2024, by and between Healthy Choice Wellness Corp. and the purchasers named therein	S-1/A	333-274435	2/13/24	10.10
10.11	Form of Promissory Note, dated January 18, 2024	S-1/A	333-274435	2/13/24	10.11
10.13	Customer Distribution Agreement, dated August 30, 2022 between United Natural Foods, Inc. and Healthy Choice Markets, Inc.	S-1/A	333-274435	5/24/24	10.13
10.14	First Amendment to Customer Distribution Agreement, dated September 1, 2023, by and between Healthier Choices Management Corp., Healthy Choice Markets, Inc., Healthy Choice Markets 2, LLC, Healthy Choice Markets 3, LLC, and Healthy Choice Markets IV, LLC and United Natural Foods, Inc.	S-1/A	333-274435	5/24/24	10.14
10.15	Form of Common Stock Purchase Warrant, dated April 8, 2024	S-1/A	333-274435	5/24/24	10.15
10.16	First Amendment to Securities Purchase Agreement, dated as of April 8, 2024, by and between Healthy Choice Wellness Corp. and the purchasers named therein	S-1/A	333-274435	5/24/24	10.16
10.17	Securities Purchase Agreement, dated as of August 18, 2022, by and between Healthier Choices Management Corp. and the purchasers named therein and all amendments thereto	S-1/A	333-274435	5/24/24	10.17
10.18	Commitment Letter, dated May 16, 2024, by and between Hal Mintz and Healthy Choice Wellness Corp.	S-1/A	333-274435	5/24/24	10.18	S-1/A
10.19	Amendment to Commitment Letter, dated August 17, 2024, by and between Hal Mintz and Healthy Choice Wellness Corp.					X
10.20	Loan and Security Agreement, dated as of July 18, 2024, by and among Healthy Choice Wellness Corp., a Delaware corporation, the guarantors named therein and Hal Mintz (the “Agent”) (the exhibits and schedules to Exhibit 10.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted exhibits and schedules).					X
10.21	Promissory Note, dated July 24, 2024 issued by Healthy Choice Markets VI, LLC to GreenAcres Markets of Oklahoma, LLC					X
21.1	List of Subsidiaries of Registrant					X
23.1	Consent of Marcum LLP					X
23.4*	Consent of Cozen O’Connor P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page of this Registration Statement)	S-1	333-274435	9/8/2023	24.1
107	Filing Fee Tables	S-1/A	333-274435	5/24/2024	107

*To be filed by amendment

+ Indicates management contract or compensatory plan.

(b) Consolidated Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)	The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hollywood, State of Florida, on August 29, 2024.

Healthy Choice Wellness Corp.

By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jeffrey E. Holman	Chairman, Chief Executive Officer and Director
Jeffrey E. Holman	(Principal Executive Officer)	August 29, 2024

/s/ John Ollet	Chief Financial Officer and Director (Principal
John Ollet	Financial Officer and Principal Accounting Officer)	August 29, 2024

*
Ben Myers	Director	August 29, 2024

*
Gary Bodzin	Director	August 29, 2024

/s/ Michael Lerman
Michael Lerman	Director	August 29, 2024

*By:	/s/ Jeffrey E. Holman	August 29, 2024
Jeffrey E. Holman
Attorney-In-Fact

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